Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED SUPERPRIORITY

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

Originally Dated as of June 9, 2013

and Amended and Restated as of July 12, 2013

by and among

EXIDE TECHNOLOGIES,

a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code,

as US Borrower,

EXIDE GLOBAL HOLDING NETHERLANDS C.V.,

as Foreign Borrower,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

as Agent

J.P. MORGAN SECURITIES LLC,

as Sole Bookrunner and Sole Lead Arranger

UBS SECURITIES LLC,

as Documentation Agent

TABLE OF CONTENTS

1.	DEFINITIONS AND CONSTRUCTION		1
	1.1	Definitions	1
	1.2	Accounting Terms	1
	1.3	Code	2
	1.4	Construction	2
	1.5	Schedules and Exhibits	3
	1.6	Exchange Rates; Currency Equivalents; Applicable Currency	3

2.	LOANS AND TERMS OF PAYMENT		4
	2.1	Revolver Advances	4
	2.2	Term Advances	6
	2.3	Borrowing and Withdrawal Procedures and Settlements	7
	2.4	Payments; Reductions of Commitments; Prepayments	14
	2.5	Repayment	22
	2.6	Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations	22
	2.7	Crediting Payments	24
	2.8	Designated Account	24
	2.9	Maintenance of Loan Accounts; Statements of Obligations	24
	2.10	Fees	25
	2.11	Letters of Credit	26
	2.12	LIBOR Option	32
	2.13	Capital Requirements; Exchange Indemnification; Regulatory Limitation	35
	2.14	Swing Line	37
	2.15	Collection of Accounts; Cash Dominion	38
	2.16	Circumstances Affecting Euro Availability	43
	2.17	[Reserved]	43
	2.18	Priority and Liens Applicable to the Company	43
	2.19	Payment of Obligations	44
	2.20	No Discharge; Survival of Claims	44
	2.21	Additional Term Advance Option	44

3.	CONDITIONS; TERM OF AGREEMENT		46
	3.1	Conditions Precedent	46
	3.2	Conditions Precedent to all Extensions of Credit	47
	3.3	Maturity	48
	3.4	Effect of Maturity	48
	3.5	Early Termination by Borrowers	48
	3.6	Conditions Subsequent	48
	3.7	Conditions to each Withdrawal Date	48
	3.8	Effect of this Agreement	49

4.	REPRESENTATIONS AND WARRANTIES		50
	4.1	Due Organization and Qualification; Subsidiaries	50
	4.2	Due Authorization; No Conflict	51
	4.3	Governmental Consents	52
	4.4	Binding Obligations; Perfected Liens	52
	4.5	Title to Assets; No Encumbrances	53

	4.6	Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims	53
	4.7	Litigation	53
	4.8	Compliance with Laws	54
	4.9	Historical Financial Statements	54
	4.10	Corporate Benefit	54
	4.11	Employee Benefits	54
	4.12	Environmental Condition	56
	4.13	Intellectual Property	57
	4.14	Leases	57
	4.15	Deposit Accounts and Securities Accounts	57
	4.16	Complete Disclosure	57
	4.17	Material Contracts	58
	4.18	Patriot Act	58
	4.19	Indebtedness	58
	4.20	Payment of Taxes	58
	4.21	Margin Stock	59
	4.22	Governmental Regulation	59
	4.23	OFAC	59
	4.24	Employee and Labor Matters	59
	4.25	Eligible Accounts	60
	4.26	Eligible Inventory	60
	4.27	Locations of Inventory and Equipment	60
	4.28	Inventory Records	61
	4.29	Trust	61
	4.30	Financing Orders	61
	4.31	No Material Adverse Change	61
	4.32	Centre of Main Interest	61
	4.33	Solvency	61

5.	AFFIRMATIVE COVENANTS		61
	5.1	Financial Statements, Reports, Certificates	62
	5.2	Collateral Reporting, Etc.	62
	5.3	Existence	63
	5.4	Maintenance of Properties	63
	5.5	Taxes	63
	5.6	Insurance	64
	5.7	Inspections; Audits	64
	5.8	Compliance with Laws	65
	5.9	ERISA; Foreign Pension Plans	65
	5.10	Environmental	68
	5.11	Post-Closing Matters	69
	5.12	Formation of Subsidiaries; Mortgages	69
	5.13	Further Assurances	70
	5.14	Lender Meetings	71
	5.15	Cash Management	71
	5.16	Location of Inventory and Equipment	71

	5.17	Foreign Borrower Holding Company	71
	5.18	Unrestricted Subsidiaries	72
	5.19	Advisory Firm	72
	5.20	Final Financing Order	72
	5.21	Carve Out Account	72
	5.22	Financial Assistance	72
	5.23	Certain Foreign Receivables	73
	5.24	Proceedings	73
	5.25	Certain Bankruptcy Matters	73
	5.26	Assumption and Rejection of Contracts and Leases	73

6.	NEGATIVE COVENANTS		73
	6.1	Indebtedness	73
	6.2	Liens	74
	6.3	Restrictions on Fundamental Changes	74
	6.4	Disposal of Assets	75
	6.5	Change Name	75
	6.6	Nature of Business	75
	6.7	Debt Payments and Amendments	75
	6.8	Change of Control	76
	6.9	Restricted Payments	76
	6.10	Accounting Methods	76
	6.11	Investments; Controlled Investments	76
	6.12	Transactions with Affiliates	77
	6.13	Use of Proceeds	78
	6.14	Limitation on Issuance of Stock	78
	6.15	Restrictions Affecting Subsidiaries	78
	6.16	Agent’s Exercise of Rights and Remedies	79
	6.17	Additional Bankruptcy Matters	79

7.	FINANCIAL COVENANTS		80
	7.1	Minimum Liquidity	80
	7.2	Maximum Capital Expenditures	80
	7.3	Cumulative Total Adjusted Operating Cash Flow	80
	7.4	Minimum Cumulative EBITDA	81
	7.5	Minimum Twelve-Month Trailing EBITDA	81

8.	EVENTS OF DEFAULT		81
	8.1	Payment Default	81
	8.2	Covenant Default	81
	8.3	Judgments	82
	8.4	Voluntary Bankruptcy Proceeding	82
	8.5	Involuntary Bankruptcy Proceeding	83
	8.6	Restriction on Business	83
	8.7	Cross Default	83
	8.8	Misrepresentation	83
	8.9	ERISA; Foreign Pension Plans	84
	8.10	Failure of Guaranty	85
	8.11	Failure of other Loan Documents	85

	8.12	Invalidity of Loan Documents	85
	8.13	Section 364 Financing	85
	8.14	Government Seizure	85
	8.15	Other Superpriority Claims and Liens	86
	8.16	Dismissal or Conversion of Case	86
	8.17	Automatic Stay	86
	8.18	Modification to Financing Orders, Etc.	86
	8.19	Prepetition Payments	86
	8.20	Compliance with Orders	87
	8.21	Sale of Assets; Etc.	87
	8.22	Reorganization Plan	87
	8.23	Dissolution of the Company	87
	8.24	Case Administration Procedures	87
	8.25	Actions Contrary to the Agreement	87
	8.26	Challenges	87
	8.27	Grant of Adequate Protection	88
	8.28	Declared Company	88
	8.29	Adequate Protection	88
	8.30	Change of Venue	88

9.	RIGHTS AND REMEDIES		88
	9.1	Rights and Remedies	88
	9.2	Remedies Cumulative	89

10.	WAIVERS; INDEMNIFICATION		89
	10.1	Demand; Protest; etc.	89
	10.2	The Lender Group’s Liability for Collateral	89
	10.3	Indemnification	90

11.	NOTICES		91

12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER		94

13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS		96
	13.1	Assignments and Participations	96
	13.2	Successors	100

14.	AMENDMENTS; WAIVERS.		101
	14.1	Amendments and Waivers	101
	14.2	Replacement of Certain Lenders	104
	14.3	No Waivers; Cumulative Remedies	105

15.	AGENT; THE LENDER GROUP		105
	15.1	Appointment and Authorization of Agent; Etc.	105
	15.2	Delegation of Duties	110
	15.3	Liability of Agent	110
	15.4	Reliance by Agent	111
	15.5	Notice of Default or Event of Default	111
	15.6	Credit Decision	111
	15.7	Costs and Expenses; Indemnification	112
	15.8	Agent in Individual Capacity	113
	15.9	Successor Agent	113
	15.10	Lender in Individual Capacity	114

iv

	15.11	Collateral Matters	114
	15.12	Restrictions on Actions by Lenders; Sharing of Payments	116
	15.13	Agency for Perfection	116
	15.14	Payments by Agent to Lenders	117
	15.15	Concerning the Collateral and Related Loan Documents	117
	15.16	Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information	117
	15.17	Several Obligations; No Liability	118
	15.18	Reserved	118
	15.19	Dutch Parallel Debt Provision	118
	15.20	German Parallel Debt Provision	119
	15.21	Polish Parallel Debt Provision	121

16.	WITHHOLDING TAXES		122

17.	GENERAL PROVISIONS		126
	17.1	Effectiveness	126
	17.2	Section Headings	126
	17.3	Interpretation	126
	17.4	Severability of Provisions	126
	17.5	Bank Product Providers	126
	17.6	Debtor-Creditor Relationship	127
	17.7	Counterparts; Electronic Execution	127
	17.8	Revival and Reinstatement of Obligations	127
	17.9	Confidentiality	128
	17.10	Lender Group Expenses and Required Term Lenders’ Advisors’ Expenses	129
	17.11	Survival	129
	17.12	Patriot Act	129
	17.13	Canadian Anti-Money Laundering & Anti-Terrorism Compliance	129
	17.14	Integration	130
	17.15	The Company as Agent for Borrowers	130
	17.16	Judgment Currency	131
	17.17	Conflicts with other Loan Documents or Financing Orders	131
	17.18	Special Provisions Regarding Pledges of Stock and Promissory Notes in Non-Qualified Jurisdictions	131
	17.19	Guaranty Limitations	132

v

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of Borrowing Base Certificate
Exhibit B-2	Form of Bank Product Provider Letter Agreement
Exhibit C-1	Form of Compliance Certificate
Exhibit F-1	Form of Cash Budget
Exhibit J-1	Form of US Joinder Agreement
Exhibit J-2	Form of Foreign Joinder Agreement
Exhibit I-1	Form of Interim Financing Order
Exhibit L-1	Form of LIBOR Notice
Exhibit V-1	Form of Variance Report
Exhibit W-1	Form of Withdrawal Notice
Exhibit W-2	Milestones
Exhibit X	Form of Term Advance Proceeds Withdrawal Request
Schedule A-1	Agent’s Applicable Account
Schedule A-2	Authorized Persons
Schedule C-1	Revolver Commitments
Schedule C-2	Term Commitments
Schedule D-1	Designated Accounts
Schedule E-1	Eligible Inventory Locations
Schedule F-1	Term Advance Proceeds Account
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule P-3	Permitted Bank Guarantees and Letters of Credit
Schedule R-1	Real Property Collateral
Schedule S-1	Foreign Guarantors as of Closing Date
Schedule U	Tax Abatement Transactions
Schedule 1.1	Definitions
Schedule 3.1(a)	Conditions Precedent to Closing Date
Schedule 3.1(c)	Conditions Precedent to Delayed Draw Term Advance
Schedule 3.1A	Foreign Security Documents Delivered on the Closing Date
Schedule 3.1B	Foreign Security Documents Delivered Post the Closing
Schedule 3.7	Conditions Subsequent
Schedule 4.1(b)	Capitalization of Borrowers
Schedule 4.1(c)	Capitalization of Borrowers’ Subsidiaries
Schedule 4.6(a)	States of Organization
Schedule 4.6(b)	Chief Executive Offices
Schedule 4.6(c)	Organizational Identification Numbers
Schedule 4.6(d)	Commercial Tort Claims
Schedule 4.7	Litigation
Schedule 4.11	ERISA
Schedule 4.12	Environmental Matters
Schedule 4.13	Intellectual Property
Schedule 4.15	Deposit Accounts and Securities Accounts
Schedule 4.19	Permitted Indebtedness

Schedule 4.20	Taxes
Schedule 4.27	Locations of Inventory and Equipment
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 5.11	Post-Closing Matters
Schedule 6.13	Indebtedness to be Prepaid

AMENDED AND RESTATED SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT

THIS AMENDED AND RESTATED SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this “Agreement”), is entered into as of July 12, 2013, by and among the several banks and other financial institutions or entities from time to time party to this Agreement as lenders (each of such lenders, together with their respective successors and permitted assigns, are referred to hereinafter as a “Lender”, as that term is hereinafter further defined), JPMORGAN CHASE BANK, N.A., a national banking association, as agent for Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), EXIDE TECHNOLOGIES, a Delaware corporation, a debtor and a debtor-in-possession in a case under Chapter 11 of the Bankruptcy Code (the “Company” or the “US Borrower”), and EXIDE GLOBAL HOLDING NETHERLANDS C.V., a limited partnership organized under the laws of the Netherlands (the “Foreign Borrower” and, together with the US Borrower, the “Borrowers”).

RECITALS:

WHEREAS, capitalized terms used in the preamble hereto and in these Recitals shall have the respective meanings set forth for such terms in Schedule 1.1;

WHEREAS, the Company filed a voluntary petition with the Bankruptcy Court initiating its case under Chapter 11 of the Bankruptcy Code on June 10, 2013 (the “Petition Date”) and continue in the possession of its assets and in the management of its businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Company and the Foreign Borrower entered into that certain Superpriority Debtor-in-Possession Credit Agreement, dated as of June 9, 2013, among the Company, the Foreign Borrower, the lenders, swingline lenders and letter of credit issuers party thereto, and JPMorgan Chase Bank, N.A., as Agent (the “Existing DIP Credit Agreement”);

WHEREAS, upon satisfaction of the conditions set forth herein, the provisions of the Existing DIP Credit Agreement are being amended and restated in the form of this Agreement to the extent set forth herein, effective as of the ARCA Effective Date;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that (i) if any Borrower notifies Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies any Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and such Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of Lenders and such Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the Closing Date and, until any such amendments have been agreed upon, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred, (ii) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a pro forma basis, and (iii) for purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 5, 6 and 7, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by Agent or, in the event no such service is selected, on such other basis as is reasonably satisfactory to Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by Agent or, in the event no such service is selected, on such other basis as is reasonably satisfactory to Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof. When used herein, the term “financial statements” shall include the notes and schedules thereto.

1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash or immediately available funds (or, (a) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, and (b) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization) of all of the Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent expense and indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record. Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time. Any references in this Agreement to “Articles” and/or “Sections” which make reference to any particular piece of legislation or statute, including without limitation, Bankruptcy Code, ERISA, IRC and/or the Code shall for greater certainty mean the equivalent section in the applicable piece of legislation to the extent that the context implies reference to such other similar or equivalent legislation as is in effect from time to time in any other applicable jurisdiction, as applicable. Furthermore, where any such reference is meant to apply to such other similar or equivalent legislation where such other similar or equivalent legislation has parallel or like concepts, then such references shall import such parallel or like concepts from such other similar or equivalent legislation, as applicable. Any reference in any of the Loan Documents to a Permitted Lien is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as an agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Lien.

1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

1.6 Exchange Rates; Currency Equivalents; Applicable Currency.

(a) For purposes of this Agreement and the other Loan Documents, references to the applicable outstanding amount of Advances, Swingline Loans Letters of Credit, Revolver Usage or Letter of Credit Usage shall be deemed to refer to the Dollar Equivalent thereof.

(b) For purposes of this Agreement and the other Loan Documents, the Dollar Equivalent of any Revolver Advances, Letters of Credit, other Obligations and other references to amounts denominated in Euros shall be determined in accordance with the terms of this Agreement in respect of the most recent Revaluation Date. Such Dollar Equivalent shall become effective as of such Revaluation Date for such Advances, Letters of Credit and other Obligations and shall be the Dollar Equivalent employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur for such Advances, Letters of Credit and other Obligations. Except as otherwise expressly provided herein, the applicable amount of any currency for purposes of the Loan Documents (including for purposes of financial statements and all calculations in connection with financial covenants and the Borrowing Base) shall be the Dollar Equivalent thereof.

(c) Wherever in this Agreement and the other Loan Documents in connection with a borrowing, conversion, continuation or prepayment of an Advance or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Advance or Letter of Credit is denominated in Euros, such amount shall be the relevant Euro Equivalent of such Dollar amount (rounded to the nearest Euro, with 0.5 of a unit being rounded upward), as reasonably determined by Agent. Swingline Lender or the Issuing Lender, as the case may be.

(d) For purposes of this Agreement and the other Loan Documents, all repayments, prepayments or reimbursements with respect to Advances, Letters of Credit and other Obligations shall be made in the currency applicable to such Advance, Letter of Credit or other Obligation except as otherwise provided herein.

2.	LOANS AND TERMS OF PAYMENT.

2.1 Revolver Advances.

(a) Subject to the terms and conditions of this Agreement (including without limitation the proviso to this Section 2.1(a)), and during the Revolver Availability Period:

(i) each Multicurrency Revolver Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“Multicurrency Revolver Advances”) denominated in Dollars or Euros in an aggregate amount (after giving effect to such Multicurrency Revolver Advance) at any one time outstanding not to exceed the lesser of:

(A) such Multicurrency Revolver Lender’s Multicurrency Revolver Commitment, and

(B) such Multicurrency Revolver Lender’s Pro Rata Share of an amount equal to (1) the lesser of (x) the Maximum Multicurrency Revolver Amount and (y) the Borrowing Base at such time minus (2) (x) the Multicurrency Revolver Letter of Credit Usage at such time plus (y) the principal amount of Swingline Loans outstanding at such time; and

(ii) each Dollar Revolver Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“Dollar Revolver Advances” and together with the Multicurrency Revolver Advances, the “Revolver Advances”) denominated in Dollars in an aggregate amount (after giving effect to such Dollar Revolver Advance) at any one time outstanding not to exceed the lesser of:

(A) such Dollar Revolver Lender’s Dollar Revolver Commitment, and

(B) such Dollar Revolver Lender’s Pro Rata Share of an amount equal to (1) the lesser of (x) the Maximum Dollar Revolver Amount and (y) the Borrowing Base at such time minus (2) (x) the Dollar Revolver Letter of Credit Usage at such time;

provided, however, in each case, that after giving effect to the making of any Revolver Advance, the Revolver Usage shall not exceed the lesser of (1) the Maximum Revolver Amount and (2) the Borrowing Base at such time.

For purposes of this Section 2.1(a), the Borrowing Base will be based upon the Borrowing Base Certificate most recently delivered in accordance with the terms of this Agreement.

(b) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Revolver Advances, together with interest accrued thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

(c) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right (but not the obligation), in consultation with the Company, to establish, increase, reduce, eliminate, or otherwise adjust reserves from time to time against the Borrowing Base in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, including, but not limited to, (i) reserves in an amount equal to (A) the Bank Product Reserve Amount and (B) the Carve Out Reserve Amount, (ii) subject to the proviso in clause (e) of the definition of “Eligible Inventory”, Rent Reserves, (iii) reserves with respect to (A) sums that the Company is or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets (other than Real Property), rents or other amounts payable under such leases) and has failed to pay when due, (B) amounts owing, to the extent more than 90 days past due, by the Company or any other Loan Party to any Person to the extent secured by a Lien on, or trust over, any of the Collateral included in the Borrowing Base (other than a Permitted Lien which is a permitted purchase money Lien or the interest of a lessor under a Capital Lease), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral included in the Borrowing Base; provided that the Agent may not implement reserves with respect to matters which would be duplicative with ineligible Accounts or Inventory; provided further that with respect to any leased or warehouse location of a US Loan Party or a Borrowing Base Foreign Guarantor with respect to which a Collateral Access Agreement has not been obtained, Agent may impose a reserve under either clauses (ii) or (iii)(B) above, but not both, with respect to such location and any Collateral included in the Borrowing Base thereon, and (C) Priority Payables.

(d) All Revolver Advances (as defined in the Existing DIP Credit Agreement) outstanding on the ARCA Effective Date shall be deemed to constitute Multicurrency Revolver Advances made under this Amended Agreement, and shall be held by the Multicurrency Revolver Lenders ratably in accordance with their Multicurrency Revolver Commitments.

2.2 Term Advances.

(a) Initial Term Advances. Each Signing Term Lender having an Initial Term Commitment identified on Schedule C-2 severally (and not jointly) agrees to make, on the Closing Date, subject to satisfaction (or waiver by the Agent and all such Signing Term Lenders having Initial Term Commitments identified on such Schedule C-2) of the conditions precedent set forth on Schedule 3.1(a), an initial term advance (an “Initial Term Advance”) in Dollars to the US Borrower in a principal amount equal to such Signing Term Lender’s Initial Term Commitment. Amounts prepaid or repaid in respect of the Initial Term Advances may not be reborrowed.

(b) Delayed Draw Term Advances. Each Term Lender having a Delayed Draw Commitment identified on Schedule C-2 severally (and not jointly) agrees to make, subject to satisfaction (or waiver by the Agent and all such Lenders having Delayed Draw Commitments identified on such Schedule C-2) of the conditions precedent set forth on Schedule 3.1(c), upon request by the US Borrower after the entry of the Final Financing Order, a delayed draw term advance (a “Delayed Draw Term Advance”) in Dollars to the US Borrower in a principal amount equal to such Term Lender’s Delayed Draw Term Commitment (the date of the making of the Delayed Draw Term Advances, the “Final Term Funding Date”). Amounts prepaid or repaid in respect of Delayed Draw Term Advances may not be reborrowed. The Delayed Draw Term Advances and the Initial Term Advances shall constitute a single class of Term Advances for all purposes of this Agreement and the other Loan Documents. The outstanding principal amount of the Term Advances, together with accrued and unpaid interest thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

(c) All Term Advances (as defined in the Existing DIP Credit Agreement) outstanding on the ARCA Effective Date shall remain outstanding under this Amended Agreement. Each Term Lender party to the Existing DIP Credit Agreement immediately prior to the ARCA Effective Date shall remain party to the Amended Agreement from and after the ARCA Effective Date as a Term Lender, regardless of whether such Term Lender has executed and delivered a signature page to this Amended Agreement (except to the extent such Term Lender shall cease to hold a Term Advance or a Term Commitment and shall cease to be a party hereto pursuant to Section 13.1(b)).

2.3 Borrowing and Withdrawal Procedures and Settlements.

(a) Procedure for Borrowing. Each Borrowing of Revolver Advances shall be made by a written request by an Authorized Person of the applicable Borrower delivered to Agent. Such notice must be received by Agent (1) in the case of Borrowings of Base Rate Loans by the US Borrower, no later than 12:00 noon (New York time) on the Business Day that is the requested Funding Date, (2) in the case of Borrowings of Base Rate Loans by the Foreign Borrower, no later than 12:00 noon (New York time) at least 1 Business Day prior to the requested Funding Date, (3) in the case of Borrowings of LIBOR Rate Loans denominated in Dollars, no later than 12:00 noon (New York time) at least 3 Business Days prior to the requested Funding Date or (4) in the case of Borrowings of LIBOR Rate Loans denominated in Euros, no later than 12:00 noon (London time) at least 3 Business Days prior to the requested Funding Date, specifying (i) the amount of such Borrowing, (ii) the requested Funding Date, which shall be a Business Day, (iii) the applicable Borrower, (iv) [reserved], (v) if such Borrowing is to be denominated in Dollars, whether such Borrowing shall be a LIBOR Rate Loan or a Base Rate Loan, (vi) if such Borrowing is a LIBOR Rate Loan, the duration of the Interest Period applicable thereto, (vii) whether such Borrowing is to be a Dollar Revolver Borrowing or a Multicurrency Revolver Borrowing and (viii) in the case of any Multicurrency Revolver Borrowing, whether such Borrowing is to be made in Dollars or Euros; provided that, notwithstanding anything to the contrary herein, unless otherwise agreed from time to time by the Agent in its sole discretion, no Revolver Advances shall be made to the Foreign Borrower prior to the date on which the Final Financing Order shall have been entered by the Bankruptcy Court. Notwithstanding the foregoing, with respect to any Advances to be made on the Closing Date, the Borrowers shall be required to provide such notice no later than 4:00 p.m. (New York time) at least 1 Business Day prior to the Closing Date (or such shorter notice period as may be agreed to by the Agent). At Agent’s election, in lieu of delivering the above-described written request with respect to Advances to be made to the US Borrower, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, each Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request. The Borrowing of any LIBOR Rate Loan shall be subject to the provisions of Section 2.12.

Each Borrowing of a Term Advance shall be made by delivery to the Agent, with a copy to each of the Required Term Lenders’ Advisors, in each case by e-mail or facsimile, of a written request executed by a Responsible Officer of the US Borrower. Such written request must be received by the Agent and such Required Term Lenders’ Advisors not later than 12:00 noon (New York time) at least 1 Business Day prior to the requested Funding Date (or such later time agreed to by the Agent), specifying (i) the amount of such Borrowing and (ii) the requested Funding Date, which shall be a Business Day.

(b) Borrowing Parameters. Revolver Advances denominated in Dollars may be Base Rate Loans or LIBOR Rate Loans. Multicurrency Revolver Advances denominated in Euros may only be LIBOR Rate Loans or (at the discretion of the Swingline Lender) Swingline Loans. Each Swingline Loan shall be an Overnight LIBO Loan.

(c) Making of Loans.

(i) Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the applicable Lenders, not later than 1:00 p.m. (New York time or London time, as applicable) on the date Agent receives notice of such Borrowing, by facsimile, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent at its Applicable Funding Office in immediately available funds in the applicable currency, to Agent’s Applicable Account, not later than (A) with respect to Borrowings denominated in Dollars, 2:00 p.m. (New York time) and (B) with respect to Multicurrency Revolver Borrowings denominated in Euros, 2:00 p.m. (London time), in each case, on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Advances, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the applicable Designated Account; provided, however, that (X) subject to the provisions of Section 2.3(d)(ii), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing (in the case of a Revolver Advance) would exceed the Excess Availability on such Funding Date and (Y) any amount made available to Agent in respect of Borrowings of Term Advances shall, except to the extent required to be applied in accordance with Section 6.13 to prepay Revolver Advances (in which case the applicable amounts shall be so applied by the Agent) be credited by Agent to the Term Advance Proceeds Accounts for disbursement thereof in accordance with Section 2.3(c)(iii) (or, if a Borrowing of Term Advances shall not occur on such date because any condition precedent herein specified shall not have been satisfied (or waived in accordance with the terms hereof), return the amounts so received to the respective Term Lenders). All Term Advances shall be made by Term Lenders simultaneously and proportionately to their respective Pro Rata Shares of the aggregate Initial Term Commitments and Delayed Draw Term Commitments, as applicable, it being understood that no Term Lender shall be responsible for any default by any other Term Lender in such other Term Lender’s obligation to make a Term Advance requested hereunder nor shall any Term Commitment of any Term Lender be increased or decreased as a result of a default by any other Term Lender in such other Term Lender’s obligation to make a Term Loan requested hereunder.

(ii) Unless Agent receives notice from an applicable Lender prior to (A) with respect to Borrowings denominated in Dollars, 2:00 p.m. (New York time) and (B) with respect to Multicurrency Revolver Borrowings denominated in Euros, 10:00 a.m. (London time), in each case, on the date of a Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of the applicable Borrower the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each applicable Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If any Lender shall not have made its full amount available to Agent in immediately available funds and if Agent in such circumstances has made available to the applicable Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify the Borrowers of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing.

(iii) The US Borrower may request, from time to time, by delivery to the Agent, with a copy to each of the Required Term Lenders’ Advisors, in each case by e-mail or facsimile, of a Term Advance Proceeds Withdrawal Request executed by a Responsible Officer of the US Borrower, requesting that the Agent release funds held in the Term Advance Proceeds Account (each date of the Borrowers’ withdrawal from the Term Advance Proceeds Account, a “Term Advance Proceeds Withdrawal Date”), to be used for purposes substantially in accordance with the Cash Budget (subject to permitted variances) or for Specified Disbursements, and the Agent shall release such funds as promptly as reasonably practicable upon the US Borrower’s delivery of such Term Advance Proceeds Withdrawal Request to the Agent and Required Term Lenders’ Advisors. Each such Term Advance Proceeds Withdrawal Request shall (i) specify (A) the amount to be withdrawn, (B) account information for the account to which such funds shall be transferred and (C) the proposed uses of such funds in reasonable detail and (ii) certify that (x) the proposed uses of such funds are substantially in accordance with the Cash Budget or for Specified Disbursements and (y) no Default or Event of Default has occurred and is continuing or would result from such withdrawal or use of such funds. Each Borrower authorizes and directs the Agent, if any of the Required Term Lenders’ Advisors’ Expenses are not paid in accordance with Section 17.10 within 10 days following the Company’s receipt of reasonably documented invoices therefor, to use the funds in the Term Advance Proceeds Account to satisfy such outstanding and unpaid Required Term Lenders’ Advisors’ Expenses. Any amounts remaining in the Term Advance Proceeds Account on the Maturity Date or the date on which the Loans shall have been accelerated, as the case may be, shall, in each case, be applied in accordance with Section 2.4(b)(ii). For the avoidance of doubt, none of the Loan Parties shall have (and each Loan Party hereby affirmatively waives) any right to withdraw, claim or assert any property interest in any funds on deposit in the Term Advance Proceeds Account upon the occurrence and continuance of any Default or Event of Default.

(d) Protective Advances.

(i) Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(d)(iv), Agent hereby is authorized by Borrowers and Lenders, from time to time in Agent’s sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any

time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make Revolver Advances to, or for the benefit of, Borrowers on behalf of Lenders that Agent, in its Permitted Discretion deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (any of the Revolver Advances described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”), so long as after giving effect to such Protective Advances, the outstanding Dollar Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Dollar Revolver Amount and the outstanding Multicurrency Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Multicurrency Revolver Amount. Subject to the limitations set forth in the preceding sentence, each Protective Advance shall be made as both a Multicurrency Revolver Advance and a Dollar Revolver Advance, on a pro rata basis based on the unused portion of the Maximum Multicurrency Revolver Amount and the unused portion of the Maximum Dollar Revolver Amount. The Required Revolver Lenders may at any time by written notice to the Agent (x) revoke Agent’s authority to make further Protective Advances pursuant to this Section 2.4(d)(i) at any time when a Protective Advance exists and (y) instruct Agent to demand repayment of outstanding Protective Advances from the Loan Parties (and the Loan Parties hereby agree to make such repayment on demand). Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

(ii) [Reserved].

(iii) Each Protective Advance shall be deemed to be a Dollar Revolver Advance or a Multicurrency Revolver Advance, as applicable, hereunder, except that no Protective Advance shall be eligible to be a LIBOR Rate Loan and, prior to Settlement therefor, all payments on the Protective Advances shall be payable to Agent solely for its own account. Protective Advances shall be denominated in Dollars only. The Protective Advances shall be repayable on demand, secured by Agent’s Liens, constitute Revolver Obligations hereunder, and bear interest at the rate applicable from time to time to Revolver Advances that are Base Rate Loans. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent and Lenders and are not intended to benefit Borrowers in any way.

(iv) Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary: (A) no Protective Advance may be made by Agent if such Revolver Advance would cause the aggregate principal amount of Protective Advances outstanding to exceed an amount equal to 5% of the Borrowing Base and (B) after giving effect to all Protective Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) shall not exceed the Maximum Revolver Amount.

(e) Settlement. It is agreed that (x) each Dollar Revolver Lender’s funded portion of the Dollar Revolver Advances is intended by the Dollar Revolver Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Dollar Revolver Advances and (y)

each Multicurrency Revolver Lender’s funded portion of the Multicurrency Revolver Advances is intended by the Multicurrency Revolver Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Multicurrency Revolver Advances. Such agreement notwithstanding, Agent and the other Revolver Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among Revolver Lenders as to the Revolver Advances and the Protective Advances shall take place on a periodic basis in accordance with the following provisions:

(i) Agent shall request settlement (“Settlement”) with Revolver Lenders on a weekly basis, or on a more frequent basis if so determined by Agent (1) for itself, with respect to the outstanding Protective Advances and (2) with respect to the Company’s or its Subsidiaries’ Collections or payments received, as to each by notifying the Revolver Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 3:00 p.m. (New York time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”); provided that for purposes of settling any Protective Advance by the Foreign Borrower, the Agent shall give the applicable Revolver Lenders at least three Business Days prior notice. Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolver Advances and Protective Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(g)): (x) if (1) the amount of the Dollar Revolver Advances (including Protective Advances) made by a Dollar Revolver Lender that is not a Defaulting Lender exceeds such Dollar Revolver Lender’s Pro Rata Share of the Dollar Revolver Advances (including Protective Advances) as of a Settlement Date or (2) the amount of the Multicurrency Revolver Advances (including Protective Advances) made by a Multicurrency Revolver Lender that is not a Defaulting Lender exceeds such Multicurrency Revolver Lender’s Pro Rata Share of the Multicurrency Revolver Advances (including Protective Advances) as of a Settlement Date, then Agent shall, by no later than (A) with respect to amounts denominated in Dollars, 2:00 p.m. (New York time) and (B) with respect to amounts denominated in Euros, 2:00 p.m. (London time), in each case, on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Revolver Lender (as such Revolver Lender may designate), an amount such that each such Revolver Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Dollar Revolver Advances (including Protective Advances) and/or Multicurrency Revolver Advances (including Protective Advances), as the case may be, and (y) if (1) the amount of the Dollar Revolver Advances (including Protective Advances) made by a Dollar Revolver Lender is less than such Dollar Revolver Lender’s Pro Rata Share of the Dollar Revolver Advances (including Protective Advances) as of a Settlement Date or (2) the amount of the Multicurrency Revolver Advances (including Protective Advances) made by a Multicurrency Revolver Lender is less than such Multicurrency Revolver Lender’s Pro Rata Share of the Multicurrency Revolver Advances (including Protective Advances) as of a Settlement Date, such Revolver Lender shall no later than (A) with respect to amounts denominated in Dollars, 2:00 p.m. (New York time) and (B) with respect to amounts denominated in Euros, 2:00 p.m. (London time), in each case, on the Settlement Date transfer in immediately available funds to Agent’s Applicable Account, an amount such that each such Revolver Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Dollar Revolver Advances (including Protective Advances) and/or Multicurrency Revolver Advances (including Protective Advances), as the case may be. Such amounts made available to Agent under clause (y) of the immediately preceding sentence with respect to Protective Advances shall be applied against the amounts of the applicable Protective Advances and shall constitute Revolver Advances of such Revolver Lenders. If any such amount is not made available to Agent by any Revolver Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Revolver Lender together with interest thereon at the Defaulting Lender Rate.

(ii) In determining whether a Revolver Lender’s balance of the Dollar Revolver Advances (including Protective Advances) or Multicurrency Revolver Advances (including Protective Advances) is less than, equal to, or greater than such Revolver Lender’s Pro Rata Share of the Dollar Revolver Advances (including Protective Advances) or Multicurrency Revolver Advances (including Protective Advances), as applicable, as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to Dollar Revolver Lenders or Multicurrency Revolver Lenders, as applicable, hereunder, and proceeds of Collateral.

(iii) Between Settlement Dates, Agent, to the extent Protective Advances are outstanding, may pay over to Agent any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Dollar Revolver Advances or Multicurrency Revolver Advances, as applicable, for application to the Protective Advances that are Dollar Revolver Advances or Multicurrency Revolver Advances. During the period between Settlement Dates, Agent with respect to Protective Advances, and each Revolver Lender (subject to the effect of agreements between Agent and individual Revolver Lenders) with respect to the Revolver Advances other than Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Agent, or Revolver Lenders, as applicable.

(iv) Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Revolver Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g).

(f) Notation. Agent, as a non-fiduciary agent for Borrowers, shall maintain a register showing the principal amount of the Advances, owing to each Lender, including the Swingline Loans owing to Swingline Lender, Protective Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.

(g) Defaulting Lenders. Agent shall not be obligated to transfer to a Defaulting Lender that is a Revolver Lender any payments made by any Borrower to Agent for such Defaulting Lender’s benefit or any Collections or proceeds of Collateral that would otherwise be remitted hereunder to such Defaulting Lender, and, in the absence of such transfer to such Defaulting Lender, Agent shall transfer any such payments (A) first, if such Defaulting Lender is a Multicurrency Revolver Lender, to Swingline Lender to the extent of any Swingline Loans that were made by Swing Lender and that were required to be, but were not, repaid by the Defaulting Lender, (B) second, to the Issuing Lender, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, repaid by the Defaulting Lender, (C) third, (x) if such Defaulting Lender is a Dollar Revolver Lender, to each Dollar Revolver Lender that is not a Defaulting Lender ratably in accordance with its Dollar Revolver Commitment or (y) if such Defaulting Lender is a Multicurrency Revolver Lender, to each Multicurrency Revolver Lender that is not a Defaulting Lender in accordance with its Multicurrency Revolver Commitment (but, in each case, only to the extent that such Defaulting Lender’s portion of an Advance (or other funding obligation) was funded by such other non-Defaulting Lenders), (D) to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers as if such Defaulting Lender had made its portion of Advances (or other funding obligations) hereunder, and (E) from and after the date on which the Revolver Commitments with respect to which such Defaulting Lender has a Commitment are cancelled or terminated and all other Revolver Obligations with respect to such Revolver Commitments have been paid in full, to such Defaulting Lender in accordance with tier (K) of Section 2.4(b)(ii). Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of the Required Lenders, Super-Majority Revolver Lenders or Required Term Lenders, as applicable, in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), any Defaulting Lender shall be deemed not to be a “Revolver Lender” or “Term Lender”, as applicable, and such Lender’s Commitment shall be deemed to be zero; provided, however, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii). The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (x) the date on which the non-Defaulting Lenders, Agent, and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (y) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent or any Borrower, provides adequate assurance to Agent of its ability to perform its future obligations hereunder. The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of the Dollar Revolver Letters of Credit or Multicurrency Revolver Letters of Credit, as applicable); provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or any Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.

(h) Independent Obligations. All Dollar Revolver Advances (other than Protective Advances) shall be made by Dollar Revolver Lenders contemporaneously and in accordance with their Pro Rata Shares. All Multicurrency Revolver Advances (other than Swingline Loans and Protective Advances) shall be made by Multicurrency Revolver Lenders contemporaneously and in accordance with their Pro Rata Shares. All Term Advances shall be made by Term Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4 Payments; Reductions of Commitments; Prepayments.

(a) Payments by Borrowers.

(i) Except as otherwise expressly provided herein, all payments by any Borrower shall be made to Agent’s Applicable Account for the account of the Lender Group and shall be made in immediately available funds in the applicable currency, no later than (A) with respect to amounts denominated in Dollars, 2:00 p.m. (New York time) and (B) with respect to amounts denominated in Euros, 3:00 p.m. (London time), in each case, on the date specified herein. Any payment received by Agent later than (A) with respect to amounts denominated in Dollars, 2:00 p.m. (New York time) and (B) with respect to amounts denominated in Euros, 3:00 p.m. (London time), in each case, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day. Without limiting the generality of the foregoing, Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in Euros, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Euro payment amount.

(ii) Unless Agent receives notice from Borrowers prior to the date on which any payment is due to Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(iii) All repayments, prepayments or reimbursements with respect to any Obligations shall be made to Agent’s Applicable Account.

(b) Apportionment and Application.

(i) So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of the Issuing Lender) shall be apportioned ratably among Lenders having a Pro Rata Share of the type of Revolver Commitment or Obligation to which a particular fee or expense relates. All payments to be made hereunder by Borrowers shall be remitted to Agent and all (subject to Section 2.4(b)(iii), Section 2.4(d)(ii), and Section 2.4(e)) such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing, to reduce the balance of the Advances outstanding and, thereafter, to Borrowers (to be wired to the applicable Designated Account) or such other Person entitled thereto under applicable law.

(ii) At any time that an Application Event has occurred and is continuing, subject to the delivery of any notices required pursuant to Section 9.1 and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent by the Loan Parties and all proceeds of Collateral received by Agent shall be applied as follows:

(A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent from the Loan Parties under the Loan Documents, until paid in full,

(B) second, to pay any fees or premiums then due to Agent from the Loan Parties under the Loan Documents until paid in full,

(C) third, to pay interest due in respect of all Protective Advances related to the Collateral or the Loan Parties until paid in full,

(D) fourth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Revolver Lenders from the Loan Parties under the Loan Documents, until paid in full,

(E) fifth, ratably, to pay any fees or premiums then due to any of the Revolver Lenders from the Loan Parties under the Loan Documents until paid in full,

(F) sixth, to pay interest accrued in respect of the Swingline Loans until paid in full,

(G) seventh, to pay the principal of all Swingline Loans until paid in full;

(H) eighth, ratably, to pay interest accrued in respect of the Multicurrency Revolver Advances and the Dollar Revolver Advances (other than Protective Advances) (ratably as between such amounts owing in respect of the Multicurrency Revolver Advances and the Dollar Revolver Advances),

(I) ninth, ratably (1) to pay the principal of all Multicurrency Revolver Advances and Dollar Revolver Advances until paid in full (ratably as between such amounts owing in respect of the Multicurrency Revolver Advances and the Dollar Revolver Advances), (2) to Agent, to Cash Collateralize any Letters of Credit (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any such Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof), and (3) ratably, to the Bank Product Providers based upon amounts certified to Agent to be due and payable to such Bank Product Provider on account of Noticed Bank Product Obligations in an amount up to the Bank Product Reserve Amount with respect thereto,

(J) tenth, to pay any other Revolver Obligations (other than Bank Product Obligations that are not Noticed Bank Product Obligations) owing to any Revolver Lender other than any such Revolver Obligations owed to Defaulting Lenders,

(K) eleventh, ratably to pay any Revolver Obligations (other than Bank Product Obligations that are not Noticed Bank Product Obligations) owed to Defaulting Lenders,

(L) twelfth, ratably, to pay (i) any Required Term Lenders’ Advisors’ Expenses and (ii) any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Term Lenders from the Loan Parties under the Loan Documents, until paid in full,

(M) thirteenth, ratably, to pay any fees or premiums then due to any of the Term Lenders from the Loan Parties under the Loan Documents until paid in full,

(N) fourteenth, ratably, to pay interest accrued in respect of the Term Advances,

(O) fifteenth, ratably, to pay the principal of all Term Advances until paid in full,

(P) sixteenth, ratably to pay any other Term Obligations;

(Q) seventeenth, ratably, to the Bank Product Providers on account of any Bank Product Obligations that are not Noticed Bank Product Obligations, and

(R) eighteenth, to Borrowers (to be wired to the applicable Designated Account) or such other Person entitled thereto under applicable law;

(iii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject (in the case of Revolver Lenders) to a Settlement delay as provided in Section 2.3(e).

(iv) In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by any Borrower to Agent and specified by such Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(v) Notwithstanding anything to the contrary set forth in any of the Loan Documents, (i) payments and collections received in any currency other than the currency in which any outstanding Obligations are denominated will be accepted and/or applied at the discretion of Agent, in the event that Agent elects to accept and apply such amounts when there are no Obligations (other than Letters of Credit or other contingent Obligations) then outstanding in the same currency, Agent may, at its option (but is not obligated to), convert such currency received to the currency in which the Obligations are denominated at the Spot Rate on such date (regardless of whether such rate is the best available rate) and in such event, Borrowers shall pay the costs of such conversion (or Agent may, at its option, charge such costs to the loan account of any Borrower maintained by Agent) and (ii) to the extent any Borrower or Guarantor, directly or indirectly, uses any proceeds of the applicable Advances or Letters of Credit to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Advances and Letters of Credit that were not used for such purposes and second to the Obligations arising from Advances and Letters of Credit the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

(vi) For purposes of this Section 2.4(b), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vii) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.

(c) Reduction of Commitments. The Multicurrency Revolver Commitments and the Dollar Revolver Commitments shall terminate on the Maturity Date.

(i) Borrowers may reduce the Multicurrency Revolver Commitments to an amount not less than the greater of (i) $100,000,000 and (ii) the sum of (A) the Multicurrency Revolver Usage as of such date, plus (B) the principal amount of all Multicurrency Revolver Advances not yet made as to which a request has been given by Borrowers under Section 2.3(a), plus (C) the amount of all Multicurrency Letters of Credit not yet issued as to which a request has been given by Borrowers pursuant to Section 2.11(b); provided that the Borrowers may reduce the Multicurrency Revolver Commitments to $0 in connection with the payment in full of all Obligations and the termination of the Multicurrency Revolver Commitments in accordance with the terms hereof. Each reduction pursuant to this clause (i) shall be in an amount which is not less than $1,000,000, shall be made by providing not less than 3 Business Days prior written notice to Agent and shall be irrevocable. Once reduced, the Multicurrency Revolver Commitments may not be increased. Each such reduction of the Multicurrency Revolver Commitments shall reduce the Multicurrency Revolver Commitments of each Multicurrency Revolver Lender proportionately in accordance with its Pro Rata Share of the Multicurrency Revolver Commitments.

(ii) Borrowers may reduce the Dollar Revolver Commitments to an amount not less than the sum of (A) the Dollar Revolver Usage as of such date, plus (B) the principal amount of all Dollar Revolver Advances not yet made as to which a request has been given by Borrowers under Section 2.3(a), plus (C) the amount of all Dollar Letters of Credit not yet issued as to which a request has been given by Borrowers pursuant to Section 2.11(b). Each reduction pursuant to this clause (ii) shall be in an amount which is not less than $1,000,000, shall be made by providing not less than 3 Business Days prior written notice to Agent and shall be irrevocable. Once reduced, the

Dollar Revolver Commitments may not be increased. Each such reduction of the Dollar Revolver Commitments shall reduce the Dollar Revolver Commitments of each Dollar Revolver Lender proportionately in accordance with its Pro Rata Share of the Dollar Revolver Commitments.

(iii) The Initial Term Commitments shall terminate on the Closing Date immediately following the funding of the Initial Term Advances to be made on the Closing Date.

(iv) The Delayed Draw Term Commitments shall terminate on the Final Term Funding Date immediately following the funding of the Delayed Draw Term Advances to be made on the Final Term Funding Date.

(d) Optional Prepayments.

(i) Borrowers may prepay the principal of any Multicurrency Revolver Advance or any Dollar Revolver Advance at any time in whole or in part, without premium or penalty.

(ii) Borrowers may not voluntarily prepay the Term Advances (other than in connection with a Repricing Transaction so long as the aggregate principal amount of the term loans under such Repricing Transactions is the same as the aggregate principal amount of the repaid Term Advances) until all Revolver Advances have been paid in full in cash, all Letters of Credit have been Cash Collateralized, all Noticed Bank Product Obligations have been Cash Collateralized and the Revolver Commitments have been terminated. Any prepayment of Term Advances pursuant to this Section 2.4(d)(ii) and any prepayment of Term Advances pursuant to a Repricing Transaction described in the immediately preceding sentence shall be accompanied by the payment of the Term Prepayment Premium, if any is then due.

(e) Mandatory Prepayments.

(i) Borrowing Base. If, at any time:

(A) the Revolver Usage on such date exceeds the Borrowing Base (such excess being referred to as the “Borrowing Base Excess”); or

(B) the Dollar Revolver Usage on such date exceeds the Maximum Dollar Revolver Amount (such excess being referred to as the “Dollar Revolver Commitment Excess”)

(C) the Multicurrency Revolver Usage on such date exceeds the Maximum Multicurrency Revolver Amount (such excess being referred to as the “Multicurrency Revolver Commitment Excess”);

then the Borrowers shall, subject to Section 2.5, promptly, but in any event, within 1 Business Day prepay in cash the Obligations in accordance with Section 2.4(f)(i) in an aggregate amount sufficient to eliminate each such excess.

(ii) Dispositions.

(A) [Reserved].

(B) Within 3 Business Days of the date of receipt by any Loan Party of the Net Cash Proceeds of any voluntary or involuntary sale or disposition by any Loan Party or any of the Restricted Subsidiaries of any assets (including Casualty Events but excluding sales or dispositions which qualify as Permitted Dispositions except for clauses (q), (s) and (u) of the definition of Permitted Dispositions), the Borrowers shall prepay the outstanding principal amount of the Obligations, in accordance with Section 2.4(f)(ii), in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions; provided that so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) the Company shall have given Agent prompt written notice of its intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of the Company or the Restricted Subsidiaries and (C) such application of monies shall be in substantial compliance with the Cash Budget and the applicable Financing Order, then within 180 days after the initial receipt of such monies, then the Borrowers shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of the Company or its Restricted Subsidiaries, unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts not previously applied pursuant to the foregoing shall be prepaid to Agent and applied in accordance with Section 2.4(f)(ii), subject to the applicable Financing Order; provided further that the aggregate amount of monies permitted to be retained by the Company and its Restricted Subsidiaries pursuant to the first proviso to this Section 2.4(e)(ii)(B) shall not exceed $25,000,000 in the aggregate. Nothing contained in this Section 2.4(e)(ii)(B), shall permit the Company or any of its Restricted Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4. Notwithstanding the foregoing in this paragraph (B), (1) if the amount required to be applied as a mandatory repayment on any date is less than $1,000,000, and so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers may defer any mandatory repayments required pursuant to this clause (B) until the first date on which the aggregate Net Cash Proceeds from all sales or dispositions required to be applied pursuant to this clause (B) since the last payment made pursuant to this sentence equals or exceeds $1,000,000 (at which time all theretofore unapplied amounts shall be required to be applied) and (2) if the aggregate Net Cash Proceeds received by any Loan Party in respect of any transaction (or series of related transactions) permitted under clause (q) of the definition of Permitted Disposition does not exceed $250,000, such Net Cash Proceeds received in respect of such transaction (or series of related transactions) shall be deemed to be $0 for purposes of this clause (B).

(iii) Issuance of Indebtedness. Within one (1) Business Day of the date of receipt by any Loan Party or any of the Restricted Subsidiaries of the Net Cash Proceeds of any issuance of Indebtedness (other than Permitted Indebtedness) by such Borrower or such Restricted Subsidiary, the Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(ii) in an amount equal to 100% of such Net Cash Proceeds.

(iv) [reserved]

(v) Extraordinary Receipts. Within ten (10) Business Days of the date of receipt by any Loan Party or any Restricted Subsidiary of any Extraordinary Receipts, the Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(ii) in an amount equal to 100% of such Extraordinary Receipts; provided that the Company and its Subsidiaries shall not be required to make any such payment that would violate the terms of the applicable Financing Order.

(vi) Notices of Prepayments. The Company shall provide a notice of any prepayment required under Section 2.4(e)(ii), 2.4(e)(iii) or 2.4(e)(v) in accordance with Schedule 5.1.

(f) Application of Payments.

(i) Each prepayment pursuant to Section 2.4(e)(i) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied, first, ratably to the outstanding principal amount of the Multicurrency Revolver Advances and/or the Dollar Revolver Advances, as applicable (without a corresponding permanent reduction in the applicable Revolver Commitments) until paid in full, and second, ratably to Cash Collateralize any Multicurrency Letters of Credit and/or Dollar Letters of Credit, as applicable, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii).

(ii) Each prepayment pursuant to Section 2.4(e)(ii), 2.4(e)(iii) or 2.4(e)(v) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied, first, ratably to the outstanding principal amount of the Revolver Advances (without a corresponding permanent reduction in the Maximum Multicurrency Revolver Amount or the Maximum Dollar Revolver Amount) until paid in full and second, to the outstanding principal amount of the Term Advances until paid in full, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii).

(g) Currency Fluctuation. If any condition set forth in Section 2.4(e)(i) exists solely as a result of currency fluctuations of Multicurrency Revolver Advances and Multicurrency Revolver Letters of Credit denominated in Euros, then the repayments or cash collateralizations required pursuant to Section 2.4(f) shall only be required if the relevant excess amount exceeds 105% of the relevant permitted maximum amount of the Borrowing Base Excess or the Multicurrency Revolver Commitment Excess, as applicable, as then in effect as provided in Section 2.4(e)(i) for more than three consecutive Business Days, at which time the excess of 100% shall be required to be eliminated.

2.5 Repayment. Borrowers promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement.

2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

(a) Interest Rates. (I) Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit and Term Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof (from the date of incurrence through but excluding the date of repayment or prepayment (whether by acceleration or otherwise)) as follows:

(i) if the relevant Obligation is a LIBOR Rate Loan denominated in Dollars, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin for LIBOR Rate Loans,

(ii) if the relevant Obligation is a LIBOR Rate Loan denominated in Euros, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin for LIBOR Rate Loans,

(iii) if the relevant Obligation is a Swingline Loan, a per annum rate equal to the overnight LIBO Rate plus its Applicable Margin for Overnight LIBO Loans, and

(iv) otherwise in respect of Revolver Obligations, at a per annum rate equal to the Base Rate plus the Applicable Margin for Base Rate Loans.

(II) Except as otherwise set forth herein, each Term Advance shall bear interest on the unpaid principal amount thereof from the date made through but excluding the date of repayment (whether by acceleration or otherwise) thereof at a per annum rate equal to 9.0%.

(III) Interest on each Term Advance shall accrue on a daily basis as provided in Section 2.6(e) and shall be payable in arrears, in cash, on (i) the last Business Day of each calendar month, (ii) upon any prepayment of that Term Advance, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (iii) at maturity of the Term Advances, including final maturity thereof.

(b) Letter of Credit Fee. Borrowers shall pay, in each case in Dollars, (i) Agent (for the ratable benefit of the Multicurrency Revolver Lenders, subject to any agreements between Agent and individual Multicurrency Revolver Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.11(f)) which shall accrue at a per annum rate equal to the Applicable Margin for LIBOR Rate Loans times the

Daily Balance of the undrawn amount of all outstanding Multicurrency Revolver Letters of Credit and (ii) Agent (for the ratable benefit of the Dollar Revolver Lenders, subject to any agreements between Agent and individual Dollar Revolver Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.11(f)) which shall accrue at a per annum rate equal to the Applicable Margin for LIBOR Rate Loans times the Daily Balance of the undrawn amount of all outstanding Dollar Revolver Letters of Credit.

(c) Default Rate. (i) Immediately upon the occurrence and during the continuation of an Event of Default all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable thereunder, and (B) the Letter of Credit fee provided for in Section 2.6(b) shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

(d) Payment. Except to the extent provided to the contrary in this Section 2.6, Section 2.10 or Section 2.12(a), all interest, all Letter of Credit fees, and all other fees payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each quarter at any time that Obligations, Multicurrency Revolver Commitments or Dollar Revolver Commitments are outstanding; provided that all interest on account of any Swingline Loan or Base Rate Loan shall be due and payable, in arrears, on the first day of each month. All costs, expenses, and Lender Group Expenses payable hereunder or under any of the other Loan Documents shall be due and payable on demand of Agent. The Borrowers hereby authorize Agent, from time to time without prior notice to the Borrowers, to charge all interest, Letter of Credit fees, and all other fees payable hereunder or under any of the other Loan Documents (in each case, as and when due and payable), all costs, expenses, and Lender Group Expenses payable by the Borrowers hereunder or under any of the other Loan Documents (in each case, as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.11(f) (as and when accrued or incurred), all fees and costs provided for in Section 2.10 (as and when accrued or incurred), and all other payments as and when due and payable by the Borrowers under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products) to the Loan Account, which amounts thereafter shall constitute Multicurrency Revolver Advances or Dollar Revolver Advances, as applicable, hereunder, and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans (unless and until converted into LIBOR Rate Loans in accordance with the terms of this Agreement).

(e) Computation. Except as otherwise set forth herein, all interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue; provided that interest on Term Advances and Base Rate Loans bearing interest based on the “prime rate” shall be calculated on the basis of a 365 day year (or a 366 day year, in the case of a leap year). In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law (including, without limitation, Section 347 of the Criminal Code of Canada) that a court of competent jurisdiction shall, in a final determination, deem applicable. Each Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the Closing Date, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7 Crediting Payments. The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available funds made to Agent’s Applicable Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Applicable Account on a Business Day in the applicable currency on or before (A) with respect to amounts denominated in Dollars, 2:00 p.m. (New York time) and (B) with respect to amounts denominated in Euros, 3:00 p.m. (London time). If any payment item is received into Agent’s Applicable Account on a non-Business Day or after (A) with respect to amounts denominated in Dollars, 2:00 p.m. (New York time) and (B) with respect to amounts denominated in Euros, 3:00 p.m. (London time), in each case, on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

2.8 Designated Account. Agent is authorized to make the Revolver Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Each Borrower agrees to establish and maintain the applicable Designated Account with the applicable Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by such Borrower and made by Agent or Lenders hereunder. Unless otherwise provided for hereunder or agreed by Agent and Borrowers, any Advance or Swingline Loan requested by a Borrower and made by Agent or Lenders hereunder shall be made to the applicable Designated Account.

2.9 Maintenance of Loan Accounts; Statements of Obligations. Agent shall maintain accounts on its books in the name of each Borrower (the “Loan Accounts”) on which such Borrower will be charged with all Advances (including Protective Advances and Swingline Loans) made by Agent, Swingline Lender or Lenders to such Borrower or for such Borrower’s account, the Letters of Credit issued or arranged by Issuing Lender for such Borrower’s account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the applicable Loan Account will be credited with all payments received by Agent from the applicable Borrower or for any of such Borrower’s account. Agent shall render monthly statements regarding the Loan Account to the Company, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by the Company, the Company shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

2.10 Fees. The Borrowers shall pay the following fees:

(a) To Agent, for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

(b) To Agent (i) for the ratable account of the Dollar Revolver Lenders, on the first day of each month from and after the Closing Date up to the first day of the month prior to the Payoff Date and on the Payoff Date, an unused line fee in an amount equal to a per annum rate equal to the Applicable Margin for “Unused Fees” times the result of (x) the aggregate amount of the Dollar Revolver Commitments, less (y) the average Daily Balance of the Dollar Revolver Usage during the immediately preceding month (or portion thereof) and (ii) for the ratable account of the Multicurrency Revolver Lenders, on the first day of each month from and after the Closing Date up to the first day of the month prior to the Payoff Date and on the Payoff Date, an unused line fee in an amount equal to a per annum rate equal to the Applicable Margin for “Unused Fees” times the result of (x) the aggregate amount of the Multicurrency Revolver Commitments, less (y) the average Daily Balance of the Multicurrency Revolver Usage (excluding all Swingline Loans) during the immediately preceding month (or portion thereof).

(c) To Agent, for the account of each Term Lender having a Delayed Draw Term Commitment, an unused commitment fee, from and including the Closing Date to the Final Term Funding Date (or the date on which such Term Lender’s Delayed Draw Term Commitment shall be terminated pursuant to the terms hereof), in an amount equal to 0.50% per annum on the amount equal to such Term Lender’s Delayed Draw Term Commitment. Such fee shall be payable in arrears in cash on the Final Term Funding Date (or such earlier termination date).

(d) To each Signing Term Lender, a non-refundable fee for committing capital in an amount equal to 3.50% of the Term Commitment that such Signing Term Lender has on the Closing Date (prior to the making of the Initial Term Advances). Such fee shall be due and payable to such Signing Term Lender in kind, on the Closing Date, by the increase, by such amount, of the principal amount of the Initial Term Advance made by such Signing Term Lender on the Closing Date.

(e) To each Term Lender, a non-refundable funding fee in an amount equal to 0.75% of the aggregate principal amount of the Term Advances that such Term Lender provides on the Closing Date and/or the Final Term Funding Date, as the case may be. Such fee shall be due and payable to such Term Lender in cash in immediately available funds on the Closing Date and/or the Final Term Funding Date, immediately following the funding by such Term Lender of Initial Term Advances and/or Delayed Draw Term Advances, respectively (or, if applicable and agreed to by such Term Lender, shall be netted out of the proceeds of the Term Advances made by such Term Lender on the Closing Date and/or the Final Term Funding Date).

2.11 Letters of Credit.

(a) All Letters of Credit (as defined in the Existing DIP Credit Agreement) outstanding on the ARCA Effective Date shall be deemed to constitute Multicurrency Revolver Letters of Credit outstanding under this Amended Agreement, and each Multicurrency Revolver Lender shall hold a participation therein in accordance with its Pro Rata Share.

(b) Subject to the terms and conditions of this Agreement, upon the request of either Borrower made in accordance herewith, the Issuing Lender agrees to issue, or to cause an Underlying Issuer (including, as Issuing Lender’s agent) to issue, a requested Dollar Revolver Letter of Credit (in Dollars) or Multicurrency Revolver Letter of Credit (in Dollars or Euros) from time to time on or after the Closing Date (provided, that Letters of Credit may be issued prior to the Revolver Availability Date only to the extent required to backstop any Letters of Credit (as defined in the Prepetition Credit Agreement) outstanding on the Petition Date). If Issuing Lender, at its option, elects to cause an Underlying Issuer to issue a requested Letter of Credit, then Issuing Lender agrees that it will enter into arrangements relative to the reimbursement of such Underlying Issuer (which may include, among, other means, by becoming an applicant with respect to such Letter of Credit or entering into undertakings which provide for reimbursements of such Underlying Issuer with respect to such Letter of Credit; each such obligation or undertaking, irrespective of whether in writing, a “Reimbursement Undertaking”) with respect to Letters of Credit issued by such Underlying Issuer. By submitting a request to Issuing Lender for the issuance of a Letter of Credit, the applicable Borrowers shall be deemed to have requested that Issuing Lender issue or that an Underlying Issuer issue the requested Letter of Credit and to have requested Issuing Lender to issue a Reimbursement Undertaking with respect to such requested Letter of Credit if it is to be issued by an Underlying Issuer (it being expressly acknowledged and agreed by each Borrower that the Borrowers are and shall be deemed to be applicants (within the meaning of Section 5-102(a)(2) of the Code) with respect to each Underlying Letter of Credit). Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to the Issuing Lender via hand delivery, facsimile, or other electronic method of transmission reasonably (but at least 3 Business Days) in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to the Issuing Lender and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration date of such Letter of Credit, (iv) the name and address of the beneficiary of the Letter of Credit, (v) whether such Letter of Credit is a US Letter of Credit or a Foreign Letter of Credit, (vi) whether such Letter of Credit is to be a Dollar Revolver Letter of Credit or a Multicurrency Revolver Letter of Credit, (vii) if such Letter of Credit is to be a Multicurrency Revolver Letter of Credit, whether such Letter of Credit is to be denominated in Dollars or Euros and (viii) such other information (including, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. Anything contained herein to the contrary notwithstanding, the Issuing Lender may, but shall not be obligated to, issue or cause the issuance of a Letter of Credit or to issue a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, that supports the obligations of Borrowers or their Subsidiaries (1) in respect of (A) a lease of real property located in the United States, or (B) an employment contract, or (2) at any time that one or more of Lenders is a Defaulting Lender, unless the Borrowers shall have Cash Collateralized each applicable Defaulting Lender’s Pro Rata Share of the Multicurrency Revolver Letter of Credit Exposure or the Dollar Revolver Letter of Credit Exposure, as applicable. The Issuing Lender shall have no obligation to issue a Letter of Credit or a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, if any of the following would result after giving effect to the requested issuance:

(i) the Dollar Revolver Letter of Credit Usage would exceed (A) the Maximum Dollar Revolver Amount less (B) the outstanding amount of Dollar Revolver Advances;

(ii) the Multicurrency Revolver Letter of Credit Usage would exceed (A) the Maximum Multicurrency Revolver Amount less (B) the outstanding amount of Multicurrency Revolver Advances (including Swingline Loans);

(iii) the Letter of Credit Usage would exceed (A) the lesser of (x) the Borrowing Base and (y) the Maximum Revolver Amount less (B) the outstanding amount of Revolver Advances (including Swingline Loans);

(iv) the Letter of Credit Usage would exceed $75,000,000; or

(v) the expiration date of such Letter of Credit would occur later than seven days prior to the Maturity Date (as determined in accordance with clause (a) of the definition thereof).

Subject to the provisions of Section 2.3(d), Issuing Lender shall not issue, renew or extend and shall not be obligated to issue, renew or extend any Letter of Credit if Issuing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the date of the requested issuance, renewal, or extension of such Letter of Credit, or (ii) the requested issuance, renewal, or extension of such Letter of Credit (x) would exceed the Excess Availability or (y) would result in a Multicurrency Revolver Commitment Excess or a Dollar Revolver Commitment Excess, in each case on such date of the requested issuance, renewal, or extension of such Letter of Credit.

For purposes of this Section 2.11(b), the Borrowing Base will be based upon the Borrowing Base Certificate most recently delivered in accordance with the terms of this Agreement.

Each Letter of Credit shall be in form and substance reasonably acceptable to the Issuing Lender, including the requirement that the amounts payable thereunder must be payable in (A) Dollars, in the case of Letters of Credit denominated in Dollars or (B) Euros, in the case of Multicurrency Revolver Letters of Credit denominated in Euros. If (1) Issuing Lender makes a payment under a US Letter of Credit or an Underlying Issuer makes a payment under an Underlying Letter of Credit with respect to a US Letter of Credit, the US Borrower shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the date such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Dollar Revolver Advance, in the case of a payment under a Dollar Revolver Letter of Credit, or a Multicurrency

Revolver Advance, in the case of a payment under a Multicurrency Revolver Letter of Credit hereunder or (2) Issuing Lender makes a payment under a Foreign Letter of Credit or an Underlying Issuer makes a payment under an Underlying Letter of Credit with respect to a Foreign Letter of Credit, the Foreign Borrower shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the date such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Dollar Revolver Advance, in the case of a payment under a Dollar Revolver Letter of Credit, or a Multicurrency Revolver Advance, in the case of a payment under a Multicurrency Revolver Letter of Credit, hereunder, and, in the case of a Multicurrency Revolver Letter of Credit denominated in Euros, Agent may convert the then outstanding principal amount of each such Multicurrency Revolver Letter of Credit to a Base Rate Loan denominated in Dollars. If a Letter of Credit Disbursement is deemed to be a Revolver Advance hereunder, the applicable Borrower’s obligation to pay the amount of such Letter of Credit Disbursement to Issuing Lender shall be discharged and replaced by the resulting Revolver Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.11(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

(c)

(i) Promptly following receipt of a notice of a Dollar Revolver Letter of Credit Disbursement pursuant to Section 2.11(b), each Dollar Revolver Lender agrees to fund its Pro Rata Share of any Dollar Revolver Advance deemed made pursuant to Section 2.11(b) on the same terms and conditions as if Borrowers had requested the amount thereof as a Dollar Revolver Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from Dollar Revolver Lenders. By the issuance of a Dollar Revolver Letter of Credit or a Reimbursement Undertaking with respect thereto (or an amendment to a Dollar Revolver Letter of Credit or a Reimbursement Undertaking with respect thereto increasing the amount thereof) and without any further action on the part of the Issuing Lender or Dollar Revolver Lenders, the Issuing Lender shall be deemed to have granted to each Dollar Revolver Lender, and each Dollar Revolver Lender shall be deemed to have purchased, a participation in each Dollar Revolver Letter of Credit issued by Issuing Lender and each Reimbursement Undertaking with respect thereto, in an amount equal to its Pro Rata Share of such Dollar Revolver Letter of Credit or Reimbursement Undertaking, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of any Dollar Revolver Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer under the applicable Dollar Revolver Letter of Credit. In consideration and in furtherance of the foregoing, each Dollar Revolver Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of each Dollar Revolver Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer and not reimbursed by Borrowers on the date due as provided in Section 2.11(b), or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Dollar Revolver Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each Dollar Revolver Letter of Credit Disbursement pursuant to this

Section 2.11(c)(i) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to Agent the amount of such Lender’s Pro Rata Share of a Dollar Revolver Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(ii) Promptly following receipt of a notice of a Multicurrency Revolver Letter of Credit Disbursement pursuant to Section 2.11(b), each Multicurrency Revolver Lender agrees to fund its Pro Rata Share of any Multicurrency Revolver Advance deemed made pursuant to Section 2.11(b) on the same terms and conditions as if Borrowers had requested the amount thereof as a Multicurrency Revolver Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from Multicurrency Revolver Lenders. By the issuance of a Multicurrency Revolver Letter of Credit or a Reimbursement Undertaking with respect thereto (or an amendment to a Multicurrency Revolver Letter of Credit or a Reimbursement Undertaking with respect thereto increasing the amount thereof) and without any further action on the part of the Issuing Lender or Multicurrency Revolver Lenders, the Issuing Lender shall be deemed to have granted to each Multicurrency Revolver Lender, and each Multicurrency Revolver Lender shall be deemed to have purchased, a participation in each Multicurrency Revolver Letter of Credit issued by Issuing Lender and each Reimbursement Undertaking with respect thereto, in an amount equal to its Pro Rata Share of such Multicurrency Revolver Letter of Credit or Reimbursement Undertaking, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of any Multicurrency Revolver Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer under the applicable Multicurrency Revolver Letter of Credit. In consideration and in furtherance of the foregoing, each Multicurrency Revolver Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of each Multicurrency Revolver Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer and not reimbursed by Borrowers on the date due as provided in Section 2.11(b), or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Multicurrency Revolver Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each Multicurrency Revolver Letter of Credit Disbursement pursuant to this Section 2.11(c)(ii) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to Agent the amount of such Lender’s Pro Rata Share of a Multicurrency Revolver Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(d) Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group, each Issuing Lender and each Underlying Issuer harmless from any damage, loss, cost, expense, or liability (other than Taxes, which shall be governed by Section 16), and reasonable attorneys’ fees incurred by Issuing Lender, any other member of the Lender Group, or any Underlying Issuer arising out of or in connection with any Reimbursement Undertaking or any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or a breach in bad faith by such Indemnified Person of any Loan Document. Each Borrower agrees to be bound by each of the Issuing Lender’s and Underlying Issuer’s respective regulations and interpretations of any Letter of Credit or by Issuing Lender’s interpretations of any Reimbursement Undertaking even though this interpretation may be different from such Borrower’s own, and each Borrower understands and agrees that none of the Issuing Lender, the Lender Group, or any Underlying Issuer shall be liable for any error, negligence, or mistake, whether of omission or commission, in following any Borrower’s instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the Reimbursement Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by a Borrower against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold Issuing Lender and the other members of the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys’ fees), or liability (other than Taxes, which shall be governed by Section 16) incurred by them as a result of the Issuing Lender’s indemnification of an Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any such loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of such Indemnified Person or a breach in bad faith by such Indemnified Person of any Loan Document (in each case, as finally determined by a court of competent jurisdiction). Each Borrower hereby acknowledges and agrees that none of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

(e) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

(f) The Borrowers hereby agree to pay to each Issuing Lender (other than an Underlying Issuer), for its own account, a fronting fee denominated in Dollars in respect of each Letter of Credit issued by it (the “Fronting Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 0.250% on the undrawn amount of such Letter of Credit. Accrued Fronting Fees shall be due and payable quarterly in arrears on the first Business Day of each succeeding calendar quarter occurring after the Closing Date and upon the first day on or after the termination of the Revolver Commitments upon which no Letters of Credit remain outstanding. In addition, the Borrowers shall pay the applicable Issuing Lender from time to time, the customary charges from time to time of such Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit and customary processing fees. Any Fronting Fee shall be a Lender Group Expense for the purposes of this Agreement.

(g) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule or regulation or any change in the interpretation or application thereof by any Governmental Authority or (ii) compliance by the Issuing Lender, any other member of the Lender Group, or Underlying Issuer with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto) (provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, treaty, rule or regulation or a direction, request or requirement of a Governmental Authority, as applicable, regardless of the date enacted, adopted, issued or implemented):

(i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or

(ii) there shall be imposed on the Issuing Lender, any other member of the Lender Group, or Underlying Issuer any other condition regarding any Letter of Credit or Reimbursement Undertaking, and the result of the foregoing is to increase, directly or indirectly, the cost to the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer of issuing, making, guaranteeing, or maintaining any Reimbursement Undertaking or Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and the Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the applicable Floating Rate; provided, however, that (a) in the case of a Multicurrency Revolver Letter of Credit denominated in Euros, Agent may convert the then outstanding principal amount of each such Foreign Letter of Credit to a Base Rate Loan denominated in Dollars and (b) no Borrower shall be required to provide any compensation pursuant to this Section 2.11(g) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers; provided further, however, that if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.11(g), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

2.12 LIBOR Option.

(a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate (in the case of Revolver Advances), Borrowers shall have the option, subject to Section 2.12(b) below (the “LIBOR Option”) to have interest on all or a portion of the Revolver Advances (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. With respect to any LIBOR Rate Loan denominated in Euros (other than Swingline Loans denominated in Euros), at the end of any Interest Period applicable to a Borrowing thereof, the applicable Borrower may elect to split the respective Borrowing into two or more Borrowings of the same Type or combine two or more Borrowings of the same Type into a single Borrowing, in each case, by having an Authorized Person give notice thereof, together with its election of one or more Interest Periods, in each case so long as each resulting Borrowing has an Interest Period which complies with the definition thereof. If upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Rate Loans, the applicable Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such LIBOR Rate Loan, as provided above, the applicable Borrower shall be deemed to have elected (A) with respect to LIBOR Rate Loans denominated in Dollars, to convert such LIBOR Rate Loans into Base Rate Loans and (B) with respect to LIBOR Rate Loans denominated in Euros, to convert such LIBOR Rate Loans into LIBOR Rate Loans with an Interest Period of one month. At any time that an Event of Default has occurred and is continuing, unless consented to by the Required Lenders in writing, the Borrowers no longer shall have the option to request that Revolver Advances bear interest at a rate based upon the LIBOR Rate, and the Required Lenders may demand that any or all of the then outstanding Multicurrency Revolver Advances to the US Borrower denominated in Euros be redenominated into Dollars in the amount of the Dollar Equivalent thereof, that all LIBOR Rate Loans of the US Borrower be automatically converted to Base Rate Loans and all LIBOR Rate Loans of the Foreign Borrower be converted to LIBOR Rate Loans with an Interest Period of one month on the last day of the then current Interest Period with respect thereto.

(b) LIBOR Election.

(i) Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing (unless the Required Lenders otherwise agree), elect to exercise the LIBOR Option by notifying Agent prior to 12:00 noon (New York time) in the case of Advances denominated in Dollars and 5:00 p.m. (London time) in the case of Multicurrency Revolver Advances denominated in Euros at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”). Notice of Borrowers’ election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (New York time) or 5:00 p.m. (London time), as applicable, on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.

(ii) Each LIBOR Notice shall be irrevocable and binding on the applicable Borrower. In connection with each LIBOR Rate Loan, the Borrowers shall indemnify, defend, and hold Agent and Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered to the Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. The Borrowers shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate. If a payment of a LIBOR Rate Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of the Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable LIBOR Rate Loan on such last day, it being agreed that Agent has no obligation to so defer the application of payments to any LIBOR Rate Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.

(iii) Borrowers shall have not more than 10 LIBOR Rate Loans denominated in Dollars or more than 10 LIBOR Rate Loans denominated in Euros in effect at any given time. Borrowers only may exercise the LIBOR Option for proposed LIBOR Rate Loans of at least $1,000,000.

(c) Conversion. Borrowers may convert LIBOR Rate Loans (other than LIBOR Rate Loans denominated in Euros) to Base Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collateral in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12 (b)(ii).

(d) Special Provisions Applicable to LIBOR Rate.

(i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law (other than changes in laws relative to Taxes, which shall be governed by Section 16) occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and, with respect to Obligations denominated in Dollars, changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (x) require such Lender to furnish to Borrowers a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (y) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).

(ii) In the event that (A) any change in any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof, shall at any time after the Closing Date (provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, treaty, rule, regulation or directive, as applicable, regardless of the date enacted, adopted, issued or implemented), in the reasonable opinion of any Lender, make it unlawful or impossible for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate or (B)(1) Dollar or Euro deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of a requested LIBOR Rate Loan, (2) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or (3) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (x) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (y) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.

2.13 Capital Requirements; Exchange Indemnification; Regulatory Limitation.

(a) If, after the Closing Date, any Lender determines in good faith that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital or reserve requirements for banks or bank holding companies, or any change in the interpretation, implementation, or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law)(provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, treaty, rule or regulation or a guideline, request or directive of a Governmental Authority, as applicable, regardless of the date enacted, adopted, issued or implemented), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Advances or Revolver Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify the Company and Agent thereof. Following receipt of such notice, the Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Lender notifies Borrowers of such law, rule, regulation or guideline giving rise to such reductions and of such Lender’s intention to claim compensation therefor, except that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 180-day period referred to immediately above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender requests additional or increased costs referred to in Section 2.12(d)(i) or amounts under Section 2.13(a) or Section 16 or sends a notice under Section 2.12(d)(ii), in each case, relative to changed circumstances (any such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.12(d)(i), Section 2.13(a) or Section 16, as applicable, or would eliminate the illegality or impracticality of funding or maintaining LIBOR Rate Loans and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.12(d)(i), Section 2.13(a), or Section 16, as applicable, or to enable Borrowers to obtain LIBOR Rate Loans, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.12(d)(i), Section 2.13(a), or Section 16, as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.12(d)(i), Section 2.13(a), or Section 16, as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain LIBOR Rate Loans, may seek a substitute Lender reasonably acceptable to Agent (if such Lender is not an existing Lender) to purchase the Obligations owed to such Affected Lender and such Affected Lender’s Revolver Commitments, if applicable, hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and Revolver Commitments, if applicable, pursuant to an Assignment and Acceptance Agreement, and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement.

(c) The Borrowers shall, upon demand from any member of the Lender Group, pay to such Person, the amount of (i) any loss or cost or increased cost incurred by such Person, (ii) any reduction in any amount payable to or in the effective return on the capital to such Person, (iii) any interest or any other return, including principal, foregone by such Person as a result of the introduction of, change over to or operation of the Euro or (iv) any currency exchange loss that such Person sustains, in each case of clauses (i) through (iv), as a result of (1) any payment being made by any Borrower in a currency other than that originally extended to such Borrower or (2) the failure of any Borrower to repay an Advance or Letter of Credit Disbursement denominated in Euros. A certificate of Agent setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate such member of the Lender Group or shall be conclusively presumed to be correct save for manifest error.

(d) In the event, as a result of increases in the value of the Euro against the Dollar or for any other reason, the obligation of any Multicurrency Revolver Lender to make Multicurrency Revolver Advances (taking into account the Dollar Equivalent of the Obligations and all other indebtedness required to be aggregated under 12 U.S.C.A. §84, as amended, the regulations promulgated thereunder and any other Law) is determined by such Lender to exceed its then applicable legal lending limit under 12 U.S.C.A. §84, as amended, and the regulations promulgated thereunder, or any other Law, the amount of additional Multicurrency Revolver

Advances or Multicurrency Revolver Letters of Credit such Lender shall be obligated to make or issue or participate in hereunder shall immediately be reduced to the maximum amount which such Multicurrency Revolver Lender may legally advance (as determined by such Multicurrency Revolver Lender), the obligation of each of the remaining Multicurrency Revolver Lenders hereunder, to the extent necessary under such laws and regulations (as determined by each of the Multicurrency Revolver Lenders, with respect to the applicability of such laws and regulations to itself), shall be proportionately reduced, based on its applicable Pro Rata Share, and the Borrowers shall reduce, or cause to be reduced, complying to the extent practicable with the remaining provisions hereof, the Multicurrency Revolver Obligations outstanding hereunder by an amount sufficient to comply with such maximum amounts.

2.14 Swing Line.

(a) The Agent, the Swingline Lender and the Revolver Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after a Borrower requests a Multicurrency Revolver Advance that is a LIBOR Rate Loan denominated in Euros, the Swingline Lender may elect to have the terms of this Section 2.14(a) apply to such request by advancing, on behalf of the Multicurrency Revolver Lenders and in the amount requested, same day funds to the relevant Borrower, on the applicable Funding Date to the applicable Designated Account(s) (each such Multicurrency Revolver Advance made solely by the Swingline Lender pursuant to this Section 2.14(a) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.14(c). Each Swingline Loan shall be subject to all the terms and conditions applicable to other LIBOR Rate Loans funded by the Multicurrency Revolver Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account and except for the notice requirements. The aggregate amount of Swingline Loans outstanding at any time shall not exceed the Dollar Equivalent of $25,000,000. The Swingline Lender shall not make any Swingline Loan (i) if the requested Swingline Loan would result in (x) the Multicurrency Revolver Usage exceeding the Maximum Multicurrency Revolver Amount at such time or (y) the Revolver Usage exceeding the lesser of (1) the Maximum Revolver Amount and (2) the Borrowing Base at such time (in each case before giving effect to such Swingline Loan) or (ii) the Swingline Lender has actual knowledge that one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the date of the applicable Swingline Loan. All Swingline Loans shall be Overnight LIBO Borrowings.

(b) Upon the making of a Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each Multicurrency Revolver Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation in such Swingline Loan in proportion to its Pro Rata Share of the Multicurrency Revolver Commitment. The Swingline Lender may, at any time, require the Multicurrency Revolver Lenders to fund their participations. From and after the date, if any, on which any Multicurrency Revolver Lender is required to fund its participation in any Swingline Loan purchased hereunder, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share (determined with respect to the Multicurrency Revolver Commitments) of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Loan.

(c) The Agent, on behalf of the Swingline Lender, shall request settlement (a “Swingline Settlement”) with the Multicurrency Revolver Lenders on at least a weekly basis or on any date that the Agent elects, by notifying the Multicurrency Revolver Lenders of such requested Swingline Settlement by facsimile, or e-mail no later than 11:00 a.m. (London time) three Business Days prior to the date of such requested Swingline Settlement (the “Swingline Settlement Date”). Each Multicurrency Revolver Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Multicurrency Revolver Lender’s Pro Rata Share (determined with respect to the Multicurrency Revolver Commitments) of the outstanding principal amount of the applicable Swingline Loan with respect to which Swingline Settlement is requested to the Agent, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (London time), on such Swingline Settlement Date. Swingline Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 3.2 have then been satisfied. Such amounts transferred to the Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Pro Rata Share (determined with respect to the Multicurrency Revolver Commitments) of such Swingline Loan, shall constitute Multicurrency Revolver Advances of such Multicurrency Revolver Lenders (which Multicurrency Revolver Advances will be LIBOR Rate Loans with an Interest Period of one week). If any such amount is not transferred to the Agent by any Multicurrency Revolver Lender on such Swingline Settlement Date, the Swingline Lender shall be entitled to recover from such Lender on demand such amount, together with interest thereon, as specified in Section 2.07.

2.15 Collection of Accounts; Cash Dominion.

(a) Collection Accounts.

(i) US Collection Accounts. Each US Loan Party, Agent and the banks listed on Schedule 4.15 that maintain deposit accounts of such Loan Party as of the Closing Date or other banks selected by the Company and reasonably acceptable to Agent (the “US Collection Banks”) shall, within the Post Closing Period enter into and thereafter maintain Control Agreements in respect of each of the US Collection Accounts. Each US Loan Party shall instruct all Account Debtors of such US Loan Party to remit all payments on Accounts to the applicable US post office box or other lockbox address of the applicable US Collection Bank with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable US Collection Bank and deposited in the applicable US Collection Account. All amounts received by the US Loan Parties and any US Collection Bank in respect of any Account, in addition to all other cash, funds, checks, electronic funds transfers, credits or other items received from any source, shall upon receipt be deposited into a US Collection Account or directly into the US Dominion Account.

(ii) UK Collection Accounts. Each UK Guarantor, Agent and the banks listed on Schedule 4.15 that maintain deposit accounts of such Loan Party as of the Closing Date or other banks selected by the Company and reasonably acceptable to Agent (the “UK Collection Banks”) shall, within the Post Closing Period enter into and thereafter maintain Control Agreements or Cash Management Arrangements in respect of each of the UK Collection Accounts (which arrangements shall, in the case of such accounts of any Borrowing Base Foreign Guarantor incorporated or otherwise organized in England, be sufficient to ensure control for the purposes of obtaining an English law fixed charge (including the termination of any zero balancing arrangements relating to such accounts)). Each UK Guarantor shall instruct all Account Debtors of such UK Guarantor to remit all payments on Accounts to the applicable UK post office box or other lockbox address (or equivalent arrangements) of the applicable UK Collection Bank with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable UK Collection Bank and deposited in the applicable UK Collection Account. All amounts received by the UK Guarantors and any UK Collection Bank in respect of any Account, in addition to all other cash, funds, checks, electronic funds transfers, credits or other items received from any source, shall upon receipt be deposited into a UK Collection Account or directly into the UK Dominion Account.

(iii) Canadian Collection Accounts. Each Canadian Guarantor, Agent and the banks listed on Schedule 4.15 that maintain deposit accounts of such Loan Party as of the Closing Date or other banks selected by the Company and reasonably acceptable to Agent (the “Canadian Collection Banks”) shall, within the Post Closing Period enter into and thereafter maintain Control Agreements in respect of each of the Canadian Collection Accounts. Each Canadian Guarantor shall instruct all Account Debtors of such Canadian Guarantor to remit all payments on Accounts to the applicable US or Canadian post office box or other lockbox address of the applicable Canadian Collection Bank with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable Canadian Collection Bank and deposited in the applicable Canadian Collection Account. All amounts received by the Canadian Guarantors’ and any Canadian Collection Bank in respect of any Account, in addition to all other cash, funds, checks, electronic funds transfers, credits or other items received from any source, shall upon receipt be deposited into a Canadian Collection Account or directly into the Canadian Dominion Account.

(iv) Foreign (Non-Canadian/Non-UK) Collection Accounts. Each Foreign (Non-Canadian/Non-UK) Loan Party that is a Borrowing Base Foreign Guarantor or Exide Holding Netherlands B.V. and the banks listed on Schedule 4.15 that maintain deposit accounts of such Loan Party as of the Closing Date or other banks selected by the Company and reasonably acceptable to Agent (the “Foreign (Non-Canadian/Non-UK) Collection Banks”) shall, within the Post Closing Period exercise commercially reasonable best efforts to enter into and thereafter maintain Control Agreements or Cash Management Arrangements in respect of each Foreign (Non-Canadian/Non-UK) Collection Account. Each such Foreign (Non-Canadian/Non-UK) Loan Party shall instruct all Account Debtors of such Subsidiaries to remit all payments on Accounts to the applicable post office box or other lockbox addresses of the applicable Foreign (Non-Canadian/Non-UK) Collection Bank with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable Foreign (Non-Canadian/Non-UK) Collection Bank and deposited in the applicable Foreign

(Non- Canadian/Non-UK) Collection Account. All amounts received by any such Foreign (Non-Canadian/Non-UK) Loan Party and any Foreign (Non-Canadian/Non-UK) Collection Bank in respect of any Account, in addition to all other cash, funds, checks, electronic funds transfers, credits or other items received from any source, shall upon receipt be deposited into a Foreign (Non-Canadian/Non-UK) Collection Account.

(b) Disbursement Accounts.

(i) US Disbursement Accounts. Unless otherwise agreed by the Agent in its Permitted Discretion, each US Loan Party, Agent and each of the banks in which the US Disbursement Accounts are maintained, shall, within the Post Closing Period enter into and thereafter maintain Control Agreements with respect to each such US Disbursement Account (except with respect to Excluded Accounts).

(ii) UK Disbursement Accounts. Unless otherwise agreed by the Agent in its Permitted Discretion, each UK Guarantor, Agent and each of the banks in which the UK Disbursement Accounts are maintained, shall, within the Post Closing Period enter into and thereafter maintain Control Agreements with respect to each such UK Disbursement Account (except with respect to Excluded Accounts).

(iii) Canadian Disbursement Accounts. Unless otherwise agreed by the Agent in its Permitted Discretion, each Canadian Guarantor, Agent and each of the banks in which the Canadian Disbursement Accounts are maintained, shall, within the Post Closing Period enter into and thereafter maintain Control Agreements with respect to each such Canadian Disbursement Account (except with respect to Excluded Accounts).

(iv) Foreign (Non-Canadian/Non-UK) Disbursement Accounts. Unless otherwise agreed by the Agent in its Permitted Discretion, each Foreign (Non-Canadian/Non-UK) Loan Party that is a Borrowing Base Foreign Guarantor or Exide Holding Netherlands B.V. shall and each of the banks in which the Foreign (Non-Canadian/Non-UK) Disbursement Accounts are maintained, shall, within the Post Closing Period exercise commercially reasonable best efforts to enter into and thereafter maintain Control Agreements or Cash Management Arrangements with respect to each such Foreign (Non-Canadian/Non-UK) Disbursement Account (except with respect to Excluded Accounts).

(v) During the continuance of an Event of Default, the Agent may, or, at the request of the Required Lenders or the Required Revolver Lenders shall, send at any time, a notice (an “Activation Notice”) to the bank or financial institution at which any Disbursement Account (other than a Disbursement Account of a Foreign (Non-Canadian/Non-UK) Loan Party that is a Borrowing Base Foreign Guarantor or Exide Holding Netherlands B.V.) is maintained, commencing a period of exclusive control or dominion by the Agent. The Agent shall provide the Borrowers with at least seven (7) days’ written notice prior to delivery of any Activation Notice. Such Activation Notice may direct the applicable bank or financial institution to be sent by an electronic funds transfer method acceptable to Agent no less frequently than once per Business Day all amounts then on deposit in the applicable Disbursement Account to the US Dominion Account, Canadian Dominion Account or UK Dominion Account (each as defined below), as applicable, such amounts to be treated and applied in accordance with Section 2.15(d)(v). After the delivery of an Activation Notice, if the Agent shall be in receipt of a Withdrawal Notice with respect to amounts held in any Disbursement Account, the Agent shall determine whether the conditions precedent set forth in Section 3.7 have been satisfied and shall promptly either (x) instruct the bank or other financial institution at which such Disbursement Account is maintained to remit the funds from such Disbursement Account as requested pursuant to the Withdrawal Notice or (y) advise the Borrowers that the conditions precedent in Section 3.7 have not been satisfied and that the requested withdrawal shall not be permitted (in which case such funds shall be required to be transferred to the US Dominion Account, UK Dominion Account or Canadian Dominion Account, as applicable and applied as provided in Section 2.15(d)(v)).

(c) [Reserved].

(d) Cash Dominion.

(i) US Cash Dominion. The Control Agreements relating to the US Control Accounts shall provide that all amounts held in the US Control Accounts shall be sent by an electronic funds transfer method acceptable to Agent no less frequently than once per Business Day to an account maintained by Agent (the “US Dominion Account”); provided that Control Agreements with respect to US Disbursement Accounts shall be required to provide for such daily transfer only following the delivery of an Activation Notice as provided in Section 2.15(b)(v).

(ii) UK Cash Dominion. The Control Agreements, Cash Management Arrangements and/or the applicable Security Documents relating to the UK Control Accounts shall provide that all amounts held in the UK Control Account shall be sent by an electronic funds transfer method acceptable to Agent no less frequently than once per Business Day to an account maintained by Agent (the “UK Dominion Account”); provided that Control Agreements with respect to UK Disbursement Accounts shall be required to provide for such daily transfer only following the delivery of an Activation Notice as provided in Section 2.15(b)(v).

(iii) Canadian Cash Dominion. Unless otherwise agreed by the Agent in its Permitted Discretion, the Control Agreements relating to the Canadian Control Accounts shall provide that all amounts held in the Canadian Control Account shall be sent by an electronic funds transfer method acceptable to Agent no less frequently than once per Business Day to an account maintained by Agent (the “Canadian Dominion Account”);. provided that Control Agreements with respect to Canadian Disbursement Accounts shall be required to provide for such daily transfer only following the delivery of an Activation Notice as provided in Section 2.15(b)(iv).

(iv) Foreign (Non-Canadian/Non-UK) Cash Dominion. During the continuance of an Event of Default, the Agent may, or, at the request of the Required Lenders shall, send at any time, an Activation Notice to the bank or financial institution at which any Foreign (Non-Canadian/Non-UK) Collection Account is maintained, commencing a period of exclusive control or dominion by the Agent. The Agent shall provide the Borrowers with at least seven (7) days’ written notice prior to delivery of any Activation Notice. Such Activation Notice may direct the applicable bank or financial institution to be sent by an electronic funds transfer method acceptable to Agent no less frequently than once per Business Day all amounts then on deposit in the Foreign (Non-Canadian/Non-UK) Collection Accounts to an account maintained by Agent or an affiliate of Agent (the “Foreign (Non-Canadian/Non-UK) Dominion Account” and collectively with the US Dominion Account, the UK Dominion Account and the Canadian Dominion Account, the “Dominion Accounts”), such amounts to be treated and applied in accordance with Section 2.15(d)(v). After the delivery of an Activation Notice, if the Agent shall be in receipt of a Withdrawal Notice with respect to amounts held in any Foreign (Non-Canadian/Non-UK) Dominion Account, the Agent shall determine whether the conditions precedent set forth in Section 3.7 have been satisfied and shall promptly either (x) instruct the bank or other financial institution at which such Foreign (Non-Canadian/Non-UK) Dominion Account is maintained to remit the funds from such Foreign (Non-Canadian/Non-UK) Dominion Account as requested pursuant to the Withdrawal Notice or (y) advise the Borrowers that the conditions precedent in Section 3.7 have not been satisfied and that the requested withdrawal shall not be permitted (in which case such funds shall applied as provided in Section 2.15(d)(v)).

(v) Application to Obligations. The Loan Parties agree that (A) all funds on deposit in the Dominion Accounts shall be treated as payments to the Agent subject to Section 2.15(b), Lenders and other holders of the Obligations in respect of the Obligations, subject to the limitations in Section 2.14, and therefore shall constitute the property of the Agent, the Lenders and the other holders of the Obligations to the extent of the then outstanding Obligations and (B) all amounts received in any Dominion Account shall be applied (and allocated) by Agent as follows:

(A) first, to pay the principal of all Revolver Advances until paid in full (without any corresponding reduction in the Revolver Commitment),

(B) second, if an Event of Default has occurred and is continuing, to Cash Collateralize any Letters of Credit (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any such Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.15(d)(vi), beginning with tier (A) hereof), and

(C) third, unless an Event of Default shall have occurred and be continuing, to the Borrowers (to be wired to the applicable Designated Account).

In the event that any Obligations of the UK Loan Parties do not match the currency of the amounts received into the UK Dominion Account, the UK Loan Parties shall be deemed to have requested the Agent to convert at the Spot Rate any such amounts to the currency of the outstanding Obligations of any such UK Loan Parties and apply such converted amounts to such outstanding Obligations.

2.16 Circumstances Affecting Euro Availability. In connection with any request for a Multicurrency Revolver Advance denominated in Euros (“Euro Advances”) or Multicurrency Revolver Letter of Credit denominated in Euros (“Euro Letters of Credit” and, together with the Euro Advances, the “Euro Extensions”) or a continuation or extension thereof, if the introduction of, or any change in, any Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Multicurrency Revolver Lenders (or any of their applicable lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any Multicurrency Revolver Lender (or any of their applicable lending office) to honor its obligations to make or maintain any Euro Extensions, then Agent shall promptly give notice thereof to the Company and the other Multicurrency Revolver Lenders. Thereafter, until Agent notifies the Company that such circumstances no longer exist, the obligation of Multicurrency Revolver Lenders to make Euro Extensions or any continuation or extension thereof, as applicable, shall be suspended and the Borrowers shall either (a) repay in full (or cause to be repaid in full) the then outstanding principal amount of such Euro Advances, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Euro Advances or (b) convert the then outstanding principal amount of each such Euro Advances to a Base Rate Loan denominated in Dollars as of the last day of such Interest Period; provided that if any of the Borrowers elects to make such conversion, the Borrowers shall pay to Agent and Multicurrency Revolver Lenders any and all costs, fees and other expenses, if any, incurred by Agent and Multicurrency Revolver Lenders in effecting such conversion.

2.17 [Reserved].

2.18 Priority and Liens Applicable to the Company. The Company hereby covenants, represents and warrants that, upon the execution of this Agreement and upon the entry of the Interim Financing Order (and when applicable, the Final Financing Order), subject in each case to the Carve Out:

(a) the Obligations of the Loan Parties, pursuant to Section 364(c)(1) of the Bankruptcy Code, shall be entitled to Superpriority Claim status in the Cases (but excluding a claim on avoidance actions and, prior to entry of the Final Financing Order, the proceeds of avoidance actions), subject only to the Carve Out to the extent provided in the applicable Financing Order, and any payments or proceeds on account of such Superpriority Claim shall be distributed in accordance with Section 2.14(b)(ii);

(b) the Obligations of the Loan Parties, pursuant to Section 364(c)(2) of the Bankruptcy Code, shall be secured by a perfected first priority Lien on all of the assets of the Company, whether consisting of real, personal, tangible or intangible property (including all of the outstanding shares of capital stock of subsidiaries and proceeds of the foregoing) that is not subject to valid, perfected and non-avoidable liens as of the Petition Date, excluding avoidance actions and, prior to entry of the Final Financing Order, the proceeds of avoidance actions (it being understood that, notwithstanding such exclusion of avoidance actions, the proceeds of such actions (including, without limitation, assets as to which liens are avoided) shall, after entry of the Final Financing Order, be subject to such Liens under Section 364(c)(2) of the Bankruptcy Code and available to repay the Advances and all other Obligations);

(c) the Obligations of the Loan Parties, pursuant to section 364(d)(1) of the Bankruptcy Code, shall at all times be secured by a valid, binding, continuing, enforceable, fully-perfected first priority senior priming security interest in and Lien upon all pre—and post-petition property of the Company, whether now existing or hereafter acquired, of the same nature, scope and type as the Collateral securing the Prepetition Senior Secured Notes or the obligations under the Prepetition Credit Agreement. Such security interests and Liens shall be senior in all respects to the interests in such property of the lenders and agents under the Prepetition Credit Agreement and the interests in such property of the holders of the Prepetition Senior Secured Notes and the trustees under the Prepetition Senior Secured Notes (collectively, the “Primed Liens”), in each case arising from their respective current and future Liens; and

(d) the Obligations of the Loan Parties, pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a valid, binding, continuing, enforceable, fully-perfected junior Lien on all of the assets of the Company that are subject to (x) valid, perfected and non-avoidable Liens in existence at the time of the commencement of the Cases (other than the Primed Liens) or (y) valid Liens (other than Primed Liens) in existence at the time of such commencement that are perfected subsequent to such commencement as permitted by Section 546(b) of the Bankruptcy Code.

2.19 Payment of Obligations. Subject to the provisions of Section 9.1, upon the maturity (whether by acceleration or otherwise) of any of the Obligations of the Loan Parties under this Agreement or any of the other Loan Documents, the Agent and the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

2.20 No Discharge; Survival of Claims. Each Loan Party agrees that to the extent that the Obligations hereunder have not been satisfied in full (a) its Obligations arising hereunder shall not be discharged by the entry of any order of the Bankruptcy Court confirming a Reorganization Plan (and the Company, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (b) the Superpriority Claim granted to the Agent and the Lenders pursuant to the Financing Orders and described in Section 2.18(a) and the Liens granted to the Agent pursuant to the Financing Orders and described in Section 2.18(b) through (d) shall not be affected in any manner by the entry of any order of the Bankruptcy Court confirming a Reorganization Plan, other than the discharge and release of such Liens and upon full satisfaction (including Cash Collateralization of Letters of Credit) as provided for herein.

2.21 Additional Term Advance Option.

(a) Request for Additional Term Advance. Provided there exists no Default or Event of Default, upon notice to Agent (which shall promptly notify the Term Lenders), the Company may on one occasion following the Final Term Funding Date request additional term loans on the same terms as, and ranking pari passu in right of payment and of security with, the Term Advances made on the Closing Date and on the Final Term Funding Date (the “Additional Term Advances”) by an amount not exceeding $50,000,000; provided that any such request for Additional Term Advances shall be in a minimum amount of $20,000,000.

(b) Lender Elections to Provide Additional Term Advances. Additional Term Advances may be provided by any existing Term Lender or by any Eligible Transferee that agrees to provide Additional Term Advances, an “Additional Term Lender”); provided, however, that each Term Lender that is a holder of Prepetition Senior Secured Notes shall be given the right of first refusal (on a pro rata basis or as otherwise agreed by such Persons) to provide such Additional Term Advances. Each such Additional Term Lender that is not already a Term Lender shall become party to this Agreement pursuant to a joinder agreement in form and substance reasonably satisfactory to Agent and its counsel, and each such Additional Term Lender that is already a Term Lenders shall evidence its commitment to provide any such Additional Term Advances pursuant to an agreement in form and substance reasonably satisfactory to Agent and its counsel. For the avoidance of doubt, no Term Lender shall have any obligation to provide any Additional Term Advances unless it shall have so agreed to do so in response to a request made under Section 2.21(a), and then only to the extent set forth in any definition documentation entered into by such Additional Term Lender in connection with such Additional Term Advances.

(c) Reserved.

(d) Additional Term Advance Closing Date and Allocations. If Additional Term Advances are provided in accordance with this Section, Agent and the Company shall determine the effective date (the “Additional Term Advance Closing Date”) and the final allocation of such Additional Term Advances. Agent shall promptly notify the Company and the Term Lenders of the Additional Term Advance Closing Date. From and after the making thereof, all Additional Term Advances shall constitute Term Advances for all purposes of this Agreement and the other Loan Documents.

(e) Conditions to Effectiveness of Additional Term Advances. As a condition precedent to any Additional Term Advance Closing Date, (i) the Company shall deliver to Agent a certificate of the Borrowers and each other Loan Party, dated as of such Additional Term Advance Closing Date, signed by an Authorized Person of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Additional Term Advances, and (B) certifying that (1) before and after giving effect to such Additional Term Advances, (x) the representations and warranties of each Borrower or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on such Additional Term Advance Closing Date (except to the extent that such representations and warranties relate solely to an earlier date) and (y) no Default or Event of Default shall have occurred and be continuing on such Additional Term Advance Closing Date, nor shall either result from the making of Additional Term Advances and (2) the Company is in compliance with the covenants set forth in Sections 7.1, 7.3, 7.4 and 7.5 after giving pro forma effect to the incurrence of the Additional Term Advances, (ii) the Required Term Lenders shall have consented in writing to the terms and provisions of such Additional Term Advances and

(iii) the Company shall deliver to Agent evidence reasonably satisfactory to it that all of the obligations of each Spanish Subsidiary under local lines of credit, factoring and similar facilities have prepaid in full, and that all liens to secure any such indebtedness have been released and any restrictions in any such indebtedness that would prevent such Spanish Subsidiary guaranteeing the Obligations and pledging Collateral in support thereof shall have been terminated (or that all of the foregoing shall occur substantially simultaneously with the funding of such Additional Term Advances). Notwithstanding anything to the contrary in this agreement, the Lenders agree without any further action or consent on the part of any Lender, that the Agent, the Additional Term Lenders and the Loan Parties may make any changes to the Loan Documents (other than to this Section 2.21) as may be necessary to reflect the provision of Additional Term Advances.

3. CONDITIONS; TERM OF AGREEMENT.

3.1 Conditions Precedent.

(a) Conditions Precedent to Effectiveness of this Amended Agreement. The effectiveness of this Amended Agreement is subject to the satisfaction of the following conditions precedent:

(i) delivery to the Agent of duly executed counterparts hereof that, when taken together, bear the signatures of each Borrower, the Agent, each Revolving Lender and the Required Lenders;

(ii) delivery to the Agent of a duly executed agreement, in form and substance reasonably satisfactory to the Agent, pursuant to which each Loan Party shall have reaffirmed its obligations under each Loan Document to which it is a party (including the security interests granted pursuant to the Security Documents);

(iii) no Default or Event of Default shall have occurred and be continuing on the ARCA Effective Date;

(iv) the representations and warranties of each Loan Party contained in this Amended Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the ARCA Effective Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(v) no Borrowing Base Excess, Multicurrency Revolver Commitment Excess or Dollar Revolver Commitment Excess shall exist on the ARCA Effective Date immediately after giving effect to the amendment and restatement of the Existing DIP Credit Agreement; and

(vi) delivery to the Agent of a certificate from the Company, dated as of the ARCA Effective Date and signed by a Responsible Officer, certifying that all of the conditions set forth in clauses (iii), (iv) and (v) of this Section 3.1(a) have been satisfied on such date.

(b) [Reserved].

(c) Delayed Draw Term Loans. The obligation of each Term Lender to make Delayed Draw Term Advances on the Final Term Funding Date is subject to the fulfillment, to the satisfaction of Agent and each Term Lender providing such Delayed Draw Term Advances, of each of the conditions precedent set forth on Schedule 3.1(c).

3.2 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

(a) the representations and warranties of each Loan Party contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

(c) in the case of any Multicurrency Revolver Advance (or any other extension of credit hereunder) to be denominated in Euros, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of (i) Agent, (ii) the Required Multicurrency Revolver Lenders (in the case of any Multicurrency Revolver Advance to be denominated in Euros), (iii) the Issuing Lender (in the case of any Multicurrency Revolver Letter of Credit to be denominated in Euros) or (iv) the Swingline Lender (in the case of any Swingline Loans) would make it unlawful or impossible for such extension of credit to be denominated in Euros;

(d) in the case of any Advance to be made on or following the date of entry of the Final Financing Order, all of the “second day orders” (to be acceptable to the Required Term Lenders’ Advisors) and all related pleadings intended to be entered before the entry of the Final Financing Order, including a final cash management order and any order establishing procedures for the administration of the Cases and/or approval of significant transactions, including, without limitation, asset sale procedures, regardless of when filed or entered, shall have been entered by the Bankruptcy Court and shall be reasonably satisfactory in form and substance to the Agent (after reasonable consultation with the Required Term Lenders’ Advisors);

(e) the amount of such Advance, together with all other applicable Advances then outstanding, shall not exceed the amount authorized by the Interim Financing Order or the Final Financing Order, as applicable; and

(f) in the case of any Revolver Advance to be made (i) on or following the Closing Date but prior to the Final Term Funding Date, at least $170,000,000 of Term Advances shall have been made on or prior to the date of such Revolver Advance and (ii) on or following the Final Term Funding Date (x) no funds shall be on deposit in the Term Advance Proceeds Account (after giving effect to the Delayed Draw Term Advances made on the Final Term Funding Date) and (y) at least $275,000,000 of Term Advances shall have been made on or prior to the date of such Revolver Advance.

3.3 Maturity. Subject to Section 9.1, this Agreement shall continue in full force and effect until the Maturity Date.

3.4 Effect of Maturity. On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations (other than Bank Product Obligations that, at such time, are not required to be repaid or cash collateralized in accordance with Section 1.4) immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated. When all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.

3.5 Early Termination by Borrowers. Borrowers have the option, at any time upon 5 Business Days’ prior written notice to Agent (or such shorter notice as may be agreed to by the Agent), to terminate this Agreement and terminate the Revolver Commitments hereunder by repaying in full to Agent all of the Obligations (other than Bank Product Obligations that, at such time, are not required to be repaid or cash collateralized in accordance with Section 1.4).

3.6 Conditions Subsequent. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto (or such longer date as Agent may agree), of the conditions subsequent described in Section 5.11 (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (after giving effect to any extensions agreed to by the Agent), shall constitute an Event of Default).

3.7 Conditions to each Withdrawal Date. The right of any Loan Party to make a withdrawal of any funds from, following the delivery of an Activation Notice, any Disbursement Account or the Foreign (Non-Canadian/Non-UK) Dominion Account in accordance with Section 2.15 is subject to satisfaction or waiver of the following conditions precedent:

(a) the Agent shall have received a fully executed and delivered Withdrawal Notice no later than 11:00 a.m. (New York City time) on the proposed Withdrawal Date, or such later time on the proposed Withdrawal Date agreed to by the Agent);

(b) the Interim Financing Order or the Final Financing Order, as the case may be, shall be in full force and effect, and shall not have been (i) vacated, reversed, or stayed, or (ii) amended or modified except as otherwise agreed to in writing by Agent in its sole discretion (after reasonable consultation with the Required Term Lenders’ Advisors);

(c) with respect to any Withdrawal Notice delivered other than at a time when an Event of Default shall have occurred and be continuing:

(i) the representations and warranties of each Borrower contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such withdrawal, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and

(ii) no Default or Event of Default shall have occurred and be continuing on the date of such withdrawal, nor shall either result from the making thereof;

(d) with respect to any Withdrawal Notice delivered at a time that an Event of Default shall have occurred and be continuing:

(i) the Agent shall have determined in its Permitted Discretion that such withdrawal is necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations); or

(ii) the Lenders shall have been notified of such request and the Required Lenders shall not have objected to such request within three Business Days after receipt of such notice.

(e) the Agent shall have, in its discretion, indicated in writing that it consents to such withdrawal, which consent, if it is given, shall be given reasonably promptly following receipt of the applicable Withdrawal Request.

3.8 Effect of this Agreement. On the ARCA Effective Date, the Existing DIP Credit Agreement will be amended and restated to read in its entirety as set forth in this Agreement; provided, however, that except for those exhibits and schedules that are attached to this Amended Agreement (which shall replace the corresponding schedules to the Existing DIP Credit Agreement), the exhibits and schedules to the Existing DIP Credit Agreement shall remain as the exhibits and schedules to this Agreement. From and after the ARCA Effective Date, the rights of the parties to this Agreement shall be governed by this Amended Agreement; provided that the rights of parties in respect of periods prior to the ARCA Effective Date shall be governed by the terms of the Existing DIP Credit Agreement as in effect at the relevant time. The Indebtedness, obligations and other liabilities (including interest and fees accrued to the ARCA Effective Date) governed by the Existing DIP Credit Agreement (collectively, the “Original Obligations”), together with any and all additional Obligations incurred by Borrowers hereunder or under any of the other Loan Documents, shall continue to be secured by all of the pledges and grants of security interests provided pursuant to the Security Documents, the Interim Financing Order and the Final Financing Order, as applicable, all as more specifically set forth in the Security Documents, the Interim Financing Order and the Final Financing Order and shall continue to be guaranteed by each Guarantor pursuant to the applicable Guaranty, the Interim Financing Order and the Final Financing Order, all as more specifically set forth in the Guarantees, the Interim Financing Order and the Final Financing Order. This Agreement shall not constitute a novation or repayment of the obligations and liabilities existing under the Existing DIP Credit Agreement or evidence payment of all or any of such obligations and liabilities.

4. REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Advance (or issuance or extension of or amendment to any Letter of Credit) made thereafter, as though made on and as of the date of such Advance (or issuance or extension of or amendment to any Letter of Credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1 Due Organization and Qualification; Subsidiaries.

(a) Each Loan Party (i) is duly organized or incorporated, as applicable, and existing and in good standing (or its equivalent, if any) under the laws of the jurisdiction of its organization or incorporation, as applicable, (ii) is qualified to do business in any state, province or territory where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, and (iii) subject to entry of any applicable order of the Bankruptcy Court, has all requisite power and authority to (x) own and operate its properties (and, with respect to properties of the Foreign Borrower, the US Borrower has all requisite power and authority to hold legal title to such properties on behalf, for the account and risk of the community of ownership formed by the partners in the Foreign Borrower) and to carry on its business as now conducted and as proposed to be conducted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, (y) to enter into the Loan Documents to which it is a party and to carry out the Transactions or any transactions contemplated thereby.

(b) Set forth on Schedule 4.1(b) is a complete and accurate description of the authorized Stock of each Borrower, by class, and a description of the number of shares of each such class that are issued and outstanding as of the Closing Date. Except with respect to the Prepetition Senior Subordinated Notes and other than as described on Schedule 4.1(b), as of the Closing Date there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower’s Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except with respect to the Prepetition Senior Subordinated Notes and as set forth on Schedule 4.1(b), as of the Closing Date no Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Stock or any security convertible into or exchangeable for any of its Stock.

(c) Set forth on Schedule 4.1(c), is a complete and accurate list of the Company’s direct and indirect Subsidiaries as of the Closing Date, showing, as of the Closing Date: (i) the percentage of Stock owned directly or indirectly by the Company in each of its Subsidiaries, (ii) the number of shares of each class of common and preferred Stock (if any) authorized for each Loan Party and the Restricted Subsidiaries, (iii) the number of the outstanding shares of each such class owned directly or indirectly by the Company in each other Loan Party and Restricted Subsidiary, and (iv) identification of whether such Subsidiary is a US Guarantor, Foreign Borrower, Foreign Guarantor, Excluded Subsidiary, Restricted Subsidiary, Pledgor and/or Unrestricted Subsidiary. All of the outstanding Stock of each such Restricted Subsidiary has been validly issued and is fully paid and non-assessable.

(d) Except as set forth on Schedule 4.1(c), as of the Closing Date there are no subscriptions, options, warrants, or calls relating to any shares of the Restricted Subsidiaries’ Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except with respect to the Prepetition Senior Subordinated Notes and as set forth on Schedule 4.1(c), as of the Closing Date neither Borrowers nor any of the Restricted Subsidiaries are subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Restricted Subsidiaries’ Stock or any security convertible into or exchangeable for any such Stock and the articles or certificate of incorporation or constitution or similar organizing or governing documents of any Restricted Subsidiary do not restrict or inhibit in any case any transfer of that Stock on enforcement of the Collateral.

4.2 Due Authorization; No Conflict.

(a) Subject to entry of the Interim Financing Order (or the Final Financing Order, when applicable), as to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b) Subject to entry of the Interim Financing Order (or the Final Financing Order, when applicable), as to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, provincial, or local law or regulation applicable to any Loan Party or the Restricted Subsidiaries, the Governing Documents of any Loan Party or the Restricted Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or the Restricted Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or the Restricted Subsidiaries (other than prepetition contracts solely of the Company (and no other Loan Party or Restricted Subsidiary) if the enforcement of such agreement by the counterparty is stayed) except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to result in a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any Loan Party’s interest holders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except where the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

4.3 Governmental Consents. Subject to entry of the Interim Financing Order (or the Final Financing Order, when applicable), the execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the Transactions or any transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except (a) as have been obtained prior to the Closing Date and are in full force and effect, and (b) filings and recordings with respect to the Collateral not required to be made pursuant to the terms of this Agreement or the applicable Security Documents or to be made on the Closing Date or promptly thereafter, or otherwise delivered to Agent on the Closing Date for filing or recordation.

4.4 Binding Obligations; Perfected Liens.

(a) Subject to entry of the Interim Financing Order (or the Final Financing Order, when applicable), each Loan Document has been duly executed and delivered by each Loan Party and Pledgor that is a party thereto and is the legally valid and binding obligation of such Loan Party or Pledgor, as applicable, enforceable against such Loan Party or Pledgor, as applicable, in accordance with its respective terms and the Financing Orders, except as enforcement may be limited by equitable principles or, with respect to Loan Parties other than the Company or Pledgors, by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) Subject to Section 5.11 and, with respect to any Collateral of the Company, subject to entry of the Interim Financing Order (or the Final Financing Order, when applicable), Agent’s Liens are validly created, perfected (other than any Deposit Accounts, Securities Accounts and other bank accounts as to which perfection does not require a Control Agreement and other than Excluded Accounts), and subject only to the filing of financing statements, the recordation of any Intellectual Property security agreements, and the recordation of the Mortgages, in each case, in the appropriate filing offices, the registration of the charges created by Exide Holding Asia Pte Limited pursuant to the applicable Security Documents with the Accounting and Corporate Regulatory Authority in Singapore and, in each case, except as otherwise expressly set forth in the applicable Security Documents , only to the extent perfection can be achieved by taking actions under the Laws of a Qualified Jurisdiction), and first-priority Liens in and upon the Collateral, subject, in each case, only to Permitted Liens and the relative priorities thereof and subject in all respect to the provisions of the Financing Orders.

4.5 Title to Assets; No Encumbrances. Each of the Loan Parties and the Restricted Subsidiaries (and, with respect to the assets of the Foreign Borrower only, the US Borrower in its capacity as general partner of the Foreign Borrower) has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property, subject to an applicable order of the Bankruptcy Court with respect to leasehold interests of the Company), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens. No Loan Party owns any buildings or other improvements located on land located in the United States that is demised to such Loan Party under any lease of real property.

4.6 Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

(a) The name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization or incorporation, as applicable, of each Loan Party and each of its Restricted Subsidiaries is set forth on Schedule 4.6(a) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(b) The chief executive office of each Loan Party and each of its Restricted Subsidiaries is located at the address indicated on Schedule 4.6(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(c) Each Loan Party’s and each of its Restricted Subsidiaries’ tax identification numbers and organizational identification numbers (or foreign equivalent), if any, are identified on Schedule 4.6(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(d) As of the Closing Date, no US Loan Party holds any commercial tort claims that, individually, exceed $1,000,000 in amount, except as set forth on Schedule 4.6(d).

4.7 Litigation.

(a) Except for the Case (in the case of clause (c) below) or as set forth on Schedule 4.7, 4.12 or as otherwise fully stayed in all respects, there are no actions, suits, proceedings, investigations (solely in the case of investigations, known to the Company) or Environmental Action pending or, to the knowledge of any Responsible Officer of any Borrower, threatened (a) that challenge any Loan Document (other than objections or pleadings that may have been filed in the Case with respect to the Company seeking authorization to enter into the Loan Documents and incur the Obligations under this Agreement and other Loan Documents), (b) that challenge the Transactions or any transaction contemplated by this Agreement or the other Loan Documents (other than objections or pleadings that may have been filed in the Case with respect to the Company seeking authorization with respect thereto), or (c) that have resulted in, or could reasonably be expected to result in, a Material Adverse Change. Additionally, subject to entry of the Interim Financing Order (or the Final Financing Order, when applicable), there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the making of any Advance (or any other extension of credit hereunder).

(b) As of the Closing Date, Schedule 4.7 sets forth a complete and accurate description of all actions, suits, proceedings and Environmental Actions that are required by the SEC to be, but have not been, disclosed on the Company’s Form 10-K, 10-Q or 8-K or that could reasonably be expected to result in a Material Adverse Change.

4.8 Compliance with Laws. No Loan Party nor any of its Restricted Subsidiaries (a) is in violation of any applicable Law (including Environmental Law) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, of any Governmental Authority, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.9 Historical Financial Statements. All historical consolidated financial statements relating to the Company and its Subsidiaries that have been delivered by any of the Borrowers to Agent and the Required Term Lenders’ Advisors have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Company and its Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended.

4.10 Corporate Benefit. Each Loan Party receives valuable corporate benefit (or the equivalent) from entering into the Loan Documents to which it is a party, in each case to the extent relevant in the jurisdiction in which such Loan Party is domiciled.

4.11 Employee Benefits.

(a) Schedule 4.11 sets forth, as of the Closing Date, each Plan, each Multiemployer Plan and each Canadian Pension Plan. Each Plan (and each related trust, insurance contract or fund) is in compliance in all respects with its terms and in all respects with all applicable laws, including, without limitation, ERISA and the IRC, except to the extent that any such noncompliances, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change: (1) each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the IRC has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the IRC covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service (or the sponsor has applied for such determination letter or opinion letter within the remedial amendment period); (2) except as disclosed on Schedule 4.11, no Reportable Event has occurred with respect to a

Plan (other than, and since the occurrence of, a Reportable Event related to the filing of a petition under Chapter 11 of the Bankruptcy Code); (3) no Borrower has received any written notice or otherwise has knowledge that any Multiemployer Plan is insolvent or in reorganization; (4) except as disclosed on Schedule 4.11, no Plan which is subject to Title IV of ERISA has an Unfunded Current Liability; (5) except as disclosed on Schedule 4.11, no Plan which is subject to Section 412 of the IRC or Section 302 of ERISA has failed to meet the minimum funding standards, within the meaning of such sections of the IRC or ERISA, or, except as disclosed on Schedule 4.11, has applied for or received a waiver of a minimum funding standard, within the meaning of Section 412 of the IRC or Section 302 of ERISA; (6) all required contributions with respect to each Plan and each Multiemployer Plan have been made; (7) neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has incurred any outstanding liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the IRC or expects to incur any such liability under any of the foregoing sections with respect to any Plan or Multiemployer Plan; (8) to the knowledge of any Borrower, no condition exists which presents a material risk to the Company or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan or a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the IRC; (9) no involuntary proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; (10) no unstayed action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; (11) except as disclosed on Schedule 4.11, neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has filed, or is considering filing, an application under the Internal Revenue Service Employee Plans Compliance Resolution System or the Department of Labor’s Voluntary Fiduciary Correction Program with respect to any Plan or Multiemployer Plan; (12) using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Company and its Subsidiaries and ERISA Affiliates to any Multiemployer Plans in the event of a withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan could not result in a liability to the Company, any of its Subsidiaries or an ERISA Affiliate; (13) each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the IRC) which covers or has covered employees or former employees of the Company, any of its Subsidiaries, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the IRC; (14) except as disclosed on Schedule 4.11, no lien imposed under the IRC or ERISA on the assets of the Company or any of its Subsidiaries or any ERISA Affiliate exists, or, to the knowledge of any Responsible Officer of any Borrower, is likely to arise on account of any Plan or any Multiemployer Plan; and (15) except as disclosed on Schedule 4.11, neither the Company nor any of its Subsidiaries maintains or contributes to (a) any group health plan (as defined in Section 5000(b)(1) of the IRC) which provides benefits to retired employees and/or other former employees (other than as required by Section 601 of ERISA) or (b) any Plan, the obligations with respect to which could reasonably be expected to have a Material Adverse Change.

(b) Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change: (1) each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (2) all required contributions with respect to a Foreign Pension Plan have been made; (3) neither the Company nor any of its Subsidiaries has incurred any outstanding obligation in connection with the termination of or withdrawal from any Foreign Pension Plan; and (4) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Company’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities or alternatively, the Foreign Pension Plan is funded in compliance with applicable law in all respects and the Company and its Subsidiaries have established adequate reserves for the present value of such accrued benefit liabilities under such Foreign Pension Plan in the financial statements delivered pursuant to Section 5.1.

(c) Except for the CMP Batteries Pension Scheme (a summary of which has been provided to the Agent), neither the Company nor any of its Subsidiaries or Affiliates is or has at any time been (i) an employer (for the purposes of Sections 38 to 51 of the United Kingdom’s Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom’s Pensions Schemes Act 1993) or (ii) “connected” with or an “associate” (as those terms are used in Sections 38 and 43 of the United Kingdom’s Pensions Act 2004) of such an employer.

(d) Notwithstanding Section 4.11(b), in respect of each Canadian Pension Plan, (1) the Company has provided the Agent a copy of the actuarial report for each such plan which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the Income Tax Act (Canada), most recently filed with the applicable Governmental Authority, and (2) all required employer and employee contributions (including, without limitation, “normal cost”, “special payments” and any other payments in respect of any funding deficiencies) under such plan have been timely made.

4.12 Environmental Condition. Except as set forth on Schedule 4.12 or that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change: (a) to Borrowers’ knowledge, after due inquiry, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site or at a location at which any material Remedial Action is required pursuant to any Environmental Law, (b) no Loan Party nor any of its Subsidiaries has received notice that an Environmental Lien has attached to any revenues or to any Real Property or to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use of transferability of such Real Property by any Loan Party or any of its Subsidiaries, (c) except to the extent such Loan Party or Subsidiary has set aside on its books financial reserves as required by GAAP (or such other generally accepted accounting principles as may be applicable in the relevant jurisdiction), there are no Hazardous Materials at, on, under, from or affecting any Real Property, or other Environmental Liabilities, that are reasonably expected to form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries and (d) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding Environmental Action or any written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability.

4.13 Intellectual Property. Each Loan Party and the Restricted Subsidiaries own, or hold licenses in, all Intellectual Property that are necessary to the conduct of its business, and has obtained assignments of all leases, licenses and other rights of whatever nature, in each case necessary for the conduct of its business, without any known conflict with the rights of others which, or the failure to own, or hold licenses in, or obtain assignments of which, as the case may be, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Set forth on Schedule 4.13, as of the Closing Date, is a true, correct, and complete listing of all Intellectual Property registered, or that is the subject of an application for registration, with any Governmental Authority of any Qualified Borrowing Base Jurisdiction and other material Intellectual Property, in each case, as to which the Company or any Borrowing Base Foreign Guarantor is the owner or is an exclusive licensee.

4.14 Leases. Each Loan Party and the Restricted Subsidiaries enjoy peaceful and undisturbed possession under all leases to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such leases are valid and subsisting and no default by the applicable Loan Party or its Restricted Subsidiaries exists under any of them, in each case, except (a) to the extent such matters could not reasonably be expected to result in a Material Adverse Change or (b) in the case of leases of the Company, subject to an applicable order of the Bankruptcy Court with respect to such leases or with respect to such leases rejected under Section 365 of the Bankruptcy Code.

4.15 Deposit Accounts and Securities Accounts. Schedule 4.15 (as updated by written notice to the Agent listing Deposit Accounts and/or Securities Accounts opened after the Closing Date promptly after opening such Deposit Accounts or Securities Accounts) sets forth a listing of all of the Loan Parties’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person, and (c) with respect to the Borrowers and the Borrowing Base Foreign Guarantors, identification of any Excluded Accounts (it being agreed that delivery by the Company of Schedule 4.15 shall be a condition precedent to the occurrence of the Closing Date).

4.16 Complete Disclosure. No factual information, taken as a whole with all factual information previously delivered (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry), furnished from time to time by or on behalf of a Loan Party or its Restricted Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, contains any materially untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made. As of the date on which any Projections are delivered to Agent (with a copy to each of the Required Term Lenders’ Advisors), such Projections represent Borrowers’ good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and the Restricted Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent and such Required Term Lenders’ Advisors (it being understood that such Projections are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and the Restricted Subsidiaries, that no assurances can be given that such Projections will be realized, and that actual results may differ in a material manner from such Projections).

4.17 Material Contracts. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, each Material Contract of any Non-Debtor Loan Party (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against the applicable Loan Party or its Restricted Subsidiary and, to Borrowers’ knowledge, after due inquiry, each other Person (other than any Loan Party or Subsidiary) that is a party thereto in accordance with its terms, (b) has not been otherwise amended or modified (other than amendments or modifications permitted by Section 6.7(b)), and (c) is not in default due to the action or inaction of the applicable Non-Debtor Loan Party or its Restricted Subsidiary.

4.18 Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”) and (c) Canadian Anti-Money Laundering Anti-Terrorism Legislation. No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended and Canadian Anti-Money Laundering Anti-Terrorism Legislation.

4.19 Indebtedness. Set forth on Schedule 4.19 is a true and complete list of all Indebtedness for borrowed money of each Loan Party and each of its Restricted Subsidiaries that has an aggregate principal amount outstanding in excess of $1,000,000 immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount outstanding of such Indebtedness as of the date specified on Schedule 4.19). As of the Closing Date, Part A of Schedule 4.19 lists all Indebtedness as described in the immediately preceding sentence which is owed to Persons other than the Company or any of its Subsidiaries (after giving effect to the consummation of the Transaction) and Part B of Schedule 4.19 lists all Indebtedness as described in the immediately preceding sentence which is owed to the Company and its Subsidiaries (after giving effect to the Transaction).

4.20 Payment of Taxes. Except as set forth on Schedule 4.20, all material tax returns and reports of each Loan Party and the Restricted Subsidiaries required by any Governmental Authority to be filed by any of them have been timely (including applicable extensions) filed with the appropriate Governmental Authority, and all material taxes shown on such tax returns to be due and payable and all material assessments, fees and other governmental charges upon a Loan Party and the Restricted Subsidiaries and upon their respective assets, income, and operations that are due and payable have been paid to the appropriate Governmental Authority when due and payable, other than those that are being contested in accordance with Section 5.5.

Each Loan Party and each of its Restricted Subsidiaries have made adequate provision in accordance with GAAP (or, if applicable in the case of any Restricted Subsidiary, generally accepted accounting principles in the jurisdiction of formation of such Restricted Subsidiary) for all taxes not yet due and payable. Except as set forth on Schedule 4.20, as of the Closing Date, there is no unstayed action, suit, proceeding, investigation (solely in the case of investigations, known to the Borrowers), audit, or claim now pending or, to the knowledge of the Borrowers, threatened by any authority regarding any material taxes relating to the Company and its Restricted Subsidiaries. Except as set forth on Schedule 4.20, neither the Company nor any of its Restricted Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending, or having the effect of extending, any statute of limitations relating to the payment or collection of any material taxes of the Company or any of its Restricted Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Restricted Subsidiaries not to be subject to the normally applicable statute of limitations.

4.21 Margin Stock. No Loan Party nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve.

4.22 Governmental Regulation. No Loan Party nor any of its Restricted Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or, subject to entry of the Interim Financing Order (or the Final Financing Order, when applicable), under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Restricted Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.23 OFAC. No Loan Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

4.24 Employee and Labor Matters. Except as set forth on Schedule 4.24:

(a) There is (i) no unfair labor practice complaint pending or, to the knowledge of Borrowers, threatened against any Borrower or its Restricted Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Borrower or its Restricted Subsidiaries which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, work stoppage or similar action or grievance pending or, to the knowledge of Borrowers, threatened in writing against any Borrower or its Restricted Subsidiaries, or (iii) to the knowledge of Borrowers, after due inquiry, no union representation question existing with respect to the employees of any Borrower or its Restricted Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Borrower or its Restricted Subsidiaries, except (with respect to any matter specified in clauses (i), (ii) or (iii) above, either individually or in the aggregate) such as has not resulted in, or could not reasonably be expected to result in, a Material Adverse Change.

(b) No Borrower and no Restricted Subsidiary of any Borrower has incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains due and owing under applicable law, except such as has not resulted in or could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(c) The hours worked and payments made to employees of each Borrower or its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(d) Subject to entry by an applicable order of the Bankruptcy Court, all material payments due from any Borrower or its Restricted Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of any Borrower, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.25 Eligible Accounts. As to each Account that is identified by any Borrower as an Eligible Account in a Borrowing Base Certificate submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor, (b) owed to one or more of the Loan Parties, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Agent-discretionary criteria) set forth in the definition of Eligible Accounts.

4.26 Eligible Inventory. As to each item of Inventory that is identified by any Borrower as Eligible Inventory in a Borrowing Base Certificate submitted to Agent, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Agent-discretionary criteria) set forth in the definition of Eligible Inventory.

4.27 Locations of Inventory and Equipment. The Inventory and Equipment (other than vehicles or Equipment out for repair) of the US Loan Parties and the Canadian Guarantors are located only at, or in-transit between or to, the locations identified on Schedule 4.27 (as such Schedule may be updated pursuant to Section 5.16) or a Permitted Consignment Location of the US Loan Parties and the Canadian Guarantors.

4.28 Inventory Records. Each US Loan Parties and the Canadian Guarantors keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

4.29 Trust. No Borrower and no Borrowing Base Foreign Guarantor holds any assets as the trustee of any trust.

4.30 Financing Orders. On the date of the making of the initial Advances or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Interim Financing Order will have been entered and will not have been stayed, amended in a material manner, vacated, reversed or rescinded except as approved by the Agent and the Required Lenders, in each case in their sole discretion. On the date of the making of any Advance or the issuance of any Letter of Credit, the Interim Financing Order (or the Final Financing Order, when applicable) shall have been entered and shall not have been amended in a material manner, stayed, vacated or rescinded except as approved by the Agent and the Required Lenders, in each case in their sole discretion. Upon the maturity (whether by the acceleration or otherwise) of any of the obligations of the Loan Parties hereunder and under the other Loan Documents, the Lenders shall, subject to the provisions of Section 9.1 and the Financing Orders, be entitled to immediate payment of such obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

4.31 No Material Adverse Change. Since March 31, 2013, no Material Adverse Change has occurred.

4.32 Centre of Main Interest. For the purposes of the Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings, as amended, each European Loan Party has its centre of main interests (as that term is used in Article 3(1) therein) situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) therein) in any other jurisdiction.

4.33 Solvency.

(a) On the Closing Date, each of the Guarantors (other than the Company) individually is, and all Guarantors (other than the Company) taken as a whole are, Solvent.

(b) No transfer of property is being made by any Guarantor and no obligation is being incurred by any Guarantor in connection with the Transactions or any transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay or defraud either present or future creditors of such Guarantor.

5. AFFIRMATIVE COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations (other than Bank Product Obligations that, at such time, are not required to be repaid or cash collateralized in accordance with Section 1.4), the Loan Parties shall and shall cause each of the Restricted Subsidiaries to comply with each of the following:

5.1 Financial Statements, Reports, Certificates.

(a) Deliver to Agent for further distribution to the Lenders (with a copy to each of the Required Term Lenders’ Advisors) each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein. Information required to be delivered pursuant to paragraphs (c), (e), (h), (i) and (j) on Schedule 5.1 shall be deemed to have been delivered if such information, or one or more annual, quarterly or other reports containing such information, shall have been posted on the Company’s website on the internet (currently http://www.exide.com) or by the Agent on an IntraLinks, SyndTrak Online or similar site to which the Lenders have been granted access (the “Platform”) or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov; provided that the Company shall deliver paper copies of such information to the Agent (with a copy to each of the Required Term Lenders’ Advisors) upon reasonable request for such delivery.

(b) In addition, each Borrower agrees that no Restricted Subsidiary of a Loan Party will have a fiscal year different from that of the Company unless otherwise agreed by the Agent in its Permitted Discretion. In addition, each Borrower agrees to maintain a system of accounting that enables such Borrower to produce financial statements in accordance with GAAP. Each Loan Party shall, in all material respects, also (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Restricted Subsidiaries’ sales, and (ii) maintain its billing systems/practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, Agent (such consent not to be unreasonably withheld).

(c) Deliver to Agent (with a copy to each of the Required Term Lenders’ Advisors) (i) as soon as practicable in advance of filing with the Bankruptcy Court or delivering to the Creditors’ Committee or to the U.S. Trustee, as the case may be, the Final Financing Order and all other proposed orders and pleadings related to the Advances and the Loan Documents, any Reorganization Plan and/or any disclosure statement related thereto and (ii) substantially simultaneously with the filing with the Bankruptcy Court or delivering to the Creditors’ Committee, as the case may be, all other notices, filings, motions, pleadings or other information concerning the financial condition of the Company or any of its Subsidiaries or other Indebtedness of the Loan Parties or any request for relief under Section 363, 365, 1113 or 1114 of the Bankruptcy Code or Section 9019 of the Federal Rules of Bankruptcy Procedure that may be filed with the Bankruptcy Court or delivered to the Creditors’ Committee.

5.2 Collateral Reporting, Etc.. Provide Agent for further distribution to the Lenders (with a copy to each of the Required Term Lenders’ Advisors) with each of the reports set forth on Schedule 5.2 at the times specified therein. In addition, each Borrower agrees to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule. In addition, the Company shall continue to employ (or facilitate, at the cost of the Company, the employment by the Agent of) a third party advisor satisfactory to the Agent in its Permitted Discretion (it being acknowledged that the Durkin Group is satisfactory to the Agent) to assist the Company and the Agent in the determination of the Borrowing Base (including the preparation of Borrowing Base Certificates) until such time as the Agent is satisfied in its Permitted Discretion that such assistance is no longer necessary.

5.3 Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, at all times maintain and preserve in full force and effect its existence (including being in good standing (or its equivalent, if any) in its jurisdiction of organization or incorporation, as applicable) and all rights and franchises, licenses and permits material to its business; provided, however, that no Loan Party or any of its Restricted Subsidiaries shall be required to preserve any such right or franchise, licenses or permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders; provided further, however, that nothing in this Section 5.3 shall prevent the withdrawal by the Company or any of its Restricted Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

5.4 Maintenance of Properties. Maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, and casualty excepted and Permitted Dispositions excepted (and except where the failure to do so could not reasonably be expected to result in a Material Adverse Change), and comply with the material provisions of all material leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof, (a) unless such provisions are the subject of a Permitted Protest, (b) in the case of leases of the Company, subject to an applicable order of the Bankruptcy Court with respect to such leases, (c) in the case of leases of the Company, except with respect to such leases rejected under Section 365 of the Bankruptcy Code or as could not reasonably be expected to have a Material Adverse Change and (d) except where failure to do so is not disadvantageous in any material respect to such Person or to the Agent or Lenders.

5.5 Taxes. In accordance with the Bankruptcy Code and subject to any required approval at the Bankruptcy Court, cause all post-petition federal assessments and taxes and all other material post-petition assessments and taxes imposed, levied, or assessed against any Loan Party or its Restricted Subsidiaries (in the case of the US Borrower, to the extent constituting post-petition obligations), or any of their respective assets or in respect of any of its assets, income, or operations to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest and so long as, in the case of an assessment or tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax. Each Borrower will and will cause each of its Restricted Subsidiaries to make timely payment or deposit of all material tax payments and withholding taxes required of it and them by applicable laws (in the case of the US Borrower, to the extent constituting post-petition obligations), including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes (and any foreign equivalent thereof), and will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that each Borrower and its Restricted Subsidiaries have made such payments or deposits, subject, in the case of the Company, to entry of an applicable order by the Bankruptcy Court.

5.6 Insurance. At Borrowers’ expense, maintain insurance respecting each of the Loan Parties’ and the Restricted Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers also shall maintain (with respect to each of the Loan Parties and the Restricted Subsidiaries) business interruption, general liability, product liability insurance, director’s and officer’s liability insurance, fiduciary liability insurance, and employment practices liability insurance, as well as insurance against larceny, embezzlement, criminal misappropriation and flood insurance with respect to any Real Property Collateral in a flood plain. All such policies of insurance shall be with responsible and reputable insurance companies acceptable to Agent and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and in any event in amount, adequacy and scope satisfactory to Agent in its Permitted Discretion. All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably request in its Permitted Discretion to fully protect Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent (with a copy to each of the Required Term Lenders’ Advisors), with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and the Borrowers shall use commercially reasonable efforts to cause such certificates and endorsements, as applicable, to provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If any Borrower fails to maintain such insurance, Agent may arrange for such insurance, but at such Borrower’s expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrowers shall give Agent prompt notice of any loss exceeding $2,500,000 covered by its casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

5.7 Inspections; Audits.

(a) Keep proper books of record and accounts in which full, true and correct entries which permit the preparation of financial statements in accordance with GAAP (or if applicable in the case of any Restricted Subsidiary, generally accepted accounting principles in the jurisdiction of formation of such Restricted Subsidiary) and which conform to all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. Permit Agent (or, if an Event of Default has occurred and is continuing, any Lender) and each of its duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to conduct appraisals and valuations, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent (or, if an Event of Default has occurred and is continuing, any Lender) may designate with reasonable prior notice to the Company; provided that neither the Company nor any of its

Subsidiaries shall be required to, nor will they, make available any materials or information (i) which is (or are) classified or required to be treated as confidential by the United States government or any agency thereof during any such visitation, inspection, examination, discussion or advice if the same would not be permitted under applicable law (including, without limitation, the Department of Defense Industrial Security Regulation and Industrial Security Manual for Safeguarding Classified Information (Department of Defense Regulation 5220.22-M)) (although, to the extent reasonably requested by Agent (or, if an Event of Default has occurred and is continuing, such Lender), such Borrower will use its commercially reasonable efforts to obtain any approvals or clearances so that such matters may be disclosed) or (ii) the provision of which would violate any confidentiality obligations binding on any Loan Party or Subsidiary (although, to the extent reasonably requested by the Agent (or, if an Event of Default has occurred and is continuing, such Lender), such Borrower will use its commercially reasonable efforts to obtain any consents so that such matters may be disclosed) or constitute a waiver of attorney client privilege.

(b) The Company shall pay to Agent, for its own account, audit and inventory appraisal fees and charges as follows: (i) a fee of $2,500 per day, per auditor, plus out-of-pocket expenses for each audit of the Company performed by personnel employed by Agent or by one or more third Persons engaged by Agent, and (ii) the actual charges paid or incurred by Agent to perform or obtain inventory appraisals; provided that the Borrowers shall not be obligated to reimburse Agent for more than two audits during any calendar year, or more than one inventory appraisal during any calendar year; provided further that upon the occurrence and during the continuation of an Event of Default, there shall be no limit on the number of audits or inventory appraisals for which the Company is obligated to reimburse Agent.

5.8 Compliance with Laws. Comply with the requirements of all applicable Laws, other than Laws the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

5.9 ERISA; Foreign Pension Plans.

(a) The Loan Parties, Restricted Subsidiaries and all ERISA Affiliates shall make all required contributions to any Plans or Multiemployer Plans which, if not made, would reasonably be expected to result in a Material Adverse Change unless such payment is being contested in good faith by appropriate proceedings diligently conducted with adequate reserves established or constitutes a prepetition claim against the Company.

(b) Except for the CMP Batteries Pension Scheme (a summary of which has been provided to the Agent), the Company shall ensure neither it nor any of its Subsidiaries of Affiliates is or has been at any time an employer (for the purposes of Sections 38 to 51 of the United Kingdom’s Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom’s Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in Sections 38 or 43 of the United Kingdom’s Pensions Act 2004) such an employer.

(c) In respect of each Canadian Pension Plan, the Company shall ensure that, (1) such plan is administered in all material respects in accordance with its terms and all applicable laws, (2) all required employer and employee contributions (including, without limitation, “normal cost”, “special payments” and any other payments in respect of any funding deficiencies) under each Canadian Pension Plan are timely made, and (3) copies of all actuarial reports for each such plan which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the Income Tax Act (Canada), are provided to the Agent promptly after filing with the applicable Governmental Authority. The Company shall ensure that, unless it obtains the prior consent of the Agent (such consent not to be unreasonably withheld), neither it nor any Canadian Guarantor shall, (1) establish, commence participation in, or assume any liability under, any “registered pension plan”, as defined in subsection 248(1) of the Income Tax Act (Canada), which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the Income Tax Act (Canada), or (2) take any actions or steps to terminate or wind-up, or which would allow any Governmental Authority to terminate or wind-up, any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

(d) As soon as possible and, in any event, within 20 Business Days after the Company, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, to the extent that (except as otherwise set forth below) such occurrence, in any given case, if adversely determined could result in a liability or obligation of the Company and/or any of its Subsidiaries of $50,000 or more the Company will deliver to the Agent (with a copy to each of the Required Term Lenders’ Advisors) written notice of a Responsible Officer of the Company setting forth, to the extent known, and in reasonable detail, such occurrence and the action, if any, that the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by the Company, such Subsidiary, the plan administrator of the affected Plan or Multiemployer Plan or such ERISA Affiliate to or with the PBGC or any other governmental agency, or a Plan or Multiemployer Plan participant, and any notices received by the Company, such Subsidiary or ERISA Affiliate from the PBGC or other governmental agency or a Plan or Multiemployer Plan participant or the plan administrator with respect thereto: (1) that a Reportable Event has occurred (other than a Reportable Event related to the filing of a petition under Chapter 11 of the Bankruptcy Code, and except to the extent that the Company has previously delivered to the Agent and the Required Term Lenders’ Advisors a notice concerning such event pursuant to clause (2) hereof); (2) that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan which is subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61, and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; (3) that there has been a failure to meet the minimum funding standards of Sections 412 or 430 of the IRC or Section 302 of ERISA or (except to the extent that the Company has previously delivered to the Agent and the Required Term Lenders’ Advisors a notice concerning such event pursuant to clause (2) hereof) an application has been, or is reasonably expected to be, made for a waiver or modification of the minimum funding standard (including any required installment payments) under Section 412 of the IRC or Section 302 of ERISA, as applicable, with respect to a Plan which is subject to Section 412 of the IRC or Section 302 of ERISA; (4) that any material contribution required to be made with respect to a Plan or Multiemployer Plan or Foreign Pension Plan has not been made within sixty (60) days following the date on which such contribution was required to be made; (5) that a Plan which is subject to Title IV of ERISA or a

Multiemployer Plan has been or will be involuntarily terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; (6) that a Plan which is subject to Title IV of ERISA has an Unfunded Current Liability that, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans subject to Title IV of ERISA as of such date, exceeds the aggregate amount of the Unfunded Current Liability that existed on the Closing Date by $10,000,000; (7) that involuntary proceedings have been or will be instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; (8) that an involuntary proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan or Multiemployer Plan; (9) that, except as otherwise disclosed on Schedule 4.11, the Company, any of its Subsidiaries or any ERISA Affiliate will incur or is reasonably expected to incur any material liability (including any indirect, contingent, or secondary liability) (i) to or on account of the termination of or withdrawal from a Plan which is subject to Title IV of ERISA or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA, (ii) with respect to a Plan or Multiemployer Plan under Section 401(a)(29), 4971, 4975 or 4980 of the IRC or Section 409 or 502(i) or 502(l) of ERISA, or (iii) with respect to a group health plan (as defined in Section 607(1) of ERISA, Section 4980B(g)(2) of the IRC or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the IRC and/or the Health Insurance Portability and Accountability Act of 1996; (10) that the Company or any of its Subsidiaries will incur any liability pursuant to any group health plan (as defined in Section 5000(b)(1) of the IRC) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) that arises from the extension of such group health plan to any retirees or former employees who were not in the class of employees eligible for coverage under such group health plan on the Closing Date, except to the extent that any such liability would not be material to the Company or any of its Subsidiaries; or (11) that the Company or any of its Subsidiaries will incur any liability not otherwise described in this Section 5.9 pursuant to any Plan or Foreign Pension Plan that, when added to the aggregate amount of such liabilities with respect to all other Plans and/or Foreign Pension Plans as of such date, exceeds the aggregate amount of such liabilities that existed on the Closing Date by $10,000,000. To the extent that the financial statements set forth a liability for which notice would otherwise be required to be given hereunder, a separate notice thereof shall not be required hereunder. At the request of the Agent or the Required Term Lenders’ Advisors, the Company will deliver to the Agent and the Required Term Lenders’ Advisors copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan which is subject to Title IV of ERISA pursuant to Section 4010 of ERISA. The Company will deliver to the Agent and the Required Term Lenders’ Advisors a copy of each funding waiver request filed with the Internal Revenue Service or any other government agency with respect to any Plan, and, at the request of the Agent or the Required Term Lenders’ Advisors, all material communications received by the Company, any of its Subsidiaries or any ERISA Affiliate from the Internal Revenue Service or any other government agency with respect to each Plan. The Company will also deliver to the Agent (with a copy to each of the Required Term Lenders’ Advisors), upon written request by the Agent or the Required Term Lenders’ Advisors, a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any notices delivered to the Agent and the Required Term Lenders’ Advisors pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by the Company, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall, upon request of the Agent or the Required Term Lenders’ Advisors, be delivered to the Agent (with a copy to each of the Required Term Lenders’ Advisors) not later than 20 Business Days after the date of such request. The Company and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtain or retain (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing has not had, and could not reasonably be expected to have, a Material Adverse Change.

5.10 Environmental.

(a) (i) Keep any property either owned or operated by the Borrowers or their Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens and (ii) comply with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests; provided, however, that no Borrower or Subsidiary thereof shall be deemed to have breached this Section 5.10 to the extent that any failures to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, have not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. If the Company or any of its Subsidiaries, or any tenant or occupant of any Real Property owned, leased or operated by Company or any of its Subsidiaries, causes or permits any intentional or unintentional act or omission resulting in the presence or release of any Hazardous Material (except in compliance with applicable Environmental Laws), each Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

(b) At the written request of Agent or Required Term Lenders’ Advisors, which request shall specify in reasonable detail the basis therefor, at any time after the occurrence of an Event of Default, a breach by any Borrower of an environmental provision of this Agreement, or any other matter that requires the giving of notice under clauses (n) through (r) on Schedule 5.1, the Borrowers will provide, at their sole cost and expense, an environmental site assessment report concerning any Real Property, prepared by an environmental consulting firm reasonably approved by Agent, addressing the matters which gave rise to such request, or after the occurrence of an Event of Default any other environmental issues, and estimating the potential costs of any Remedial Action in connection with any such matter. If any Borrower fails to provide the same within 45 days after such request was made, Agent may order the same, and the Borrowers shall grant and hereby do grant, to Agent, access to such Real Property and specifically grant Agent an irrevocable non-exclusive license, subject to the right of tenants, to undertake such an assessment, all at the Borrowers’ joint and several expense. In addition, at any time upon the reasonable written request of Agent or Required Term Lenders’ Advisors, the Borrowers shall make reasonably available for review by the Agent any environmental review reports to the extent previously prepared and available to any Borrower or any of its Subsidiaries.

5.11 Post-Closing Matters. Subject to Section 3.7 (with respect to grace periods, notice periods and extensions provided for therein), within the periods set forth thereon, take all actions set forth on Schedule 3.1B or Schedule 5.11 that are required to be taken following the Closing Date.

5.12 Formation of Subsidiaries; Mortgages.

(a) Additional US Loan Parties. At any time (x) any US Subsidiary of any Loan Party (other than an Excluded Subsidiary) is created, established or acquired, or (y) any US Subsidiary ceases to be an Excluded Subsidiary, such US Subsidiary shall be required to no later than 30 days thereafter (or such greater number of days as Agent shall agree to in its sole and absolute discretion in any given case), (i) execute and deliver a US Joinder Agreement, causing such US Subsidiary to become party to (A) the US Guaranty as a US Guarantor, (B) the US Security Agreement, and (C) such other Loan Documents as would have been entered into by such Subsidiary if it had been a US Guarantor on the Closing Date, (ii) execute and deliver a joinder to the Intercompany Note, together with undated powers (or other documents of transfer acceptable to the Agent) executed in blank by such Subsidiary, (iii) take all action in connection therewith as would otherwise have been required to be taken pursuant to Schedule 3.1 if such US Subsidiary had been a US Guarantor on the Closing Date, and (iii) execute, endorse, acknowledge, file and/or deliver to Agent (with a copy to each of the Required Term Lenders’ Advisors) from time to time such opinions of counsel, vouchers, invoices, schedules, confirmatory assignments, confirmatory conveyances, financing statements, transfer endorsements, confirmatory powers of attorney, certificates, reports and other assurances or confirmatory instruments and take such further steps relating to the US Collateral covered by any of the US Security Documents as Agent may reasonably require pursuant to this Section 5.12(a).

(b) Additional Foreign Loan Parties. If at any time (x) any Foreign Subsidiary of the Company (other than an Excluded Subsidiary) organized under the laws of any Qualified Foreign Jurisdiction is created, established or acquired, or (y) any Foreign Subsidiary organized under the laws of any Qualified Foreign Jurisdiction ceases to be an Excluded Subsidiary, such Subsidiary shall be required to no later than 30 days (but, with respect to clause (B) below, 60 days) thereafter (or such greater number of days as Agent shall agree to in its sole and absolute discretion in any given case), (i) execute and deliver a Foreign Joinder Agreement, causing such Foreign Subsidiary to become party to (A) the Foreign Guaranty (or if requested by Agent upon the advice of local counsel, a new Foreign Guaranty), (B) each applicable Foreign Security Document (other than Control Agreements or Cash Management Arrangements) and/or new Foreign Security Documents as the Agent may reasonably request, (C) exercise commercially reasonably best efforts to enter into Control Agreements or Cash Management Arrangements with respect to its Deposit Accounts (in the case of a Borrowing Base Foreign Guarantor) within 60 days (or such longer period as the Agent shall agree in its discretion), and (D) such other Loan Documents as would have been entered into by such Subsidiary if it had been a Guarantor on the Closing Date , subject to such restrictions and/or limitations as may be required under applicable law , (ii) to the extent such Foreign Subsidiary is not a party to the Intercompany Note, execute and deliver a joinder causing such party to become party to the

Intercompany Note, together with undated powers (or other documents of transfer acceptable to the Agent) executed in blank by such Foreign Subsidiary, (iii) take all action in connection therewith (including, without limitation, deliver such legal opinions) as would otherwise have been required to be taken pursuant to Schedule 3.1 if such Foreign Subsidiary had been a Guarantor on the Closing Date, and (iv) execute, endorse, acknowledge, file and/or deliver to Agent (with a copy to each of the Required Term Lenders’ Advisors) from time to time such opinions of counsel, vouchers, invoices, schedules, confirmatory assignments, confirmatory conveyances, financing statements, transfer endorsements, confirmatory powers of attorney, certificates, reports and other assurances or confirmatory instruments and take such further steps relating to the Foreign Collateral covered by any of the Foreign Security Documents as Agent may reasonably require pursuant to this Section 5.12(b) and the terms of such Foreign Security Documents.

(c) US Real Property Collateral. At any time (i) any US Subsidiary is added as a Loan Party pursuant to Section 5.12(a) and such Loan Party owns any Real Property or (ii) any existing US Loan Party acquires any owned Real Property after the Closing Date (in the case of clause (i) or (ii), with a fair market value in excess of $2,500,000), not later than 90 days thereafter (or such greater number of days as the Agent shall agree to in its sole and absolute discretion in any given case), such Loan Party shall be required to grant a Lien to the Agent and execute and deliver a Mortgage and take all action in connection therewith reasonably requested by the Agent. Upon the reasonable request of Agent, the US Borrower shall promptly execute and deliver a Mortgage with respect to any Real Property owned in fee by any US Loan Party having a fair market value in excess of $2,500,000, and take all action in connection therewith reasonably requested by the Agent.

5.13 Further Assurances. Subject to Section 5.11, at any time upon the reasonable request of Agent or the Required Term Lenders’ Advisors (including if Agent or the Required Term Lenders’ Advisors determine(s) that a Loan Document (or a transaction in connection with it) operates as, or gives rise to a security interest for the purposes of the Australian PPSA), promptly take such actions that the Agent or the Required Term Lenders’ Advisors ask(s) and considers necessary and promptly execute or deliver to Agent (with a copy to the Required Term Lenders’ Advisors) any and all financing statements, financial change statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent or the Required Term Lenders’ Advisors may reasonably request in form and substance satisfactory to Agent in its Permitted Discretion, to create, perfect, ensure the enforceability of, and continue perfected or to better perfect Agent’s Liens in the Collateral or enable the Agent to apply for any registration, or give any notification in connection with the Agent’s Lien in the Collateral so that the Lien has the priority required by the Agent and in order to fully consummate all of the Transactions or any transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable Law, if any Borrower refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, such Borrower hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Agent or the Required Term Lenders’ Advisors may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by a first priority perfected Lien on the Collateral, in each case subject to Permitted Liens.

5.14 Lender Meetings. The Company shall arrange for, on the last Business Day of each week or such other Business Day during such weeks as the Company may designate upon reasonable prior notice (unless waived by the Agent) a conference call discussing and analyzing the financial condition and results of operations of each of the Loan Parties for the prior week. In addition, within 60 days after the close of each fiscal quarter of the Company, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting by conference call with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal quarter and the financial condition of the Company and its Subsidiaries and the projections presented for the current fiscal quarter of the Company and its Subsidiaries. The Loan Parties’ management shall make themselves available for telephonic and in person meetings, on reasonable notice under the circumstances, to provide additional financial and restructuring information to the Agent.

5.15 Cash Management. Unless otherwise agreed by the Agent in its Permitted Discretion, and consistent with any “first day” or “second day” order relating thereto (as may be amended from time to time) maintain in effect at all times cash management arrangements that are substantially consistent with those in effect on the Petition Date; provided however, that the Borrowers and the other applicable Loan Parties shall use commercially reasonable efforts, in consultation with the Agent and the Required Term Lenders’ Advisors, to move their respective Collection Accounts to the Agent (or one or more Affiliates of the Agent) within such time period as shall be agreed.

5.16 Location of Inventory and Equipment. Keep the Inventory and Equipment of the US Loan Parties and the Canadian Guarantors (other than vehicles and Equipment out for repair) only at the locations identified on Schedule 4.27 or at Permitted Consignment Locations of the US Loan Parties and the Canadian Guarantors and their chief executive offices only at the locations identified on Schedule 4.6(b); provided, however, that any Loan Party and the Restricted Subsidiaries may keep its Inventory and Equipment at other locations and may move its chief executive office to another location in the same country as its current chief executive office so long as (and unless otherwise permitted under an applicable Foreign Security Agreement) the Borrowers provide written notice to Agent not less than 10 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, as the case may be.

5.17 Foreign Borrower Holding Company. The Foreign Borrower shall engage in business activities solely consistent with the following: (a) the ownership of all outstanding Equity Interests in its Subsidiaries and intercompany Indebtedness owing to the Foreign Borrower, (b) maintaining its legal existence, (c) participating in tax, accounting and other administrative activities as the parent of its Subsidiaries, (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (e) activities necessary to consummate the Transactions, and (f) activities incidental to the businesses or activities described in clauses (a) through (e) of this Section 5.17. Notwithstanding the foregoing, in the event that the Foreign Borrower acquires any assets (other than Stock of any Person organized in a jurisdiction other than the Netherlands), it shall, at the Agent’s or the

Required Term Lenders’ Advisors’ request (i) promptly create a valid first-priority security interest (subject to Permitted Liens) in favor of the Agent on such assets, subject to customary limitations agreed to in the applicable Security Documents, and (ii) grant to the Agent an irrevocable power of attorney, with full powers of substitution, in order to on behalf of the Foreign Borrower to perform all such (legal) acts and do all things as may be required to create or perfect such right of pledge.

5.18 Unrestricted Subsidiaries. The Company may at any time after the Closing Date designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing; provided further that, unless designated by the Company as an Unrestricted Subsidiary at the time of the formation or acquisition thereof, any Subsidiary formed or acquired after the Closing Date shall be a Restricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (A) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (B) a return on any Investment by the Company in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Company’s Investment in such Subsidiary.

5.19 Advisory Firm. The Borrowers shall provide the Agent and the Required Term Lenders’ Advisors with reasonable access to the financial advisory firm and investment bank retained by the Borrowers or any of the other Loan Parties.

5.20 Final Financing Order. Not later than the earlier of (i) the expiration of the Interim Financing Order and (ii) 45 days after the entry of the Interim Financing Order, the Final Financing Order shall have been entered by the Bankruptcy Court and shall be in full force and effect and, after such entry, shall not have been (A) vacated, stayed or reversed or (B) modified or amended in a material manner except as otherwise agreed to in writing by the Agent, the Required Revolver Lenders and the Required Term Lenders in their reasonable discretion.

5.21 Carve Out Account. Subject to Section 2.15, upon the occurrence of an Event of Default, the Loan Parties shall transfer from the Dominion Accounts to a segregated account not subject to the control of the Agent (the “Carve Out Account”) an amount equal to the Carve Out Cap. Proceeds on deposit in the Carve Out Account shall be available only to satisfy obligations benefitting from the Carve Out. It is understood and agreed that the Agent and the Lenders (a) shall not sweep or foreclose on cash of the Loan Parties necessary to fund the Carve Out Account and (b) shall have a security interest in any residual interest in the Carve Out Account, if any, after the payment in full of all the fees and expenses and other obligations benefiting from the Carve Out.

5.22 Financial Assistance. Each European Loan Party shall comply in all respects with applicable legislation governing financial assistance, including Sections 678 to 679 of the United Kingdom’s Companies Act 2006, or any equivalent and applicable provisions under the laws of the jurisdiction of organization of each such European Loan Party, including in relation to the execution of the Security Documents of each such Loan Party and payments of amounts due under this Agreement.

5.23 Certain Foreign Receivables. The Borrowers shall, in consultation with the Agent (and except to the extent otherwise agreed by the Agent in its Permitted Discretion), cause each Foreign Guarantor that is domiciled Spain, Italy or France to implement arrangements pursuant to which such Foreign Guarantor shall, to the extent permitted by the terms and conditions of any Permitted Indebtedness of such Foreign Guarantor then outstanding and to the extent commercially practicable, sell, assign or otherwise transfer its respective accounts receivable to one or more Foreign Loan Parties domiciled in the United Kingdom or the Netherlands, and in connection therewith to take such steps as are required to grant a perfected security interest in such accounts receivable as security for the Obligations.

5.24 Proceedings. Within fifteen days after the end of each calendar month, deliver to the Agent (with a copy to each of the Required Term Lenders’ Advisors) a schedule of any unstayed Proceeding not previously disclosed involving any alleged liability of, or claims against, any Loan Party, equal to or greater than $2,000,000, and promptly after request by the Agent, such other information as may be reasonably requested by the Agent to enable the Agent and its counsel to evaluate any such Proceedings (subject to the limitations set forth in the proviso to Section 5.7(a)).

5.25 Certain Bankruptcy Matters.

(a) The Borrowers shall ensure that each of the Milestones is achieved in accordance with the applicable timing referred to in Exhibit W-2.

(b) The Borrowers and each of the other Loan Parties shall comply in all material respects with all of the requirements and obligations set forth in the orders approving the Borrowers’ “first day” and “second day” relief obtained in the Case, including complying with the requirements of the cash management order in all respects.

(c) The Borrowers shall cause all payments required to be made under the Interim Financing Order and the Final Financing Order to be made in accordance and pursuant therewith.

5.26 Assumption and Rejection of Contracts and Leases. The Company shall provide reasonable advance notice to the Agent and the Required Term Lenders’ Advisors prior to any assumption or rejection of any of its material contracts or material non-residential real property leases pursuant to Section 365 of the Bankruptcy Code.

6. NEGATIVE COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations (other than Bank Product Obligations that, at such time, are not required to be repaid or cash collateralized in accordance with Section 1.4), the Loan Parties will not and will not permit any of the Restricted Subsidiaries to, do any of the following:

6.1 Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3 Restrictions on Fundamental Changes.

(a) (1) Enter into any merger, consolidation, amalgamation, reorganization, or recapitalization, or reclassify its Stock or (2) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except that:

(i) any US Subsidiary of the Company may be merged, consolidated or liquidated with or into the Company (so long as the Company is the surviving entity of such merger, consolidation or liquidation) or any US Guarantor (so long as a US Guarantor is the surviving entity of such merger, consolidation or liquidation);

(ii) any Excluded Subsidiary may be merged, amalgamated, reorganized, consolidated or liquidated with or into another Excluded Subsidiary;

(iii) any Foreign Loan Party (other than the Foreign Borrower) may be merged, amalgamated, reorganized, consolidated or liquidated with or into, or in such a way that any payments or assets distributed as a result thereof are distributed to, any other Loan Party;

(iv) any Foreign Subsidiary of the Company (other than a Loan Party) may be merged, amalgamated, reorganized, consolidated or liquidated with or into, or in such a way that any payments or assets distributed as a result thereof are distributed to, any Wholly Owned Foreign Subsidiary of the Company or any US Loan Party, including, without limitation, pursuant to a Permitted Disposition, so long as such Wholly Owned Foreign Subsidiary or US Loan Party is the surviving entity of such merger, consolidation, amalgamation, reorganization, or liquidation; and

(v) (A) Coöperatie Exide Europe U.A., (B) any non-operating Restricted Subsidiaries with nominal assets and nominal liabilities, and (C) any Excluded Subsidiary may be liquidated, wound up, or dissolved.

provided that any such merger, amalgamation, consolidation, liquidation, or distribution of assets shall only be permitted pursuant to this Section 6.3, so long as (A) no Default and no Event of Default then exists or would exist immediately after giving effect thereto, (B) any security interests granted to Agent in the assets (including, without limitation, Stock, except to the extent such Person ceases to exist as otherwise permitted hereby) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, amalgamation, reorganization, consolidation, liquidation, or distribution of assets), except to the extent such assets (including, without limitation, Stock, except to the extent such Person ceases to exist as otherwise permitted hereby) are being transferred or otherwise disposed of pursuant to a Permitted Disposition, (C) if the Person to be merged, amalgamated, reorganized, consolidated or liquidated into or its assets are distributed to another Person as contemplated above is party to a Guaranty, the nature and scope of the obligations of such Person under its Guaranty are substantially identical to or greater than the nature and scope of the obligations of such other Person under its Guaranty, and (D) any new Accounts or Inventory to be included in the Borrowing Base as a result thereof shall not be Eligible Accounts until such time as Agent and Lenders shall have completed an audit and field exam of such Accounts and appraisal of Inventory and such other due diligence requested by Agent in its Permitted Discretion, in a manner and with results satisfactory to Agent in its Permitted Discretion.

(b) Suspend or go out of a substantial portion of its or their business, except as permitted pursuant to clause (a) above or in connection with the transactions permitted pursuant to Section 6.4.

6.4 Disposal of Assets. Convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any Borrower’s or its Restricted Subsidiaries’ assets except for Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.11.

6.5 Change Name. Change its legal name, organizational identification number, jurisdiction of organization or incorporation, as applicable, organizational identity, or chief executive office; provided, however, that any Borrower or its Restricted Subsidiaries may change its name or the location of its chief executive office (so long as, with respect to any US Loan Party such chief executive office is maintained within the continental United States and with respect to any Foreign Loan Party such chief executive office is maintained within its jurisdiction of organization or incorporation, as applicable) upon at least 10 Business Days prior written notice to Agent of such change.

6.6 Nature of Business. Engage in any business other than a Permitted Business.

6.7 Debt Payments and Amendments.

(a) Restricted Debt Payments. Make any Restricted Debt Payments except for (other than with respect to clause (b) of the definition of Restricted Debt Payments unless expressly set forth in clause (iv) below):

(i) Refinancing Indebtedness thereof permitted by Section 6.1;

(ii) [reserved];

(iii) [reserved];

(iv) Restricted Debt Payments of the Prepetition Senior Secured Notes, solely as adequate protection to the extent permitted pursuant to the Financing Orders; and

(v) Restricted Debt Payments of Indebtedness constituting Permitted Intercompany Investments; provided that no Default or Event of Default is continuing or would result therefrom;

If permitted by the agreements or instruments governing the Indebtedness described above, any Restricted Debt Payment permitted above with respect to such Indebtedness may be made by way of irrevocably depositing with the trustee or paying agent with respect thereto, lender thereunder or any other Person (other than the Company or any Affiliate thereof) designated in accordance with the agreements or instruments governing such Indebtedness, cash or Cash Equivalents in the amount of such Indebtedness (together with accrued interest and interest which accrues up to and including the due date of such Indebtedness) before such Indebtedness is due for the purpose of discharging, redeeming or otherwise paying in full such Indebtedness (whether pursuant to a tender offer, optional redemption, or otherwise).

(b) Amendments. Directly or indirectly, amend, modify, or change any of the terms or provisions of:

(i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Investments, (C) Indebtedness permitted under clauses (c), (g), (i) and (j) of the definition of Permitted Indebtedness and (D) to the extent (I) such amendment, modification or change, either individually or in the aggregate could not reasonably be expected to be adverse to the interests of the Lenders in any material respect and (II) the performance under such amended or modified agreement by the Loan Parties or the Restricted Subsidiaries would not otherwise be prohibited by this Agreement, any other Permitted Indebtedness; and

(ii) the Governing Documents of any Loan Party or any of its Restricted Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of Lenders.

6.8 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

6.9 Restricted Payments. Make any Restricted Payment; provided, that, so long as (x) it is permitted by Law, and (y) no Default or Event of Default is continuing or would result therefrom, the Company and its Restricted Subsidiaries may make Permitted Restricted Payments.

6.10 Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

6.11 Investments; Controlled Investments.

(a) Investments. Directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment, except for:

(i) Permitted Investments; and

(ii) additional Investments (including intercompany Investments not constituting Permitted Intercompany Investments) in an aggregate amount not to exceed $15,000,000; provided that if any Investment is made in any Subsidiary domiciled in France or Italy pursuant to this clause (ii) and thereafter such Subsidiary shall become a Loan Party, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above as a Permitted Intercompany Investment and the usage of the basket provided for in this clause (ii) shall be reduced accordingly.

(b) Controlled Investments. Except for Excluded Accounts, (i) no Borrowing Base Foreign Guarantor shall establish or, after the Post Closing Period (or any extension thereof), maintain any Deposit Account or Securities Account in the United States or Canada unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account and (ii) except as otherwise agreed by the Agent in its Permitted Discretion, no Borrowing Base Foreign Guarantor shall establish after the Closing Date any Deposit Account or Securities Account outside of the United States or Canada unless Agent shall have received a Control Agreement or entered into a Cash Management Arrangement in respect of such Deposit Account or Securities Account.

6.12 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower except for:

(a) transactions (other than the payment of management, consulting, monitoring, or advisory fees) between any Borrower or its Restricted Subsidiaries, on the one hand, and any Affiliate of such Borrower or such Restricted Subsidiary, on the other hand, so long as such transactions are substantially as favorable, taken as a whole, to such Borrower or such Restricted Subsidiary, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate;

(b) so long as it has been approved by such Borrower’s or such Restricted Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of such Borrower or such Restricted Subsidiary;

(c) so long as it has been approved by such Borrower’s or such Restricted Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law or approved by the Company in accordance with the Company’s internal policies and procedures in accordance with the Cash Budget, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of such Borrower and its Restricted Subsidiaries;

(d) transactions permitted by Section 6.3, Section 6.7(a)(v), Section 6.9, Section 6.11, any Permitted Intercompany Investment or any transaction permitted under clause (l) of the definition of Permitted Indebtedness;

(e) the payment of consulting fees, allocated management fees and other fees to the Company or any other Loan Party by any of their respective Subsidiaries;

(f) the payment of customary fees to non-officer directors of the Company and its Subsidiaries;

(g) other transactions approved by the Bankruptcy Court and authorized in the Financing Orders or in any “first day” or “second day” order reasonably acceptable to the Agent or in other orders of the Bankruptcy Court entered with the consent of (or non-objection by) the Agent (after reasonable consultation with the Required Term Lenders’ Advisors); and

(h) transactions among the Loan Parties to the extent otherwise permitted under this Agreement.

6.13 Use of Proceeds. (I) Use the proceeds of (a) the Initial Term Advances for any purpose other than (i) to repay any outstanding principal and interest on advances made under the Prepetition Credit Agreement, (ii) to cash collateralize outstanding Letters of Credit and Bank Product Obligations (each as defined in the Prepetition Credit Agreement), (iii) to prepay the obligations set forth on Schedule 6.13 and (iv) for such other purposes as are consistent with the Cash Budget or for Specified Disbursements authorized in the Financing Orders or in any “first day” or “second day” order reasonably acceptable to the Agent, (b) any Revolver Advance for any purpose other than, consistent with the terms and conditions hereof and the Cash Budget or for Specified Disbursements authorized in the Financing Orders or in any “first day” or “second day” order reasonably acceptable to the Agent, for their lawful and permitted purposes (including that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve) or (c) the Delayed Draw Term Advances for any purpose other than (x) on the Final Term Funding Date, first to pay fees and expenses due to the Term Lenders making such Delayed Draw Term Advances in connection with such Delayed Draw Term Commitments and Delayed Draw Term Advances, second to prepay the outstanding principal amount of the Revolver Advances (for the avoidance of doubt, without a corresponding permanent reduction in the Maximum Revolver Amount) until paid in full and third for such other purposes as are consistent with the Cash Budget and (y) after the Final Term Funding Date, for such purposes as are consistent with the Cash Budget or for Specified Disbursements authorized in the Financing Orders or in any “first day” or “second day” order reasonably acceptable to the Agent (after reasonable consultation with the Required Term Lenders’ Advisors) and (II) permit any funds withdrawn from the Term Advance Proceeds Account to remain (ii) unapplied for the purpose that such funds have been withdrawn or (ii) not redeposited into the Term Advance Proceeds Account, in each case for a period exceeding 5 Business Days after the relevant Term Advance Proceeds Withdrawal Date.

6.14 Limitation on Issuance of Stock. Issue or sell or enter into any agreement or arrangement for the issuance and sale of any Stock except in connection with Permitted Intercompany Investments or intercompany investments permitted under Section 6.11(a) or clause (s) of the definition of Permitted Investments.

6.15 Restrictions Affecting Subsidiaries. Directly or indirectly create or otherwise permit to exist any encumbrance or restriction (other than pursuant to this Agreement or any other Loan Document) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to a Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Restricted Subsidiary to make loans or advances to any Loan Party or to pay any Indebtedness owed to a Loan Party, (iii) of any US Subsidiary to guarantee the Indebtedness of the Borrowers, (iv) of any Foreign Subsidiary to guarantee the Indebtedness of the Foreign Borrower or (v) of any Loan Party to create, incur, assume or suffer to exist Liens on property of such Loan Party, or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided, that the foregoing shall not apply to encumbrances or restrictions which (A) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.11 and applicable solely to such joint venture, (B) are customary restrictions on leases, subleases, licenses or sublicenses otherwise permitted hereunder so long as such restrictions relate solely to the assets subject thereto, (C) are customary anti-assignment provisions in contracts restricting the assignment of any agreement, (D) are customary restrictions in contracts for the disposition of any assets permitted by Section 6.4, provided that the restrictions in any such contracts shall apply only to such assets that is to be disposed of, (E) are customary provisions in leases of Real Property that prohibit mortgages or pledges of the lessee’s interest under such lease, (F) are contained in the Prepetition Senior Secured Note Indenture and related debt documents, (G) are customary restrictions of the type described in clause (a)(v) above contained in the terms of any Indebtedness permitted hereunder if such restriction applies only to the property financed by or the subject of such Indebtedness, (H) arise under applicable Laws, (I) are applicable to permitted Government Grant Property or Tax Abatement Transactions as in effect on the Closing Date, (J) are set forth on Schedule 6.15, (K) are set forth in the applicable Financing Order or (L) are existing on the Closing Date (other than with respect to the Foreign Borrower) if the effect thereof, either individually or in the aggregate, could not reasonably be expected to be materially adverse to the interests of the Agent or the Lenders.

6.16 Agent’s Exercise of Rights and Remedies. Seek to enjoin, hinder, delay or object to the Agent’s exercise of rights and, following an Event of Default, remedies hereunder in any jurisdiction, and, at any proceeding with respect to the Agent’s exercise of rights and remedies, raise any substantive objections, other than to challenge the occurrence of the relevant Event of Default.

6.17 Additional Bankruptcy Matters. Without the Agent’s prior written consent (after reasonable consultation with the Required Term Lenders’ Advisors), do any of the following:

(a) assert or prosecute any claim or cause of action against any of the Secured Parties (in their capacities as such);

(b) subject to the terms of the Interim Financing Order and the Final Financing Order and subject to Section 9.1, object to, contest, delay, prevent or interfere with in any material manner the exercise of rights and remedies by the Agent or the Lenders with respect to the Collateral following the occurrence of an Event of Default (provided that any Loan Party may contest or dispute whether an Event of Default has occurred); or

(c) except as expressly provided or permitted hereunder (including, without limitation, to the extent expressly identified in any line item in the Cash Budget or pursuant to any “first day” or “second day” orders complying with the terms of this Agreement) or, with the prior consent of the Agent, as provided pursuant to any other order by the Bankruptcy Court, make any payment or distribution to any non-Debtor Affiliate or insider of the Company outside of the ordinary course of business.

7. FINANCIAL COVENANTS.

7.1 Minimum Liquidity. The Company shall not permit the aggregate amount of Liquidity to be less than $25,000,000 for any five (5) consecutive Business Days.

7.2 Maximum Capital Expenditures. The Company shall not, and shall not permit its Restricted Subsidiaries to, make or incur, on a consolidated basis, Capital Expenditures: (a) during any fiscal quarter of the Company in an amount exceeding $25,000,000 (the “Quarterly CapEx Limit”) (exclusive of any Carryover Amount available during such fiscal quarter) or (b) during any period of four consecutive fiscal quarters of the Company (commencing with the period beginning on July 1, 2013) in an amount exceeding $85,000,000 (exclusive of any Carryover Amount available during such period from the two fiscal quarters ended immediately prior to such period); provided, however, to the extent that the full Quarterly CapEx Limit is not used in any fiscal quarter, the unused portion of the Quarterly CapEx Limit for such fiscal quarter (the “Carryover Amount”) may be used at any time during the subsequent two consecutive fiscal quarters in addition to the amounts available for any such subsequent fiscal quarter under clause (a) above and any remaining Carryover Amount from any prior period; provided, further, however, for purposes of determining whether or not any Carryover Amount exists, the aggregate amount of Capital Expenditures in any fiscal quarter shall be deemed made from the Quarterly CapEx Limit before any Carryover Amount.

7.3 Cumulative Total Adjusted Operating Cash Flow. Commencing with the Variance Period ending July 26, 2013 and for each consecutive Variance Period ending 4 weeks thereafter, the Company will not permit the actual results for cumulative Total Adjusted Operating Cash Flow for such Variance Period to have a variance in excess of the below amount from the cumulative Total Adjusted Operating Cash Flow forecasted for such Variance Period in the Cash Budget (as most recently supplemented):

(a) if forecast cumulative Total Adjusted Operating Cash Flow for such Variance Period is greater than $10,000,000, actual results for the corresponding period shall not be less than 75% of such forecasted results;

(b) if forecast cumulative Total Adjusted Operating Cash Flow for such Variance Period is less than or equal to $10,000,000, but greater than or equal to $(10,000,000), actual results for the corresponding period shall not be less than $2,500,000 less than forecasted results; and

(c) if forecast cumulative Total Adjusted Operating Cash Flow for such Variance Period is less than $(10,000,000), actual results for the corresponding period shall not be less than 125% of such forecasted results.

7.4 Minimum Cumulative EBITDA. The Company shall not, as of each date set forth below, permit the cumulative EBITDA for the period from and including June 1, 2013 to and including such date set forth below to be less than the amount set forth opposite such date:

Date	Minimum EBITDA
September 30, 2013	$6,300,000
October 31, 2013	$20,000,000
November 30, 2013	$33,000,000
December 31, 2013	$41,500,000
January 31, 2014	$58,000,000
February 28, 2014	$68,000,000
March 31, 2014	$78,000,000
April 30, 2014	$84,000,000
May 31, 2014	$90,250,000

7.5 Minimum Twelve-Month Trailing EBITDA. The Company shall not, as of each date set forth below, permit the EBITDA for the twelve-month trailing period then ended to be less than the amount set forth opposite such date:

Date	Minimum EBITDA
June 30, 2014	$97,750,000
July 31, 2014	$111,250,000
August 31, 2014	$118,600,000
September 30, 2014	$126,000,000

8. EVENTS OF DEFAULT.

Any one or more of the following events (other than those defaults directly arising as a result of the commencement the Case) shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1 Payment Default. If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses or any Required Term Lenders’ Advisors’ Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations.

8.2 Covenant Default. If any Loan Party or any of its Restricted Subsidiaries:

(a) fails to perform or observe any covenant or other agreement contained in any of (i) Sections 5.1, 5.2, 5.3 (solely if any Borrower is not in good standing (to the extent such concept exists) in its jurisdiction of organization), 5.6, 5.7 (solely if any Borrower refuses to allow Agent or its representatives or agents or the Required Term Lenders’ Advisors to visit such Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss such Borrower’s affairs, finances, and accounts with officers and employees of such Borrower), 5.11 (subject to any extensions pursuant to such Section or Section 3.7), 5.12, 5.17 (first sentence only), 5.19, 5.20 or 5.25 of this Agreement, (ii) Sections 6.1 through 6.17 of this Agreement, (iii) Section 7 of this Agreement or (iv) Section 6 of the US Security Agreement;

(b) fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if any Borrower is not in good standing in its jurisdiction of organization to the extent such concept exists in the applicable jurisdiction and other than with respect to any Excluded Subsidiary), 5.4, 5.5, 5.8, 5.11, 5.13, and 5.16 of this Agreement and such failure continues for a period of 10 days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of any Borrower or (ii) the date on which written notice thereof is given to the Company by Agent; or

(c) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 25 days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of any Borrower or (ii) the date on which written notice thereof is given to the Company by Agent.

8.3 Judgments. If one or more unstayed judgments, orders, or awards for the payment of money involving an aggregate amount of $20,000,000, or more (after taking into account any portion of such judgment, order, or award for the payment of money covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Restricted Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) unstayed enforcement proceedings are commenced upon such judgment, order, or award.

8.4 Voluntary Bankruptcy Proceeding. If any Loan Party (other than the US Borrower) or any Restricted Subsidiary of any Loan Party (other than Excluded Subsidiaries) shall: (a) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (b) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, judicial management, winding up or composition for adjustment of debts or suspension of payments, (c) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (d) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, receiver manager, custodian, trustee, judicial manager or liquidator of itself or of a substantial part of its property, domestic or foreign, (e) admit in writing its inability to pay its debts as they become due, (f) make a general assignment for the benefit of creditors, or (g) take any corporate action for the purpose of authorizing any of the foregoing; provided that it shall not be deemed an Event of Default if a Restricted Subsidiary that is a domestic subsidiary of the US Borrower commences a case under chapter 11 of the Bankruptcy Code in the Bankruptcy Court so long as, (i) within 5 Business Days thereof, the chapter 11 case of such subsidiary becomes jointly administered with the chapter 11 case of the US Borrower and (ii) as soon as reasonably practicable (but not later than 10 days from the date of commencement of such case, unless otherwise agreed by the Agent) the Financing Orders then in effect are made applicable to such subsidiary on terms acceptable to the Agent (after reasonable consultation with the Required Term Lenders’ Advisors).

8.5 Involuntary Bankruptcy Proceeding. If a case or other proceeding shall be commenced against any Loan Party (other than the US Borrower) or any Restricted Subsidiary of any Loan Party (other than Excluded Subsidiaries) in any court of competent jurisdiction seeking (a) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, judicial management, winding up or adjustment of debts, or (b) the appointment of a trustee, receiver, custodian, judicial manager, liquidator or the like for any Loan Party (other than the US Borrower) or any Restricted Subsidiary of any Loan Party (other than Excluded Subsidiaries) or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of 60 consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

8.6 Restriction on Business. If a Loan Party or any of its Restricted Subsidiaries (other than Excluded Subsidiaries) is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any part of the business affairs of Borrowers and their Restricted Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Change.

8.7 Cross Default. If there is (a) a default (that, after expiration of any applicable grace period, continues for a period in excess of seven Business Days after Exide Spain or any Loan Party obtains notice or knowledge thereof) under one or more agreements to which Exide Spain is a party with one or more third Persons relating to Exide Spain’s Indebtedness involving an aggregate principal outstanding amount of $10,000,000 or more and such default (i) occurs at the final maturity of the obligations thereunder or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of Exide Spain’s obligations thereunder or (b) subject to Section 5.11, an acceleration of the final maturity of other Indebtedness of any Loan Party or any Restricted Subsidiary involving an aggregate principal outstanding amount of $15,000,000 or more (excluding any prepetition Indebtedness of the Company) and, in the case of any such Indebtedness that is an uncommitted line of credit, uncommitted working capital facility or similar Indebtedness that is terminable without cause prior to the final maturity at the option of the holder thereof, such Indebtedness shall not have been repaid within seven Business Days of such acceleration; provided that Section 8.7(a) and (b) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (y) defaults as a result of the commencement of the Case.

8.8 Misrepresentation. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent, any Lender or any Required Term Lenders’ Advisor in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof.

8.9 ERISA; Foreign Pension Plans. If (a) (1) any Plan which is subject to Section 412 of the IRC or Section 302 of ERISA shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the IRC or Section 302 of ERISA or a waiver of such standard is sought or granted under Section 412 of the IRC or Section 302 of ERISA, as applicable, (2) a Reportable Event shall have occurred (other than a Reportable Event related to the filing of a petition under Chapter 11 of the Bankruptcy Code), (3) a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan which is subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, (4) any Plan which is subject to Title IV of ERISA shall have had or will have a trustee appointed to administer such Plan pursuant to Section 4042(b) of ERISA, (5) any Plan which is subject to Title IV of ERISA or Multiemployer Plan is, shall have been or will be involuntarily terminated or to be the subject of termination proceedings under ERISA or any Plan which is subject to Title IV of ERISA shall have a material Unfunded Current Liability, (6) a contribution required to be made with respect to a Plan subject to Title IV of ERISA or Multiemployer Plan or a Foreign Pension Plan has not been made within 60 days of when due, (7) the Company or any of its Subsidiaries or any ERISA Affiliate has incurred or will incur any liability to or on account of a Plan subject to Title IV of ERISA or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the IRC or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the IRC) under Section 4980B of the IRC, (8) the Company or any of its Subsidiaries has incurred or will incur liabilities pursuant to one or more group health plans (as defined in Section 5000(b)(1) of the IRC) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA), (9) a “default” within the meaning of Section 4219(c)(5) of ERISA shall occur with respect to any Multiemployer Plan or (10) the Company or any of its Subsidiaries has incurred or will incur liabilities not otherwise described in this Section 8.9 pursuant to one or more Plans or Foreign Pension Plans; (b) there shall result from any such event or events described above in clause (a) of this Section 8.9 the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability resulting from any such event; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the reasonable opinion of the Required Lenders has had, or could reasonably be expected to have, a Material Adverse Change; provided that notwithstanding the foregoing, the funding waivers for the years and amounts set forth on Schedule 4.11 and the amount of Unfunded Current Liability set forth on Schedule 4.11 shall not constitute an Event of Default under this Section 8.9; provided further, an Event of Default shall occur if (x) any Plan subject to Title IV of ERISA shall have an Unfunded Current Liability, which when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds the aggregate amount of the Unfunded Current Liabilities that existed on the Closing Date by an amount that could reasonably be expected to have a Material Adverse Change or (y) with respect to any Foreign Pension Plan subject to regulation by the UK Pensions Regulator, the UK Pensions Regulator issues (i) a warning relating to a UK Financial Support Direction or a UK Contribution Notice or (ii) a UK Financial Support Direction or a UK Contribution Notice or any Loan Party has been notified that any of them has incurred a debt or other liability under Sections 75 or 75A of the United Kingdom’s Pension Act 1995, in each case that could reasonably be expected to have a Material Adverse Change.

8.10 Failure of Guaranty. If the obligation of any Guarantor under any Guaranty is terminated or materially limited by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement or of such Guaranty).

8.11 Failure of other Loan Documents. If the US Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected, with the priority required by the applicable Security Document, Interim Financing Order or Final Financing Order, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement or as otherwise expressly permitted hereunder or under the applicable Security Document.

8.12 Invalidity of Loan Documents. The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent or any Lender) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Restricted Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Restricted Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Restricted Subsidiaries shall deny that such Loan Party or its Restricted Subsidiaries has any liability or obligation purported to be created under any Loan Document; or any Loan Party or any of its Subsidiaries shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any such Loan Document has ceased to be or otherwise is not valid, binding and enforceable in accordance with its or their terms; or the Liens on any material portion of the Collateral purported to be created under any of the Loan Documents shall cease to be, or shall be asserted by any Loan Party or any of its Subsidiaries not to be, a valid and perfected Lien in such material portion of the Collateral, with the priority set forth in the Financing Orders.

8.13 Section 364 Financing. Without the Agent’s and the Required Lenders’ consent, the entry of any order by the Bankruptcy Court granting, or the filing by the Company or any of its Subsidiaries of any motion or other request with the Bankruptcy Court (in each case, other than the Financing Orders and motions seeking entry thereof or permitted amendments or modifications thereto) seeking, authority to use any cash proceeds of any of the Collateral without the Agent’s consent or to obtain any financing under section 364 of the Bankruptcy Code other than the facility hereunder unless such motion or order contemplates payment in full in cash of the Obligations immediately upon consummation of the transactions contemplated thereby.

8.14 Government Seizure. If any Governmental Authority (or Person acting in any such capacity after a coup thereof) shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property, shares of capital stock or other assets of any Foreign Loan Party or any of its Restricted Subsidiaries (other than Excluded Subsidiaries), or shall have assumed custody or control of such property or other assets or of the business or operations of any Foreign Loan Party or any of its Restricted Subsidiaries (other than Excluded Subsidiaries), or shall have taken any action for the dissolution or disestablishment of any Foreign Loan Party or any of its Restricted Subsidiaries (other than Excluded Subsidiaries) or any action that would prevent any Foreign Loan Party, any of its Restricted Subsidiaries (other than Excluded Subsidiaries) or any of their respective officers from carrying on the business of such Foreign Loan Party, any of its Restricted Subsidiaries (other than Excluded Subsidiaries) or a substantial part thereof.

8.15 Other Superpriority Claims and Liens. If an order of the Bankruptcy Court shall be entered granting (i) any Superpriority Claim (other than the Carve Out) in the Case that is pari passu with or senior to the claims of the Agent and the Lenders against the Borrowers or any Loan Party under the Loan Documents or (ii) any Lien or security interest on any of the Collateral of the US Borrower that is pari passu with or senior to the Liens and security interests granted by the US Borrower securing the Obligations.

8.16 Dismissal or Conversion of Case. If the Case shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or any Loan Party shall file a motion or other pleading seeking the dismissal of the Case under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (enlarged powers for such purposes meaning powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in the Case and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 45 days after the entry thereof.

8.17 Automatic Stay. If the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Company that have a value in excess of $3,000,000 in the aggregate or permit other actions that would, in the aggregate, constitute a Material Adverse Change on the Loan Parties (or the estate of the Company).

8.18 Modification to Financing Orders, Etc.. If (i) an order of the Bankruptcy Court shall be entered reversing, staying, vacating or (without the written consent of the Agent and the Required Lenders in their sole discretion) otherwise amending, supplementing or modifying the Interim Financing Order or the Final Financing Order (in each case without the written consent of the Agent and the Required Lenders in their sole discretion) or (ii) if the Bankruptcy Court shall enter any order terminating the right of the Company to use cash collateral.

8.19 Prepetition Payments. Except as permitted by the Interim Financing Order or Final Financing Order, or as otherwise permitted by this Agreement (including in connection with adequate protection payments), or as otherwise agreed to by the Agent (after reasonable consultation with the Required Term Lenders’ Advisors), if the Company shall make any Prepetition Payment other than Prepetition Payments authorized by the Bankruptcy Court (1) in accordance with “first day” or “second day” orders entered with the consent of (or non-objection by) the Agent (in each case after reasonable consultation with the Required Term Lenders’ Advisors) on or prior to June 9, 2013 or other orders of the Bankruptcy Court entered with the consent of (or non-objection by) the Agent (in each case after reasonable consultation with the Required Term Lenders’ Advisors), (2) in connection with the assumption of executory contracts and unexpired leases with the consent of (or non-objection by) the Agent (after reasonable consultation with the Required Term Lenders’ Advisors), (3) in respect of accrued payroll and related expenses and employee benefits as of the Petition Date and (4) in respect of other Prepetition Payments authorized by order of the Bankruptcy Court entered with the consent of (or non-objection by) the Agent (in each case after reasonable consultation with the Required Term Lenders’ Advisors) in an aggregate amount not to exceed $5,000,000.

8.20 Compliance with Orders. If any Loan Party shall not comply with any terms of (a) the Interim Financing Order or Final Financing Order or (b) any other order of the Bankruptcy Court (x) authorizing the use of cash collateral, (y) approving debtor-in-possession financing, or (z) granting adequate protection.

8.21 Sale of Assets; Etc.. If (a) the Company shall file any motion seeking authority to consummate a sale of assets of any Loan Party or any of its Subsidiaries (other than any such sale of assets that is permitted by the Loan Documents) having a value in excess of $5,000,000 outside the ordinary course of business, or any sale of any part of the Collateral pursuant to Section 363 of the Bankruptcy Code, in each case without the Required Lenders’ consent or unless provided for in the Cash Budget, or (b) the Company shall file (or support or fail to oppose) a motion seeking, or the Bankruptcy Court shall enter, an order, authorizing the sale of all or substantially all of the Company’s assets (unless such order contemplates payment in full in cash of the Obligations upon consummation of such sale, whether pursuant to a plan of reorganization or otherwise).

8.22 Reorganization Plan. If a Reorganization Plan that is not an Acceptable Reorganization Plan shall be confirmed in the Case, or the Company shall propose or support or fail to oppose any such plan or any motion or other pleading that seeks to extend the Maturity Date, or the Bankruptcy Court shall enter an order terminating the exclusive right of the Company to file any Reorganization Plan.

8.23 Dissolution of the Company. If any order, judgment or decree shall be entered against the Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days.

8.24 Case Administration Procedures. If an order shall be entered establishing procedures for the administration of the Cases and/or approval of significant transactions, including, without limitation, asset sale procedures, that is not reasonably satisfactory in form and substance to the Agent (after reasonable consultation with the Required Term Lenders’ Advisors), or the Company or any of its affiliates shall seek, support, or fail to contest in good faith the filing or entry of such an order.

8.25 Actions Contrary to the Agreement. If any Loan Party shall file a motion or other pleading seeking relief that if granted could reasonably be expected to result in the occurrence of an Event of Default (unless such relief, if granted (or the relevant transaction) would result in payment in full in cash of the Obligations immediately upon consummation of the matter addressed by such motion or pleading, whether pursuant to a plan of reorganization or otherwise).

8.26 Challenges. Any Loan Party shall challenge, support or encourage a challenge of any payments made to the Agent, any Issuing Lender or any Lender with respect to the Obligations, other than to challenge the occurrence of a Default or Event of Default.

8.27 Grant of Adequate Protection. If an order of the Bankruptcy Court shall be entered granting adequate protection not consented to by the Agent (after reasonable consultation with the Required Term Lenders’ Advisors) in its sole discretion or the Company shall propose or support or fail to oppose the entry of any such order.

8.28 Declared Company. If any subsidiary of the Company incorporated under the laws of Singapore is declared by the Minister of Finance of Singapore to be a company to which Part IX of the Companies Act, Chapter 50 of Singapore applies.

8.29 Adequate Protection. Without the consent of the Agent (after reasonable consultation with the Required Term Lenders’ Advisors), the filing of any motion by the Company seeking approval of (or the entry of an order by the Bankruptcy Court approving) adequate protection to any prepetition agent, trustee or lender that is inconsistent with the Interim Financing Order or the Final Financing Order.

8.30 Change of Venue. If, unless otherwise approved by the Agent and the Required Term Lenders, an order of the Bankruptcy Court shall be entered providing for a change in venue with respect to the Case and such order shall not be reversed or vacated within 10 days.

9. RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders and, in the case of clause (b), the Required Revolver Lenders, shall (in each case under clauses (a) or (b) by written notice to Borrowers), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable Law, do any one or more of the following, in each case without further order of or application to the Bankruptcy Court (provided that with respect to the enforcement of Liens or other remedies with respect to the Collateral, the Agent shall provide the Borrowers with at least seven (7) days’ written notice prior to taking the action contemplated thereby; provided that any party shall be entitled to seek an emergency hearing with the Bankruptcy Court to determine whether an Event of Default has occurred and is continuing):

(a) declare the Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower;

(b) declare the Revolver Commitments terminated, whereupon the Revolver Commitments shall immediately be terminated together with (i) any obligation of any Lender hereunder to make Advances, (ii) the obligation of the Swingline Lender to make Swingline Loans and (iii) the obligation of the Issuing Lender to issue Letters of Credit;

(c) exercise its remedies (including sending any Activation Notices) with respect to any US Control Account, UK Control Account, Foreign (Non-Canadian/Non-UK) Control Account and/or Canadian Control Account; provided that, except to the extent that the Agent would have otherwise been permitted to make such application pursuant to Section 2.15(d)(v) prior to the occurrence of an Event of Default, Agent shall provide seven (7) days’ notice before application of any amounts in such accounts or in any Dominion Account to the Obligations;

(d) immediately terminate the US Borrower’s access to the Term Advance Proceeds Account; and

(e) exercise all other rights and remedies available to Agent or Lenders under the Loan Documents or applicable Law.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to any Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of all accrued and unpaid interest thereon and all fees and all other amounts owing under this Agreement or under any of the other Loan Documents, shall automatically and immediately become due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by each Borrower.

9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code and the PPSA, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10. WAIVERS; INDEMNIFICATION.

10.1 Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which such Borrower may in any way be liable.

10.2 The Lender Group’s Liability for Collateral. Each Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

10.3 Indemnification. Borrowers shall pay, indemnify, defend, and hold Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrowers shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than JPMorgan or its Applicable Designee) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the Transactions or any transactions contemplated hereby or thereby or the monitoring of Borrowers’ and their Subsidiaries’ compliance with the terms of the Loan Documents (provided, however, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among Lenders or (ii) disputes solely between or among Lenders and their respective Affiliates; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, which shall governed by Section 16), (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, whether brought by a third party or by the Company or any other Loan Party, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties currently or formerly owned, leased or operated by any Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that (i) a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or (ii) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which any Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON. For the avoidance of doubt, the obligations of the Borrowers under this Section 10.3 and all other provisions in any of the other Loan Documents with respect to indemnification by the Company or any of its Subsidiaries are subject in all respects to the limitations set forth in Section 2.14.

11. NOTICES.

(a) Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or facsimile. In the case of notices or demands to any Borrower or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to any Borrower:

EXIDE TECHNOLOGIES

13000 Deerfield Parkway, Building 200

Milton, GA 30004

Attn: Nicholas Iuanow, Vice President and Corporate Treasurer

Fax No. 678-566-9638

with copies to:

EXIDE TECHNOLOGIES

13000 Deerfield Parkway, Building 200

Milton, GA 30004

Attn: Brad Kalter, Esq.

Fax No.: 678-566-9229

and:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Four Times Square

New York, NY 10036-6522

Attn: Sarah M. Ward

Tel: 212-735-2126

Fax No.: 917-777-2126

Ken Ziman

Tel: 212-735-3310

Fax No.: 917-777-3310

If to Agent:

JPMORGAN CHASE BANK, N.A.

500 Stanton Christiana Road

Newark, DE 19713

Attn: John Getchius

Fax No. 302-634-4250

Email: john.getchius@jpmorgan.com

with copies to:

J.P. MORGAN EUROPE LIMITED

25 Bank Street, Canary Wharf

London E14 5JP

United Kingdom

Fax: 44 207 777 23060

Tel : +44 207 134 8188

Attn: Belinda Lucas

Email: belinda.lucas@jpmorgan.com

JPMORGAN CHASE BANK, N.A.

383 Madison Avenue

New York, NY 10179

Tel: 212-270-3057

Fax: 212-270-5100

Attn: Richard Duker

Email: richard.duker@jpmorgan.com

and:

DAVIS POLK & WARDWELL LLP

450 Lexington Avenue

New York, NY 10017

Attn: Stevan R.B. Nicholas

Tel: 212-450-4717

Fax No.: 212-701-5714

If to Required Term Lenders’ Advisors:

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

1285 Avenue of the Americas

New York, NY 10019

Attn: Alice Eaton

Tel: (212) 373-3125

Fax No.: (212) 492-0125

Alan W. Kornberg

Tel: (212) 373-3209

Fax No.: (212) 492-0209

and:

HOULIHAN LOKEY

245 Park Avenue, 20th floor

New York, NY 10167

Attn: David R. Hilty

Tel: (212) 497-4133

Fax No.: (212) 661-3070

Phillip Preis

Tel: 212.497.7874

(b) Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

(c) The Loan Parties acknowledge that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any Loan Party or its Affiliates, or the respective securities of any of the foregoing. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including the U.S. federal and state securities laws, to make reference to materials and/or information provided by or on behalf of the Borrowers and their Related Parties (the “Borrower Materials”) that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Loan Party or its Affiliates, or the respective securities of any of the foregoing for purposes of the U.S. federal or state securities laws. In the event that any Public Lender has elected for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) the Agent and other Lenders may have access to such information and (ii) neither the Borrowers nor the Agent nor other Lenders with access to such information shall have (x) any responsibility for such Public Lender’s decision to limit the scope of information it has obtained in connection with this Agreement and the other Loan Documents or (y) any duty to disclose such information to such electing Lender or to use such information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use, such information.

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to the Borrower, any Lender or any other Person or entity for any damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses, claims, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s, any other Loan Party’s or the Agent’s transmission of the Borrower Materials through the Platform. Each of the Loan Parties, the Lenders and the Agent agree that the Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Agent’s customary document retention procedures and policies.

(e) The Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic funding requests and other telephonic notices) purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Agent, each Lender and the Related Parties of each of them for all losses, costs, expenses and liabilities resulting from the reliance of such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereby consents to such recording

12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

(b) EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AGAINST THE AGENT OR ANY LENDER OF ANY OF THE FOREGOING, IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN A FORUM OTHER THAN THE BANKRUPTCY COURT (OR, IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM)

JURISDICTION, THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) Each of the Loan Parties hereby irrevocably appoints Corporation Service Company its authorized agent to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding of the nature referred to in this Section 12 and consents to process being served in any such suit, action or proceeding upon Corporation Service Company in any manner or by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Company’s address referred to in Section 11. Each of the Loan Parties agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this Section 12 shall affect the right of any Lender to serve process in any manner permitted by law or limit the right of any Lender to bring proceedings against any Loan Party in any court of any jurisdiction or jurisdictions.

(e) Each Loan Party agrees with Agent that the Code of Banking Practice published by the Australian Bankers’ Association does not apply to the Loan Documents.

13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1 Assignments and Participations.

(a) With the prior written consent of the Agent, which consent of Agent shall not be unreasonably withheld, delayed or conditioned, and shall not be required in connection with an assignment in respect of the Term Facility to a Person that is a Lender, an Affiliate (other than individuals) of a Lender or a Related Fund, any Lender may assign and delegate to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”) all or any portion of the Obligations, the Dollar Revolver Commitments, the Multicurrency Revolver Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by Agent) of $5,000,000 (in the case of assignments in respect of the Dollar Revolver Facility or Multicurrency Revolver Facility) or $500,000 (in the case of assignments in respect of the Term Facility (subject to Section 13.1(l)) (except, in each case, that such minimum amount shall not apply to (x) an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, (y) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender or a Related Fund or (z) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 (in the case of assignments in respect of the Dollar Revolver Facility or the Multicurrency Revolver Facility) or $500,000 (in the case of assignments in respect of the Term Facility)); provided, however, that (x) simultaneous assignments to members of an Assignee Group shall be treated as a single assignment for purposes of the foregoing minimums and (y) Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrowers and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by Agent, the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500 (which fees shall be waived in connection with any assignment made pursuant to Section 13.1(l)); provided further, that notwithstanding the foregoing, on or prior to the Final Term Funding Date, assignments in respect of Term Commitments and/or Term Advances shall only be permitted to be made in accordance with Section 13.1(l).

(b) From and after the date that Agent notifies the assigning Lender (with a copy to Borrowers) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a). At the time of each assignment pursuant to Section 13.1(a) to a Person that is not already a Lender hereunder the assignee shall comply with Article 16. To the extent that prior to the occurrence of the acceleration of the Obligations an assignment of all or any portion of a Lender’s Commitment and related outstanding Obligations pursuant to Sections 2.1(g), 2.3(g), 2.13(b), 14.2, or 13.1(a) would, at the time of such assignment, result in increased costs under Section 2.13, Section 14.2, or Article 16 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority after the date of the respective assignment).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended (i) to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Dollar Revolver Commitments or Multicurrency Revolver Commitments arising therefrom and (ii) to the extent necessary to reflect the addition of the Assignee, and the Borrowers shall promptly take such actions that the Agent asks and considers necessary and promptly execute or deliver to Agent an update of any form of registrations over the Lenders and the Bank Product Providers in relation to any security interest in the Collateral (including but not limited to any security in relation to shares issued by Exide Technologies A/S and to any security under the Foreign Security Documents governed by Italian law). The Dollar Revolver Commitment or Multicurrency Revolver Commitment (if any) allocated to each Assignee shall reduce such Dollar Revolver Commitments or Multicurrency Revolver Commitments, as applicable, of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Dollar Revolver Commitment, its Multicurrency Revolver Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Dollar Revolver Commitments, the Multicurrency Revolver Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decrease the amount or postpone the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, subject to the limitations set forth herein otherwise applicable with respect to the set off rights of Lenders. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the collections of Borrowers or their Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lenders among themselves.

(f) In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to any Borrower and its Subsidiaries and their respective businesses.

(g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable Law.

(h) Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Dollar Revolver Commitment or Multicurrency Revolver Commitment (if any) (and the principal amount of Advances owing thereto and stated interest thereon) held by such Lender (each, a “Registered Loan”). (i) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

(i) In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent solely for the purpose set forth in this Section 13.1(i) on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

(j) Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register to the extent it has one) available for review by Borrowers from time to time as Borrowers may reasonably request.

(k) The entries in the Register shall be conclusive absent manifest error, and the Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.

(l) Prior to the Final Term Funding Date, assignments of the Initial Term Advances made on the Closing Date shall be permitted only by the Signing Term Lenders to members of the Prepetition Senior Secured Noteholders’ Unofficial Committee, which assignments the Signing Term Lenders will use commercially reasonable efforts to effect within 10 Business Days of the Closing Date. Following the making of the Initial Term Advances, the Prepetition Senior Secured Noteholders, including the Signing Term Lenders and such members of the Prepetition Senior Secured Noteholders’ Unofficial Committee, shall be provided with the opportunity to subscribe for the Delayed Draw Term Commitments. Each Prepetition Senior Secured Noteholder shall be permitted to subscribe for the Delayed Draw Term Commitments in an amount (the “Subscription Amount”) up to the aggregate principal amount of Prepetition Senior Secured Notes it holds as of a date to be determined by the US Borrower in consultation with the Required Term Lenders’ Advisors (the “Applicable Date”), with the Subscription Amount for each Signing Term Lender or such member of the Prepetition Senior Secured Noteholders’ Unofficial Committee being deemed to equal 100% of the aggregate principal amount of Prepetition Senior Secured Notes it holds as of the Applicable Date. Thereafter, the Delayed Draw Term Commitments shall be allocated to the subscribing Prepetition Senior Secured Noteholders, including each Signing Term Lender or such member of the Prepetition Senior Secured Noteholders’ Unofficial Committee, on a pro rata basis based on the aggregate Subscription Amounts for all subscribing Prepetition Senior Secured Noteholders, including each Signing Term Lender and each such member of the Prepetition Senior Secured Noteholders’ Unofficial Committee. On or prior to the Final Term Funding Date, the Delayed Draw Term Commitments will be assigned by the Term Lenders then holding such Delayed Draw Term Commitments to the other subscribing Prepetition Senior Secured Noteholders in a manner consistent with such allocations. The assignment procedures described in this Section 13.1(l) may be adjusted by the Agent in its reasonable discretion in consultation with the Required Term Lenders’ Advisors. The assignments referred to in this Section 13.1(l) shall not be subject to any consent or requirement as to minimum amounts to be assigned. Upon the completion of such assignments, the Agent shall be authorized to, in consultation with the Required Term Lenders’ Advisors, but without the consent of any Lender, the Required Lenders or any Loan Party, modify Schedule C-2 to set forth the Initial Term Advances and Delayed Draw Commitments held by each Term Lender after giving effect to all such assignments.

13.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no Borrower may assign or transfer this Agreement or any rights or duties hereunder without Lenders’ prior written consent and any prohibited assignment or transfer shall be absolutely void ab initio. No consent to assignment by Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.

14. AMENDMENTS; WAIVERS.

14.1 Amendments and Waivers.

(a) No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or, in the case of the following subclause (xi)(A), the Super-Majority Revolver Lenders (and no other Lenders)) (or by Agent at the written request of the Required Lenders or the Super-Majority Revolver Lenders, as applicable) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that (x) no such waiver, amendment or consent with respect to any condition precedent (or any amendment to any definition used in determining whether such condition precedent is met) to the making of the Initial Term Advances on the Closing Date shall be effective unless consented to in writing by all of the Signing Term Lenders, (y) no such waiver, amendment or consent with respect to any condition precedent to the making of the Delayed Draw Term Advances on the Final Term Funding Date shall be effective unless consented to in writing by all of the Term Lenders providing such Delayed Draw Term Advances and (z) no such waiver, amendment, or consent shall, unless in writing and signed by all Lenders directly affected thereby (or, in the case of the following subclause (xi)(A), the Super-Majority Revolver Lenders and, in the case of the following subclause (xi)(B), each of (1) the Required Term Lenders, (2) the Required Revolver Lenders and (3) the Revolver Lenders directly affected thereby) and all of the Loan Parties that are party thereto, do any of the following:

(i) increase the amount of or extend the expiration date of any Commitment of such Lender or amend, modify, or eliminate the last sentence of Section 2.4(c)(i) regarding pro rata Multicurrency Revolver Commitment reductions or the last sentence of Section 2.4(c)(ii) regarding pro rata Dollar Revolver Commitment reductions with respect to such Lender that is a Revolver Lender;

(ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document to such Lender (other than mandatory prepayments pursuant to Section 2.4(e));

(iii) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder with respect to the Advances of such Lender, or reduce any fees or other amounts payable hereunder or under any other Loan Document to such Lender (except in connection with the waiver of applicability of Section 2.6(c), which waiver shall be effective with the written consent of the Required Lenders);

(iv) amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders;

(v) other than as permitted by Section 15.11, release Agent’s Lien in and to any of the Collateral;

(vi) amend, modify, or eliminate the definition of “Required Lenders” without the consent of such Lender, “Required Term Lenders” without the consent of such Lender that is a Term Lender, “Required Revolver Lenders” without the consent of such Lender that is a Revolver Lender, “Required Dollar Revolver Lenders” without the consent of such Lender that is a Dollar Revolver Lender, “Required Multicurrency Revolver Lenders” without the consent of such Lender that is a Multicurrency Revolver Lender, or “Pro Rata Share” without the consent of such Lender;

(vii) contractually subordinate any of Agent’s Liens other than as provided in Section 15.11 or in the Financing Orders;

(viii) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents;

(ix) amend, modify, or eliminate any of the provisions of Section 2.4(b)(i) or (ii);

(x) amend, modify, or eliminate any of the provisions of Section 13.1(a) to permit a Loan Party, or an Affiliate of a Loan Party to be permitted to become an Assignee; or

(xi) (A) amend, modify, or eliminate the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts and Eligible Inventory) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the Borrowing Base, but not otherwise or change Section 2.1(c) or (B) amend or modify the definitions of Maximum Dollar Revolver Amount, Maximum Multicurrency Revolver Amount or Maximum Revolver Amount.

(b) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of Lenders), and (ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders,

(c) (I) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Lender, or any other rights or duties of Issuing Lender under this Agreement or the other Loan Documents, without the written consent of Issuing Lender, Agent, Borrowers, and the Required Revolver Lenders and (II) no amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swingline Lender, or any other rights or duties of Swingline Lender under this Agreement or the other Loan Documents, without the written consent of Swingline Lender, Agent, Borrowers, and the Required Revolver Lenders,

(d) Anything in this Section 14.1 to the contrary notwithstanding:

(i) (i) no amendment that by its terms adversely affects the rights to payment of the Dollar Revolver Lenders (relative to the Term Lenders or the Multicurrency Revolver Lenders) shall become effective without the consent of the Required Dollar Revolver Lenders, (ii) no amendment that by its terms adversely affects the rights to payment of the Multicurrency Revolver Lenders (relative to the Term Lenders or the Dollar Revolver Lenders) shall become effective without the consent of the Required Multicurrency Revolver Lenders and (iii) no amendment that by its terms adversely affects the rights to payment of the Term Lenders (relative to the Multicurrency Revolver Lenders or the Dollar Revolver Lenders) shall become effective without the written consent of the Required Term Lenders, in each case in addition to the written consent of the Required Lenders.

(ii) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document (i) that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Borrower or any of its Subsidiaries, shall not require consent by or the agreement of any Loan Party and (ii) may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii).

(iii) the Agent, with the consent of the Borrowers or other applicable Loan Parties only, may (i) amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency, omission, mistake or defect or correct any typographical error or other manifest error in any Loan Document or (ii) amend, modify or supplement the Agreement without the consent of any Lender, the Required Lenders or the Required Revolver Lenders as required to amend any administrative provision relating to borrowing mechanics, notice requirements, the method of determining interest or other rates or any similar agency or administrative matter with respect to the Revolver Facility or cash dominion (in respect of Collateral included in the Borrowing Base and the proceeds thereof) (including to make any other conforming changes necessary or appropriate as a result of the foregoing), in each case in a manner not materially adverse to any Revolver Lender;

(iv) no waiver of the conditions to Revolver Advances set forth in Section 3.2 (including any waiver of an Event of Default for the purpose of permitting such conditions to be met or any amendment to any definition used in determining whether such conditions are met) or amendment to Section 2.15(d) shall become effective without the consent of the Required Revolver Lenders (in addition to any other consents required);

(v) (X) no amendment, waiver or other modification of (1) the financial covenants in Section 7 (including any defined terms used in calculating such financial covenants), (2) the provisions of Section 5.25(a) (including Exhibit W-2), (3) the provisions of Section 6.17, (4) any Event of Default under Section 8.13, 8.15, 8.16, 8.17, 8.18, 8.19, 8.20, 8.21, 8.22, 8.24, 8.27 or 8.29, (5) the order of application of funds set forth in Section 2.4(b)(i) or 2.4(b)(ii), (6) the definition of “Noticed Bank Product Obligations (and any defined terms contained therein) or (7) the provisions of Section 2.3(d) shall become effective without the consent of the Required Term Lenders and the Required Revolver Lenders (in each case in addition to any other consents required), (Y) no forbearance, standstill or other similar agreement to refrain from the exercise of any rights or remedies provided for under any Loan Document, shall become effective without the consent of the Required Term Lenders and the Required Revolver Lenders (in each case in addition to any other consents required) and (Z) no amendment, waiver or other modification of the definitions of Foreign Borrowing Base or US Borrowing Base or any of the defined terms that are used therein to the extent that any such change results in the advance rates set forth therein to be greater than 100%, or Section 2.1(a)(ii), Section 2.4(d)(ii) or Section 2.21 shall become effective without the consent of the Required Term Lenders (in addition to any other consents required);

(vi) guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Agent (after reasonable consultation with the Required Term Lenders’ Advisors) and may be, together with this Agreement, amended and waived with the consent of the Agent (after reasonable consultation with the Required Term Lenders’ Advisors) at the request of the Company without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents; and

(vii) the Agent, with the consent of the Borrowers only, may amend, modify or supplement Exhibit B-1 on or prior to the date that is 10 days after the Closing Date.

14.2 Replacement of Certain Lenders.

(a) If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers or Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Holdout Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Holdout Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b) Prior to the effective date of such replacement, the Holdout Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof (including, in the case of any mandatory assignment of Term Advances in connection with a Repricing Transaction, the Term Prepayment Premium), and (ii) an assumption of its Pro Rata Share of the Letters of Credit). If the Holdout Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Holdout Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Holdout Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Revolver Commitments (if any), and the other rights and obligations of the Holdout Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Holdout Lender or Tax Lender, as applicable, shall remain obligated to make the Holdout Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of such Letters of Credit.

14.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by each Borrower of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15. AGENT; THE LENDER GROUP.

15.1 Appointment and Authorization of Agent; Etc..

(a) General.

(i) Each Lender hereby designates and appoints JPMorgan as its agent under this Agreement and the other Loan Documents (for the purposes of this Section 15, the term “Agent” shall mean JPMorgan in its capacities as Agent under each relevant Security Document and as security trustee under each Security Document governed by the laws of England and under each German security document) and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent (and, as applicable, security trustee) for and on behalf of Lenders (and the Bank Product Providers) on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties, without the necessity of any notice to or further consent from any Lender. Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral (including in the capacity as security trustee, where applicable). Except as expressly otherwise provided in this Agreement, in the absence of any instructions from the Required Lenders or all Lenders, as applicable, to the contrary, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrowers and their Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrowers and their Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrowers and their Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to the Borrowers or their Subsidiaries, the Obligations, the Collateral, the Collections of Borrowers and their Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

(b) Certain Australian Matters. Agent declares that it holds all Australian Collateral acquired after June 9, 2013 on trust for the benefit of the Lender Group and the Bank Product Providers from time to time, it being understood that the provisions of this Section 15 apply to Agent in its capacity as trustee of such trust.

(c) Certain Canadian Matters. Without prejudice to the foregoing paragraph, each Lender hereby designates, appoints and authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) the Agent as the person holding the power of attorney (fondé de pouvoir) for and on behalf of the Lenders (and the Bank Product Providers) as contemplated under Article 2692 of the Civil Code of Quebec, to enter into, to take and to hold on their behalf, and for their benefit, a deed of hypothec (“Deed of Hypothec”) to be executed by any Loan Party under the laws of the Province of Quebec and creating a security interest under such laws on Collateral located in such Province in order to secure the obligations of any Loan Party under the Bonds (as defined below) and to exercise such powers and duties which are conferred upon the Agent under such deed. Each Lender hereby additionally designates, appoints and authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to additionally designate, appoint, and authorize) the Agent as agent, mandatory, custodian and depositary for and on behalf of each of them (i) to hold and to be the sole registered holder of any bond, debenture or similar title of indebtedness (“Bonds”) issued under the Deed of Hypothec, the whole notwithstanding Section 32 of the Act respecting the special powers of legal persons (Quebec) or any other applicable law, and (ii) to enter into, to take and to hold on their behalf, and for their benefit, a Bond Pledge Agreement (“Pledge”) to be executed by such Foreign Loan Party under the laws of the Province of Quebec and creating a pledge on the Bonds as security for the payment and performance of the Obligations. In this respect, (a) the Agent, as agent, mandatory, custodian and depositary of the Lenders (and the Bank Product Providers), shall keep a record indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by the Pledge, owing to the Lenders (and the Bank Product Providers) for and on behalf of whom the Bonds is so held from time to time, and (b) each Lender (and each Bank Product Provider) will be entitled to the benefits of any Collateral charged under the Deed of Hypothec and the Pledge and will participate in the proceeds of realization of any such Collateral, the whole in accordance with the terms hereof. The Agent, in such aforesaid capacities shall (x) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Agent with respect to the Collateral under the Deed of Hypothec and Pledge, applicable law or otherwise, and (y) benefit from and be subject to all provisions hereof with respect to the Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders (and the Bank Product Providers). Any Person who becomes a Lender (and/or a Bank Product Provider) shall be deemed to have consented to and confirmed the Agent as the person holding the power of attorney (fondé de pouvoir) and as the agent, mandatory, custodian and depositary as aforesaid and to have ratified, as of the date it becomes a Lender (and/or Bank Product Provider) all actions taken by the Agent in such capacities. The Agent shall be entitled to delegate from time to time any of its powers or duties under the Deed of Hypothec and the Pledge to any Person and on such terms and conditions as the Agent may determine from time to time. The execution prior to June 9, 2013 by the Agent of any Deed of hypothec, Pledge or other security documents made pursuant to the applicable law of the Province of Quebec is hereby ratified and confirmed. Without prejudice to Section 12 hereof, the provisions of this paragraph shall be also governed by the laws of the Province of Quebec.

(d) Certain English Matters.

For the avoidance of doubt, in this Agreement and the Security Documents governed by English law, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of the Agent shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of, the Agent in its capacity as security trustee for the Lenders to the extent that the rights, deliveries, indemnities or other obligations relate to the Security Documents governed by English law.

Each member of the Lender Group hereby appoints (and, by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to appoint) the Agent to act as its trustee under an in relation to the Security Documents governed by English law and to hold the assets subject to the security thereby created as trustee for the Lenders and Bank Product Providers on the trusts and other terms contained in the Security Documents governed by English law this Agreement and each Lender (and, by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed authorize) the Agent in its capacity as security trustee to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent as security trustee by the terms of the Security Documents governed by English law together with all such rights, remedies, powers and discretions as are reasonably incidental thereto.

Nothing shall require the Agent in its capacity as security trustee under the Security Documents governed by English law to act as a trustee at common law or to be holding any property on trust in any jurisdiction which may not operate under the principles of trust or where such trust would not be recognized or its effects would not be enforceable.

(e) Certain French Matters. Pursuant to article 2328-1 of the French civil code (code civil), each Lender designates and appoints the Agent (and, by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate and appoint) to create, register, manage and/or enforce on its behalf any Lien created by a Security Document governed by French law.

(f) Certain German Matters. In relation to the German Security Documents, the following additional provisions shall apply: (a) the Agent shall (i) hold and administer any Collateral granted pursuant to a German Security Document which is security assigned or otherwise transferred (Sicherungseigentum/Sicherung¬sabtretung) under a non-accessory security right (nicht-akzessorische Sicherheit) to it in its own name as trustee (treuhänderisch) for the benefit of the Lender Group and (ii) administer any Collateral granted pursuant to a German Security Document which is pledged (Verpfändung) or otherwise transferred to the Agent creating or evidencing an accessory security right (akzessorische

Sicherheit) as agent; (b) The Lender Group and each Bank Product Provider hereby authorizes the Agent (whether or not by or through employees or agents) (i) to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Lender Group under the German Security Document together with such powers and discretions as are reasonably incidental thereto, (ii) to take such action on its behalf as may from time to time be authorized under or in accordance with the German Security Document and (iii) to accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favor of such member of the Lender Group in connection with the German Security Document and to agree to and execute on its behalf as its representative (Stellvertreter) any amendments and/or alterations to any German Security Document which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such security; (c) Each Lender and each Bank Product Provider hereby releases the Agent from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch), to make use of any authorization granted under this Agreement and to perform its duties and obligations as Agent hereunder and under the German Security Document; (d) Each Lender and each Bank Product Provider hereby ratifies and approves all acts and declarations previously done by the Agent on such person’s behalf (including for the avoidance of doubt the declarations made by the Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of the Each Lender and each Bank Product Provider as future pledgee or otherwise).

(g) Certain Italian Matters. Each Lender and other finance party hereto to be secured by the Foreign Security Documents hereby appoints (and, by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to appoint) the Agent, being JPMorgan Chase Bank, N.A., to act as its mandatario con rappresentanza pursuant to articles 1703, 1704 and followings of the Italian Civil Code, also in the circumstances provided under articles 1394 and 1395 of the Italian Civil Code (i) for the purpose of executing in the name and on behalf of the Lender any Foreign Security Documents which is expressed to be governed by Italian law as well as of acquiring, holding and enforcing any and all Liens on Collateral created thereunder; (ii) with the power to negotiate, approve, comply with and perform the terms and conditions of such Foreign Security Agreement in their name and on their behalf, execute any other agreement or instrument, give or receive any notice and take any other action in relation to the creation, perfection, maintenance, enforcement and release of the security created thereunder in the name and on behalf of the Lenders and the other relevant finance parties. Each Lender and other finance party hereto to be secured by the Foreign Security Documents undertakes to ratify and approve any such action taken in the name and on behalf thereof by the Agent acting in its appointed capacity. Each Assignee of a Lender or any other relevant finance party shall be deemed to have confirmed and ratified the aforesaid constitution of the Agent as its mandatario con rappresentanza under Italian law for the purposes indicated above.

(h) Certain Spanish Matters. Each Lender hereby irrevocably appoints (and, by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to appoint) the Agent to constitute, register, accept, manage and enforce any security interest created by any Security Document governed by Spanish law on its behalf and therefore to exercise in its name and on its behalf any and all rights in favor of the Lenders (which shall include, without limitation, the right to send any notice and make any declaration thereunder, the right to enforce the security and to make any calculation in relation thereto and the right to release the security in the circumstances set forth therein).

(i) Certain Portuguese Matters. Each Lender hereby irrevocably appoints the Agent to constitute, register, accept, manage and enforce any security interest created by any Security Document governed by Portuguese Law on its behalf and therefore to exercise in its name and on its behalf any and all rights in favor of the Lenders (which shall include, without limitation, the right to send any notice and make any declaration thereunder, the right to enforce the security and to make any calculation in relation thereto and the right to release the security in the circumstances set forth therein).

(j) Certain Belgian Matters. Each Lender designates and appoints the Agent as its representative (vertegenwoordiger/représentant) within the meaning of Article 5 of the Belgian Act of 15 December 2004 on financial collateral arrangements and several tax dispositions in relation to security collateral arrangements and loans of financial instruments, as amended from time to time, to create, register, manage and/or enforce on its behalf any Lien created by a Security Document governed by Belgian law constituting financial collateral.

15.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct or made in breach in bad faith of Agent’s obligations hereunder or under any other Loan Document (in each case, as a finally determined by a court of competent jurisdiction).

15.3 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the Transactions or any transactions contemplated hereby (except for its own gross negligence or willful misconduct or for breach in bad faith of their obligations hereunder or under any other Loan Document (in each case, as a finally determined by a court of competent jurisdiction)), or (b) be responsible in any manner to any of Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by any Borrower or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder or for any shortfall which arises on the enforcement or realization of the Collateral. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Borrower or its Subsidiaries. No Loan Party or Lender (other than the Agent) may take any proceedings against any officer, employee, agent or attorney of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee, agent or attorney in relation to any Loan Document or any Collateral and any officer, employee, agent or attorney of the Agent may rely on this provision.

15.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Required Lenders or all Lenders (as applicable) and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders (and Bank Product Providers). Notwithstanding any other provision of a Loan Document to the contrary, the Agent need not, and may omit to, do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary obligation or duty of confidentiality.

15.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6 Credit Decision. Each Lender (and Bank Product Provider) acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the Transactions or any transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of Agent-Related Persons. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).

15.7 Costs and Expenses; Indemnification. The Required Term Lenders may, at the Company’s expense, retain the Required Term Lenders’ Advisors to represent them in connection with the Loan Documents (all reasonable, actual and documented costs, fees and expenses of the Required Term Lenders’ Advisors and one Delaware law firm retained by the Required Term Lenders, collectively, the “Required Term Lenders’ Advisors’ Expenses”). Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrowers and their Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent is not reimbursed for such costs and expenses by Borrowers or their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable thereof. Whether or not the transactions contemplated hereby are consummated, each of Lenders, on a ratable basis, shall indemnify and defend Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct or for breach in bad faith of such Person’s obligations hereunder or under any other Loan Document (in each case, as a finally determined by a court of competent jurisdiction) nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.8 Agent in Individual Capacity. JPMorgan and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Document as though JPMorgan were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, JPMorgan or its Affiliates may receive information regarding Borrowers or their Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to Lenders (or Bank Product Providers), and Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include JPMorgan in its individual capacity.

15.9 Successor Agent. Agent may resign as Agent (i) in respect of the Term Facility, the Revolver Facility and the Letters of Credit, (ii) the Term Facility only or (iii) the Revolver Facility and the Letters of Credit but not the Term Facility, in each case upon 30 days prior written notice to Lenders (unless such notice is waived by the Required Lenders, in the case of clause (i) above, the Required Term Lenders, in the case of clause (ii) above, or the Required Revolver Lenders, in the case of clause (iii) above) and Borrowers (unless such notice is waived by Borrowers) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Required Lenders, in the case of clause (i) above, the Required Term Lenders, in the case of clause (ii) above, or the Required Revolver Lenders, in the case of clause (iii) above, as applicable, shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for Lenders (and the Bank Product Providers). If, at the time that Agent’s resignation is effective, it is acting as the Issuing Lender or the Swingline

Lender, such resignation shall also operate to effectuate its resignation as the Issuing Lender or the Swingline Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, to cause the Underlying Issuer to issue Letters of Credit or to make Swingline Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrowers, a successor Agent. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. If at any time the Person acting as “Agent” in respect of the Term Facility is not the Person acting as “Agent” in respect of the Revolver Facility and the Letters of Credit, the term “Agent” as used herein shall be deemed a collective reference to each such Person, the applicable provisions of this Agreement and the other Loan Documents shall be construed accordingly, mutatis mutandis, and such Persons shall cooperate in the administration of this Agreement and the other Loan Documents to the extent necessary or appropriate.

15.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to Lenders, and Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11 Collateral Matters.

(a) Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral (i) upon the termination of the Revolver Commitments and payment and satisfaction in full of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower and no Subsidiary of Borrowers owned any interest at the time Agent’s Lien was granted nor at any time thereafter, or (iv) constituting property leased to any Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. The Loan Parties and Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) or to sell or otherwise dispose of (or to consent to any such sale or other disposition of) all or any portion of the Collateral at any sale thereof conducted by Agent under the provisions of the Code or the PPSA, including pursuant to Sections 9-610 or 9-620 of the Code, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code or pursuant to a plan of reorganization, or at any sale or foreclosure conducted by Agent (whether by judicial action or otherwise) in accordance with applicable Law. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (x) if the release is of all or substantially all of the Collateral, all of Lenders (without requiring the authorization of the Bank Product Providers), or (y) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers); provided however, that no such release of Borrowing Base Collateral shall be permitted without the consent of the Required Revolver Lenders. Upon request by Agent or any Borrower at any time, Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Borrower in respect of) all interests retained by any Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Lenders further hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures Permitted Purchase Money Indebtedness.

(b) Agent shall have no obligation whatsoever to any of Lenders (or the Bank Product Providers) to assure that the Collateral exists or is owned by a Borrower or a Borrower’s Subsidiary or is cared for, protected, or insured or has been encumbered, or that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or that any particular items of Collateral meet the eligibility criteria applicable in respect thereof or whether to impose, maintain, reduce, or eliminate any particular reserve hereunder or whether the amount of any such reserve is appropriate or not, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise provided herein.

15.12 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of Lenders agrees that it shall not, without the express written consent of Agent and only during the continuance of an Event of Default, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent during the continuance of an Event of Default, set off against the Obligations, any amounts owing by such Lender to any Borrower or its Subsidiaries or any deposit accounts (but excluding any Dominion Account or any US Control Account, UK Control Account, Foreign (Non-Canadian/Non-UK) Control Account or Canadian Control Account) of any Borrower or its Subsidiaries now or hereafter maintained with such Lender. Each of Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share in respect of the Multicurrency Revolver Obligations, the Dollar Revolver Obligations or the Term Obligations, as applicable, of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Multicurrency Revolver Lenders, Dollar Revolver Lenders or Term Lenders, as applicable, and for application to the Multicurrency Revolver Obligations, Dollar Revolver Obligations or Term Obligations, as applicable, in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Multicurrency Revolver Obligations, Dollar Revolver Obligations or Term Obligations, as applicable, owed to the other applicable Lenders so that such excess payment received shall be applied ratably as among the applicable Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13 Agency for Perfection. Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code or in accordance with the PPSA can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

15.14 Payments by Agent to Lenders. All payments to be made by Agent to Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of Lenders (and such Bank Product Provider). Agent is authorized by the Lenders, without necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon Collateral pursuant to the Loan Documents.

15.16 Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report respecting any Borrower or its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

(b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding a Borrower and its Subsidiaries and will rely significantly upon each Borrower’s and its Subsidiaries’ books and records, as well as on representations of each Borrower’s personnel,

(d) agrees to keep all Reports and other material, non-public information regarding each Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Borrower or any Subsidiary of any Borrower to Agent that has not been contemporaneously provided by any Borrower or its Subsidiaries to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Borrower or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of such Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Borrower or its Subsidiaries, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to any Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

15.17 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents as of the Closing Date or thereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.

15.18 Reserved.

15.19 Dutch Parallel Debt Provision.

(a) Each Borrower hereby irrevocably and unconditionally undertakes to pay to the Agent amounts equal to the aggregate amount from time to time payable (verschuldigd) to the Lender Group and any Bank Product Provider under or pursuant to its Obligations (such payment undertaking to the Agent hereinafter referred to as the “Dutch Parallel Debt Obligations”).

(b) The Dutch Parallel Debt Obligations will become due and payable (opeisbaar) immediately upon the Agent’s first demand, which may be made at any time, as and when one or more of the Obligations becomes due and payable.

(c) Each of the parties to this Agreement hereby acknowledges that (A) the Dutch Parallel Debt Obligations constitute undertakings, obligations and liabilities of the Borrowers to the Agent that are transferable and independent from, and without prejudice to, the corresponding Obligations and (B) the Dutch Parallel Debt Obligations represent the Agent’s own separate claim to receive payment of the Dutch Parallel Debt Obligations from the Borrowers, it being understood that the amount that is or may become due and payable by the Borrowers under or pursuant to the Dutch Parallel Debt Obligations from time to time shall never exceed the aggregate amount that is payable under the Obligations from time to time.

(d) For the avoidance of doubt, each of the parties to this Agreement confirms that the claims of the Agent against the Borrowers in respect of the Dutch Parallel Debt Obligations and the claims of any one or more of the Lender Group and any Bank Product Provider against the Borrowers under or pursuant to the Obligations payable to such Persons do not constitute common property (een gemeenschap) within the meaning of Section 3:166 of the Dutch Civil Code (“DCC”) and that the provisions relating to such common property shall not apply. If, however, it would be held that such claims of the Agent and such claims of any one or more of the Lender Group and any Bank Product Provider do constitute such common property and such provisions do apply, the parties to this Agreement agree that this Agreement shall constitute an administration agreement (beheersregeling) within the meaning of Section 3:168 DCC.

(e) For the avoidance of doubt, the parties hereto confirm that this Agreement is not to be construed as an agreement as referred to in Section 6:16 DCC and that Section 6:16 DCC shall not apply.

(f) To the extent the Agent irrevocably (onaantastbaar) receives any amount in payment of the Dutch Parallel Debt Obligations, the Agent shall distribute such amount among the Lender Group and any Bank Product Provider in accordance with Section 2.4(b)(ii) (Apportionment and Application) and upon unconditional irrevocable receipt of such amount, the Obligations shall be reduced by an amount equal to such amount in the manner as if such amount were received as a payment of the Obligations on the date of receipt by the Agent of such amount.

15.20 German Parallel Debt Provision.

(a) Each Loan Party hereby irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance) to pay to the Agent amounts equal to any amounts owing from time to time by such Loan Party to any member of the Lender Group and each Bank Product Provider under this Agreement and any other Loan Document pursuant to any

Obligations or pursuant to any Bank Product Obligations (in each case excluding for the avoidance of doubt and in order to avoid double-counting the obligations under any parallel debt provision set forth in any Loan Document) as and when those amounts are due under any Loan Document (such payment undertakings under this Section 15.20(a) and the obligations and liabilities resulting therefrom being the “German Parallel Debt”).

(b) The Agent shall have its own independent right to demand payment of the German Parallel Debt by the Loan Parties. Each Loan Party and the Agent acknowledge that the obligations of each Loan Party under Section 15.20(a) are several, separate and independent (selbständiges Schuldanerkenntnis) from, and shall not in any way limit or affect, the corresponding obligations of each Loan Party to any member of the Lender Group and each Bank Product Provider under this Agreement or any other Loan Document (the “German Corresponding Debt”) nor shall the amounts for which each Loan Party are liable under Section 15.20(a) (German Parallel Debt) be limited or affected in any way by its German Corresponding Debt; provided that:

(i) the German Parallel Debt shall be decreased to the extent that the Corresponding Debt has been irrevocably paid or discharged (other than, in each case, contingent obligations);

(ii) the German Corresponding Debt shall be decreased to the extent that the Parallel Debt has been irrevocably paid or discharged;

(iii) the amount of the German Parallel Debt shall at all times be equal to the amount of the German Corresponding Debt; and

(iv) for the avoidance of doubt, the German Parallel Debt will become due and payable at the same time when the German Corresponding Debt becomes due and payable.

(c) The security granted under any German Security Document with respect to the Parallel Debt is granted to the Agent in its capacity as sole creditor of the German Parallel Debt.

(d) Without limiting or affecting the Agent’s rights against any Loan Party (whether under this Agreement or any other Loan Document), each of the Loan Party acknowledges that:

(i) Nothing in this Agreement shall impose any obligation on the Agent to advance any sum to any Loan Party or otherwise under any Loan Document; and

(ii) for the purpose of any vote taken under any Loan Document, the Agent shall not be regarded as having any participation or commitment other that those which it has in its capacity as a Lender.

(e) The Parties to this Agreement acknowledge and confirm that the provisions contained in this Agreement shall not be interpreted so as to increase the maximum total amount of the Obligations.

(f) The German Parallel Debt shall remain effective in case a third person should assume or be entitled, partially or in whole, to any rights of any of the Lenders under any of the other Loan Documents, be it by virtue of assignment, novation or otherwise.

(g) All monies received or recovered by the Agent pursuant to this Agreement and all amounts received or recovered by the Agent from or by the enforcement of any security granted to secure the German Parallel Debt shall be applied in accordance with this Agreement.

15.21 Polish Parallel Debt Provision.

(a) Each Loan Party providing security that is governed by the laws of Poland (“Polish Security Provider”) hereby irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance) to pay to the Agent amounts equal to any amounts owing from time to time by such Polish Security Provider to any member of the Lender Group under this Agreement and any other Loan Document pursuant to any Obligations or pursuant to any Bank Product Obligations as and when those amounts are due under any Loan Document (such payment undertakings under this Section 15.22(a) and the obligations and liabilities resulting therefrom being the “Polish Parallel Debt”).

(b) The Agent shall have its own independent right to demand payment of the Parallel Debt by the Polish Security Provider. Each Polish Security Provider and the Agent acknowledge that the obligations of each Polish Security Provider under Section 15.22(a) are several, separate and independent from, and shall not in any way limit or affect, the corresponding obligations of each Polish Security Provider to any member of the Lender Group under this Agreement or any other Loan Document (the “Polish Corresponding Debt”) nor shall the amounts for which each Polish Security Provider are liable under Section 15.22(a) be limited or affected in any way by its Polish Corresponding Debt; provided that:

(i) the Polish Parallel Debt shall be decreased to the extent that the Polish Corresponding Debt has been irrevocably paid or discharged (other than, in each case, contingent obligations);

(ii) the Polish Corresponding Debt shall be decreased to the extent that the Parallel Debt has been irrevocably paid or discharged;

(iii) the amount of the Polish Parallel Debt shall at all times be equal to the amount of the Polish Corresponding Debt; and

(iv) for the avoidance of doubt, the Polish Parallel Debt will become due and payable at the same time when the Polish Corresponding Debt becomes due and payable.

(c) The security granted under any Security Document governed by Polish law with respect to the Parallel Debt is granted to the Agent in its capacity as sole creditor of the Polish Parallel Debt.

(d) Without limiting or affecting the Agent’s rights against any Polish Security Provider (whether under this Agreement or any other Loan Document), each of the Polish Security Provider acknowledges that:

(i) nothing in this Agreement shall impose any obligation on the Agent to advance any sum to any Loan Party or otherwise under any Loan Document; and

(ii) for the purpose of any vote taken under any Loan Document, the Agent shall not be regarded as having any participation or commitment other that those which it has in its capacity as a Lender.

(e) The Parties to this Agreement acknowledge and confirm that the provisions contained in this Agreement shall not be interpreted so as to increase the maximum total amount of the Obligations.

(f) The Polish Parallel Debt shall remain effective in case a third person should assume or be entitled, partially or in whole, to any rights of any of the Lenders under any of the other Loan Documents, be it by virtue of assignment, novation or otherwise.

(g) All monies received or recovered by the Agent pursuant to this Agreement and all amounts received or recovered by the Agent from or by the enforcement of any security granted to secure the Polish Parallel Debt shall be applied in accordance with this Agreement.

16. WITHHOLDING TAXES

(a) All payments made by or on account of any obligation of any Loan Party under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes. In the event any such deduction or withholding of Taxes is required, the applicable Loan Party shall pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by or on account of any obligation of any Loan Party under any Loan Document, including any amount paid pursuant to this Section 16(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that a Loan Party shall not be required to increase any such amounts if the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence or for breach in bad faith of such Person’s obligations hereunder or under any other Loan Document (as finally determined by a court of competent jurisdiction). The applicable Loan Party will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable Law, certified copies of tax receipts evidencing such payment.

(b) Borrowers shall pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document.

(c) If a Lender or Participant (or, in either case, any assignee thereof) is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Agent and the Company (or, in the case of a Participant, to the Lender granting the participation only) one of the following before receiving its first payment under this Agreement:

(i) if a Foreign Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to any Borrower within the meaning of Section 864(d)(4) of the IRC (a “Portfolio Exemption Statement”), and (B) a properly completed and executed Internal Revenue Service Form W-8BEN or Form W-8IMY (with proper attachments);

(ii) if a Foreign Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of Internal Revenue Service Form W-8BEN;

(iii) if a Foreign Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of Internal Revenue Service Form W-8ECI;

(iv) to the extent that a Foreign Lender or Participant is not the beneficial owner (including, for this purpose, a foreign partnership), executed originals of Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, Portfolio Exemption Statement, Form W-9, and/or other certification documents from each beneficial owner, as applicable, in each case showing a complete exemption or reduction by the beneficial owner from U.S. withholding tax; or

(v) a properly completed and executed copy of any other form or forms, including Internal Revenue Service Form
W-9, as may be required under the IRC or other Laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and promptly notify Agent (or, in the case of a Participant, the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction. In addition, any Lender if requested by the Borrowers or Agent shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or Agent as will enable the Borrowers or Agent to determine whether such Lender is subject to backup or other withholding or other information reporting requirements.

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Agent and the Company (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller, and (B) other documentation reasonably requested by Agent and the Company sufficient for Agent and the Company to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements.

(d) If a Lender or Participant (or, in either case, any assignee thereof) is entitled to claim an exemption from, or reduction of, withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms properly completed and executed, as may be required under the Laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, provided, however, that nothing in this Section 16(d) shall require a Lender or Participant to disclose any information (i) that would not otherwise be required by any applicable Law as a condition to exemption from, or reduction of, the withholding or backup withholding tax under such Law and (ii) that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and promptly notify Agent (or, in the case of a Participant, the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction. In addition, any Lender if requested by the Borrowers or Agent shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or Agent as will enable the Borrowers or Agent to determine whether such Lender is subject to backup or other withholding or other information reporting requirements.

(e) [Reserved].

(f) If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant. To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16(c) or 16(d) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16(c) or 16(d), if applicable. Each Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

(g) If a Lender or a Participant is entitled to a reduction in the applicable withholding tax, Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 16(c) or 16(d) are not delivered to Agent (or, in the case of a Participant, the Lender granting the participation), then Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(h) If the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, by the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, by the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

(i) If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrowers (but only to the extent of payments made, or additional amounts paid, by Borrowers under this Section 16 with respect to Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund); provided, that Borrowers, upon the request of Agent or such Lender, agree to repay the amount paid over to Borrowers (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder or for breach in bad faith of Agent’s obligations hereunder or under any other Loan Document (in each case, as a finally determined by a court of competent jurisdiction)) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to any Borrower or any other Person.

17. GENERAL PROVISIONS.

17.1 Effectiveness. Except as otherwise provided in Section 3.1(a), this Agreement shall be binding and deemed effective when executed by each Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5 Bank Product Providers. Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the relevant Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the relevant Bank Product Provider is the amount last certified to

Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Any Borrower may obtain Bank Products from any Bank Product Provider, although no Borrower is required to do so. Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

17.6 Debtor-Creditor Relationship. The relationship between Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the Transactions or any transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal Law relating to creditors’ rights, including provisions of the Bankruptcy Code or the Bankruptcy Insolvency Act (Canada) relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of the Lender Group related thereto, the liability of Borrowers or Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

17.9 Confidentiality.

(a) Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrowers and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and Lenders in a confidential manner, and shall not be disclosed by Agent and Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the Transactions or any transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be requested by regulatory authorities purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process, (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process and (z) this clause (vi) shall not permit disclosure of any information of the kind referred to in section 275(1) of the Australian PPSA unless section 275(7) of the Australian PPSA applies, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or Lenders or the Lender Group Representatives and other than with respect to information which is known to any such Person as having been wrongfully disclosed), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information hereunder subject to the terms of this Section, (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured credit or remedy under this Agreement or under any other Loan Document, and (xi) in relation to a security interest for the purposes of the Australian PPSA, as required to (x) ensure that the security interest is enforceable, perfected and otherwise effective or (y) enable the Agent to apply for any registration, or give notification, in connection with the security interest so that the security interest has the priority required by the Agent or (z) enable the Agent to exercise its rights in connection with the security interest.

(b) Anything in this Agreement to the contrary notwithstanding, Agent may (i) provide information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services, and (ii) use the name, logos, and other insignia of Borrowers and Loan Parties and the Commitments provided hereunder in any “tombstone” or comparable advertising, on its website or in other marketing materials of Agent.

17.10 Lender Group Expenses and Required Term Lenders’ Advisors’ Expenses. Borrowers agree to pay any and all Lender Group Expenses and the Required Term Lenders’ Advisors’ Expenses on the earlier of (a) the first day of each month or (b) the date on which demand therefor is made by Agent and agrees that its obligations contained in this Section 17.10 shall survive payment or satisfaction in full of all other Obligations. For the avoidance of doubt, the obligations of the Borrowers under this Section 17.10 and all other provisions in any of the other Loan Documents with respect to costs and expenses owing by the Company or any of its Subsidiaries are subject in all respects to the limitations set forth in Section 2.14.

17.11 Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, the Issuing Lender, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

17.12 Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act.

17.13 Canadian Anti-Money Laundering & Anti-Terrorism Compliance. The Lenders may be subject to Canadian Anti-Money Laundering & Anti-Terrorism Legislation and “know your customer” rules and regulations, and they hereby notify the Borrowers and Guarantors that in order to comply with such legislation, rules and regulations, they may be, among other things, required to obtain, verify and record information pertaining to the Borrowers and Guarantors, which information may relate to, among other things, the names, addresses, corporate directors, corporate registration numbers, corporate tax numbers, corporate shareholders and banking transactions of the Borrowers. The Borrowers hereby agree to take such actions and to provide, upon request, such information and access to information regarding the Borrowers and Guarantors that is required to enable the Lender to comply with such Canadian Anti-Money Laundering & Anti-Terrorism Legislation and “know your customer” rules and regulations.

17.14 Integration. This Agreement, together with the other Loan Documents, constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

17.15 The Company as Agent for Borrowers. Each Borrower hereby irrevocably appoints the Company as the borrowing agent and attorney-in-fact for each Borrower for the purposes of each Loan Document, which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed as the borrowing agent and attorney-in-fact. Each Borrower hereby irrevocably appoints and authorizes the Company (a) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement, and (b) to take such action as the Company deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, or (b) the Lender Group’s relying on any instructions of the Company, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.15 with respect to any liability that (i) a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or (ii) result from a claim brought by the Company or any other Loan Party against such Agent-Related Person or Lender-Related Person for breach in bad faith of such Agent-Related Person’s or Lender-Related Person’s obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

17.16 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Agent or any Lender in such currency, Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law)

17.17 Conflicts with other Loan Documents or Financing Orders. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrowers or any of their Subsidiaries or further restricts the rights of the Borrowers or any of their Subsidiaries or gives the Agent or Lenders additional rights, in each case, with respect to the Collateral, shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect. In the event of any inconsistency between the provisions of this Agreement or any other Loan Document and the Interim Financing Order (and, when applicable, the Final Financing Order), the provisions of Interim Financing Order (and, when applicable, the Final Financing Order) shall govern.

17.18 Special Provisions Regarding Pledges of Stock and Promissory Notes in Non-Qualified Jurisdictions. The parties hereto acknowledge and agree that the provisions of this Agreement and the various Security Documents executed and delivered by the Loan Parties and Pledgors require that, among other things, certain Stock and promissory notes be pledged pursuant to the Security Documents. The parties hereto further acknowledge and agree that, to the extent provided in the applicable Security Documents, each Loan Party and each Pledgor shall be required to take all actions under the laws of each Qualified Jurisdiction or each Pledgor’s jurisdiction of organization to perfect the security interests in the Stock and promissory notes issued by any Person organized under the laws of such Qualified Jurisdiction or such Pledgor’s jurisdiction of organization to the extent required by the applicable Security Documents or deemed necessary or required by Agent based on advice of local counsel. Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of Stock or promissory notes issued by any Person organized under the laws of a jurisdiction other than a Qualified Jurisdiction or a Pledgor’s jurisdiction of organization, it is acknowledged that no actions have been or (unless an Event of Default shall have occurred and be continuing and the Agent shall deem such actions to be reasonably prudent under the circumstances, in its Permitted Discretion) shall be required to be taken to perfect, under local law of the jurisdiction of the Person who issued such Stock or promissory notes, under the Security Documents.

17.19 Guaranty Limitations. The limitations set forth in Section 9(f) of the Foreign Guaranty shall apply accordingly in respect of any payment obligation of a German Guarantor (as defined in the Foreign Guaranty) under any Loan Document.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

EXIDE TECHNOLOGIES
a Delaware corporation, as debtor and debtor-in-possession

By:	/s/ Brad S. Kalter
Name: Brad S. Kalter
Title: VP, Secretary and Deputy General Counsel

EXIDE GLOBAL HOLDING NETHERLANDS C.V.
a limited partnership organized and existing under the laws of the Netherlands, represented by Exide Technologies, its general partner

By:	/s/ Brad S. Kalter
Name: Brad S. Kalter
Title: VP, Secretary and Deputy General Counsel

Exide Technologies

Amended and Restated Superpriority Debtor-in-Possession Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Agent, Issuing Lender and a Lender

By:	/s/ Richard W. Duker
Name: Richard W. Duker
Title: Managing Director

Exide Technologies

Amended and Restated Superpriority Debtor-in-Possession Credit Agreement

AllianceBernstein LP, as investment advisor

By:	/s/ Michael E. Sohr
Name: Michael E. Sohr
Title: Senior Vice President

AllianceBernstein Pooling Portfolios - High Yield Portfolio

ALLIANCEBERNSTEIN INCOME FUND, INC.

ALLIANCEBERNSTEIN INSTITUTIONAL INVESTMENTS - HIGH YIELD LOAN PORTFOLIO

ALLIANCEBERNSTEIN HIGH INCOME FUND INC

ALLIANCEBERNSTEIN GLOBAL HIGH INCOME FUND INC

ALLIANCE CITS - US HIGH YIELD COLLECTIVE TRUST

ALLIANCE AB BOND FUND INC - AB LIMITED DURATION HIGH INCOME PORT

Exide Technologies

Amended and Restated Superpriority Debtor-in-Possession Credit Agreement

SCHEDULE 1.1

Definitions

As used in the Agreement, the following terms shall have the following definitions:

“Acceptable Reorganization Plan” means a Reorganization Plan that provides for the termination of the Commitments and the payment in full in cash of the Obligations under the Loan Documents (other than contingent indemnification obligations not yet due and payable) on the effective date of such Reorganization Plan and otherwise reasonably acceptable to the Agent.

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Stock of any other Person.

“Activation Notice” has the meaning specified therefor in Section 2.15(b)(v).

“Additional Documents” has the meaning specified therefor in Section 5.13 of the Agreement.

“Additional Term Advance” has the meaning specified therefor in Section 2.21(a).

“Additional Term Advance Closing Date” has the meaning specified therefor in Section 2.21(d).

“Additional Term Lender” has the meaning specified therefor in Section 2.21(b).

“Advances” means the Term Advances and the Revolver Advances. For the avoidance of doubt, Revolver Advances include any Swingline Loan.

“Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by

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contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 6.12 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agent” has the meaning specified therefor in the preamble to the Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates (including the Swingline Lender and the Issuing Lender), officers, directors, employees, attorneys, and agents.

“Agent’s Applicable Account” means, with respect to the Obligations of the US Loan Parties and the Obligations of the Foreign Loan Parties, as applicable, the Deposit Accounts of Agent identified on Schedule A-1, as applicable (which schedule may be updated from time to time upon written notice by Agent to the Company).

“Agent’s Liens” means the Liens granted by any Borrower or its Subsidiaries to Agent under the Loan Documents. Any reference in any Loan Document to an Agent’s Lien granted by the US Borrower shall be a reference to such Agent’s Lien, subject to the Carve Out.

“Agreement” means the Existing DIP Credit Agreement, as amended and restated by this Amended Agreement.

“Amended Agreement” means this Amended and Restated Superpriority Debtor-in-Possession Credit Agreement, dated as of July 12, 2013, as executed and delivered by the parties hereto.

“Applicable Date” has the meaning specified therefor in Section 13.1(l).

“Applicable Designee” means any office, branch or Affiliate of a Revolver Lender designated thereby from time to time with the consent of Agent (which such consent shall not be unreasonably withheld, conditioned or delayed) to fund Advances or Letters of Credit to the Foreign Borrower. As of the Closing Date, the Applicable Designees of each Lender are set forth on Schedule C-1 (which schedule may be updated from time to time upon written notice by any Lender to Agent). Any assignment by a Lender of all or a portion of its Revolver Commitment to fund or participate in Revolver Advances or Letters of Credit to the Foreign Borrower to an Applicable Designee shall be effected by delivering to Agent an addendum executed by such Lender and its Applicable Designee, in form and substance satisfactory to Agent. For all purposes of this Agreement, any designation of an Applicable Designee by a Lender shall not affect such Revolver Lender’s rights and obligations with respect to its Revolver Commitment and the Loan Parties, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, except as otherwise expressly permitted in this Agreement or in the applicable addendum.

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“Application Event” means, after the giving of any notices required pursuant to Section 9.1, the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) of the Agreement.

“Applicable Margin” means, for any Revolver Advance for the period commencing on the Closing Date until all Obligations are repaid in full and all Commitments terminated, as of any date of determination (with respect to any portion of the outstanding Advances), the percentage per annum set forth in the following table:

Facility	LIBOR Rate Loans/ Overnight LIBO Rate Loan	Base Rate Loans	Unused Fees
Revolver Advances	3.25%	2.25%	0.50%

“Applicable Funding Office” shall mean, in the case of Advances denominated in Dollars, New York and, in the case of Advances denominated in Euros, London.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agent, the Lenders or the Loan Parties by means of electronic communications pursuant to Section 11.

“ARCA Effective Date” means the date on which each of the conditions precedent set forth in Section 3.1(a) either have been satisfied or waived, which date is July 12, 2013.

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignee Group” means two or more Eligible Transferees that are Affiliates of one another or two or more Related Funds that are managed by the same investment advisor.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

“Australian Collateral” means (a) all Collateral under any Security Document governed by the laws of any state or territory of Australia and (b) all other Liens in respect of Collateral located in any state or territory of Australia (or taken to be so located for the purposes of any stamp duty law).

“Australian PPSA” means the Personal Property Securities Act 2009 (Cwlth).

“Authorized Person” means any one of the individuals identified on Schedule A-2, as such schedule is updated from time to time by written notice from Borrowers to Agent.

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“Bank Product” means any one or more of the following financial products or accommodations extended to any Borrower or any Borrowing Base Foreign Guarantor by a Bank Product Provider: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements permitted by this Agreement.

“Bank Product Agreements” means those agreements entered into from time to time by a Loan Party with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation satisfactory to Agent in its Permitted Discretion) to be held by Agent for the benefit of the Bank Product Providers in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to then existing Noticed Bank Product Obligations.

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by any Borrower or any Borrowing Base Foreign Guarantor to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to any Borrower or any Borrowing Base Foreign Guarantor.

“Bank Product Provider” means any Revolver Lender or any of its Affiliates that extends to any Loan Party a Bank Product; provided, however, that if, at any time, a Revolver Lender ceases to be a Revolver Lender under the Agreement, then, from and after the date on which it ceases to be a Revolver Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Revolver Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.

“Bank Product Provider Letter Agreement” means a letter agreement in substantially the form attached hereto as Exhibit B-2, in form and substance satisfactory to Agent, duly executed by the applicable Bank Product Provider, Borrowers, and Agent.

“Bank Product Reserve Amount” means, as of any date of determination, the Dollar amount of reserves that Agent has determined is necessary or appropriate to establish in its Permitted Discretion in respect of Noticed Bank Product Obligations then provided or outstanding.

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“Bankruptcy Code” means title 11 of the United States Code entitled “Bankruptcy” as in effect from time to time (or any similar or equivalent legislation as in effect in any applicable jurisdiction), or any successor statutes.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Case from time to time.

“Base Rate” means the greatest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its office located at 270 Park Avenue, New York, New York (with each change in such rate being effective from and including the date such change is publicly announced as being effective) and (c) the LIBOR Reference Rate plus 1.00%.

“Base Rate Loan” means each portion of the Revolver Advances that bears interest at a rate determined by reference to the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which any Borrower or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“Board of Directors” means the board of directors (or comparable managers) of the Company or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Bond” has the meaning specified therefor in Section 15.1(c).

“Borrower Materials” has the meaning specified therefor in Section 11(c).

“Borrowers” has the meaning specified therefor in the preamble to the Agreement.

“Borrowing” means a borrowing consisting of Multicurrency Revolver Advances, Dollar Revolver Advances or Term Advances made on the same day by Multicurrency Revolver Lenders (or Agent on behalf thereof), by Dollar Revolver Lenders (or Agent on behalf thereof), by the Swingline Lender in the case of Swingline Loans, by Agent in the case of a Protective Advance or by Term Lenders in the case of a Term Advance.

“Borrowing Base” means, as of any date of determination, the sum of the US Borrowing Base and the Foreign Borrowing Base.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1.

“Borrowing Base Collateral” means all Accounts and Inventory of the Loan Parties on which Liens have been granted to the Agent pursuant to the Security Documents or the Financing Orders as security for the Obligations.

“Borrowing Base Excess” has the meaning set forth in Section 2.4(e)(i).

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“Borrowing Base Excess” has the meaning set forth in Section 2.4(e)(i).

“Borrowing Base Foreign Guarantors” means each Subsidiary of the Company that is domiciled in Canada, England and Wales, New Zealand or Australia and that has executed and delivered a Foreign Guaranty to become a Foreign Guarantor.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York or the State of Georgia, except that, if a determination of a Business Day shall relate to (a) a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market, (b) any Multicurrency Revolver Advances denominated in Euros, the term “Business Day” shall also exclude any day that is not a TARGET Day or on which banks in England and Wales are closed for general banking business and (c) with respect to any applicable Deposit Account or Securities Account located outside of the United States, the term “Business Day” shall exclude any day on which banks in England and Wales, Australia, New Zealand, or Canada, as applicable, are closed for the purposes of making wire transfers or any other electronic transfer of funds from the applicable Deposit Accounts.

“Canadian Anti-Money Laundering & Anti-Terrorism Legislation” means the Criminal Code, R.S.C. 1985, c. C-46, The Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c. 17 and the United Nations Act, R.S.C. 1985, c.U-2 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations al-Qaida and Taliban Regulations promulgated under the United Nations Act.

“Canadian Collection Account” means each account established at a Canadian Collection Bank subject to a Control Agreement into which funds shall be transferred as provided in Section 2.15(a)(ii).

“Canadian Collection Banks” has the meaning specified therefor in Section 2.15(a)(ii).

“Canadian Control Accounts” means, collectively, the Canadian Collection Account, the Canadian Disbursement Accounts and the Securities Accounts of any Canadian Guarantor, but excluding any Excluded Accounts.

“Canadian Disbursement Account” means each checking and/or disbursement account of the Canadian Guarantors for their general corporate purposes, including for the purpose of paying the Canadian Guarantors’ trade payables and other operating expenses.

“Canadian Dominion Account” has the meaning specified therefor in Section 2.15(d)(iii).

“Canadian Guarantors” means Exide Technologies Canada Corporation, a corporation incorporated under the laws of the province of Nova Scotia, and each other Foreign Guarantor organized in Canada or a province or territory of Canada.

“Canadian Pension Plan” means a Foreign Pension Plan that is a “registered pension plan”, as defined in subsection 248(1) of the Income Tax Act (Canada), established or maintained by the Company or any Canadian Guarantor primarily for the benefit of employees of the Company or any Canadian Guarantor employed in Canada.

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“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP as in effect on the Closing Date.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP as in effect on the Closing Date.

“Carryover Amount” has the meaning specified therefor in Section 7.2.

“Carve Out” has the meaning specified therefor in the applicable Financing Order.

“Carve Out Account” has the meaning specified therefor in Section 5.21.

“Carve Out Cap” means $6,000,000.

“Carve Out Reserve Amount” means, as of any date of determination, the Dollar amount of reserves that the Agent has determined is necessary or appropriate to establish in its Permitted Discretion to reflect (i) 120% of the remaining available amount of the Carve Out at such time, if any and (ii) the accrued but unpaid fees, costs and expenses of professionals retained by the US Borrower and the Creditors’ Committee at such time, in each case as set forth in the most recently delivered Borrowing Base Certificate.

“Case” means a case under Chapter 11 of the Bankruptcy Code with respect to which the US Borrower is the debtor and the debtor-in-possession.

“Cash Budget” means a 13-week cash forecast, with the initial cash forecast commencing with the week during which the Petition Date occurs, of the Company’s and its Subsidiaries’ consolidated projected (a) cash receipts and cash operating disbursements for such 13-week period, on a weekly basis, (b) Total Adjusted Operating Cash Flow for such 13-week period and (c) Specified Disbursements for such 13-week period (which such forecasts of cash receipts and cash operating disbursements shall be in form and substance reasonably satisfactory to the Agent (after reasonable consultation with the Required Term Lenders’ Advisors) and such 13-week cash forecast shall be supplemented and updated as provided herein and in the Financing Orders). The Cash Budget in effect on the Closing Date is attached hereto as Exhibit F-1.

“Cash Collateralize” or “Cash Collateralization” means providing cash collateral (pursuant to documentation satisfactory to Agent in its Permitted Discretion, including provisions that specify that the Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit (i) of the Issuing Lender and the Dollar Revolver Lenders in an amount

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equal to 105% of the then existing Dollar Revolver Letter of Credit Usage and/or (ii) of the Issuing Lender and the Multicurrency Revolver Lenders in an amount equal to (x) 105% of the then existing Multicurrency Revolver Letter of Credit Usage with respect to any Multicurrency Revolver Letters of Credit denominated in Dollars and (y) 110% of the then existing Multicurrency Revolver Letter of Credit Usage with respect to any Multicurrency Revolver Letters of Credit denominated in Euros.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States, or any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by, or unconditionally guaranteed by, any member of the EMU, or any agency thereof and backed by the full faith and credit of such member of the EMU, in each case maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (d) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (e) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the Laws of (i) the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank or (ii) any member of the EMU, having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000, (f) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (e) above, or (ii) any other bank organized under the Laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (g) repurchase obligations of any commercial bank satisfying the requirements of clause (e) of this definition or recognized securities dealer having combined capital and surplus of not less than $500,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (e) above, (h) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (e) above, (i) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (h) above and (j) the foreign equivalent of Cash Equivalents described in clause (c) or (e) in respect of each country in which a Foreign Subsidiary is organized.

“Cash Management Arrangement” means an arrangement satisfactory to Agent in its Permitted Discretion to facilitate the Agent’s ability to establish control of certain foreign Securities Accounts and Deposit Accounts under certain circumstances, which may consist of a notice, in form and substance satisfactory to Agent in its Permitted Discretion, executed and delivered by a Loan Party to the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account) and acknowledgment from such securities intermediary or bank.

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“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Casualty Event” means any involuntary loss of title, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of the Borrowers or any of their Restricted Subsidiaries. “Casualty Event” shall include but not be limited to Events of Eminent Domain.

“Change of Control” means that (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40%, or more, of the Stock of the Company having the right to vote for the election of members of the Board of Directors, (b) a majority of the members of the Board of Directors do not constitute Continuing Directors or (c) the Company fails to own and control, directly or indirectly, 100% of the Stock of the Foreign Borrower.

“Closing Date” means June 13, 2013.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means the assets and property of the Loan Parties and the Pledgors on which Liens have been granted pursuant to the Security Documents and the Financing Orders as security for the Obligations; provided that, anything in any Loan Document to the contrary notwithstanding, Collateral shall not include Government Grant Property.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in a Borrower’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance satisfactory to Agent in its Permitted Discretion.

“Collection Accounts” means, collectively, the US Collection Accounts, the UK Collection Account, the Canadian Collection Accounts and the Foreign (Non-Canadian/Non-UK) Collection Accounts.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

“Commitment” means a Revolver Commitment or a Term Commitment.

“Commitment Excess” has the meaning specified therefor in Section 2.4(e)(i).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified therefor in the preamble to the Agreement.

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“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered by a Responsible Officer of the Company to Agent (with a copy to each of the Required Term Lenders’ Advisors).

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.

“Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of the Company on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of the Company and whose initial assumption of office resulted from such contest or the settlement thereof.

“Control Agreement” means a control agreement (or similar security document), in form and substance satisfactory to Agent in its Permitted Discretion, executed and delivered by a Loan Party, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Copyright Security Agreement” has the meaning specified therefor in the US Security Agreement.

“Creditors’ Committee” has the meaning specified therefor in the applicable Financing Order.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Deed of Hypothec” has the meaning specified therefor in Section 15.1.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under the Agreement on the date that it is required to do so under the Agreement (including the failure to make available to Agent or Swingline Lender (as applicable) amounts required pursuant to a Settlement or to make a required payment in connection with a Letter of Credit Disbursement or a Swingline Loan), unless such obligation to fund is the subject of a good faith dispute, (b) notified any Borrower, Agent, Swingline Lender or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under the Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within 1 Business Day after written request by Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by

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it under the Agreement, (e) otherwise failed to pay over to Agent, Swingline Lender or any other Lender any other amount required to be paid by it under the Agreement within 1 Business Day after written request by Agent, unless the subject of a good faith dispute, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or Insolvency Proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or Insolvency Proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Defaulting Lender Rate” means (a) with respect to any obligation denominated in Dollars, (i) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (ii) thereafter, the interest rate then applicable to Revolver Advances that are Base Rate Loans (inclusive of the Applicable Margin for Base Rate Loans applicable thereto) and (b) with respect to any obligation denominated in Euros, the greater of (i) a rate equal to Agent’s aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of the failure to deliver funds hereunder) of carrying such amount and (ii) a rate reasonably determined by Agent in accordance with banking industry rules on interbank compensation.

“Delayed Draw Term Advance” has the meaning specified in Section 2.2(b).

“Delayed Draw Term Commitment” means the commitment of a Term Lender to make or otherwise fund any Delayed Draw Term Advance, and “Delayed Draw Term Commitments” means such commitments of all Term Lenders in the aggregate. The amount of each Term Lender’s Delayed Draw Term Commitment, if any is set forth on Schedule C-2 or in the applicable Assignment and Acceptance, subject to any adjustment pursuant to the terms and conditions hereof. The aggregate amount of the Delayed Draw Term Commitments as of the Closing Date is $105,000,000 (before giving effect to the Delayed Draw Term Advances made on the Final Term Funding Date).

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means, with respect to the US Borrower or the Foreign Borrower, the applicable Deposit Account of such Borrowers identified on Schedule D-1.

“Designated Account Bank” has the meaning specified therefor in Schedule D-1.

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior consecutive 12 months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by (b) Borrowers’ billings with respect to Accounts during such period.

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“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by 1 percentage point for each percentage point by which Dilution is in excess of 5%.

“DIP Budget” has the meaning specified on Schedule 3.1.

“Disbursement Accounts” means, collectively, the US Disbursement Accounts, the UK Disbursement Accounts, Canadian Disbursement Accounts and the Foreign (Non-Canadian/Non-UK) Disbursement Accounts.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Euros, the equivalent amount thereof in Dollars as determined by Agent, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Euros.

“Dollar Revolver Advances” has the meaning specified therefor in Section 2.1(a)(ii) of the Agreement.

“Dollar Revolver Borrowing” means a borrowing consisting of Dollar Revolver Advances made on the same day by Dollar Revolver Lenders (or Agent on behalf thereof).

“Dollar Revolver Commitment” means, with respect to each Dollar Revolver Lender, its Dollar Revolver Commitment, and, with respect to all Dollar Revolver Lenders, their Dollar Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Dollar Revolver Commitment Excess” has the meaning specified therefor in Section 2.4(e)(i)(B).

“Dollar Revolver Facility” means the Dollar Revolver Commitments, Dollar Revolver Advances and Dollar Revolver Letters of Credit provided pursuant to the Agreement.

“Dollar Revolver Lender” means each Lender having a Dollar Revolver Commitment as set forth on Schedule C-1 hereto or in the Assignment and Acceptance by which it becomes a Dollar Revolver Lender in its capacity as making Advances under the Dollar Revolver Commitments.

“Dollar Revolver Letter of Credit” means a letter of credit issued by Issuing Lender or a letter of credit issued by Underlying Issuer, as the context requires, and identified as a “Dollar Revolver Letter of Credit” in the request for issuance thereof.

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“Dollar Revolver Letter of Credit Disbursement” means a payment made by Issuing Lender or Underlying Issuer pursuant to a Dollar Revolver Letter of Credit.

“Dollar Revolver Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Dollar Revolver Letters of Credit at such time plus (b) the aggregate principal amount of all drawings made pursuant to Dollar Revolver Letters of Credit that have not yet been reimbursed by or on behalf of a Borrower at such time. The Dollar Revolver Letter of Credit Exposure of any Dollar Revolver Lender at any time shall be calculated based on its Pro Rata Share (calculated under clause (d) of the definition of Pro Rata Share) at such time.

“Dollar Revolver Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Dollar Revolver Letters of Credit.

“Dollar Revolver Obligations” means (a) all loans (including the Dollar Revolver Advances (inclusive of Protective Advances that are Dollar Revolver Advances), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Reimbursement Undertakings relating to Dollar Revolver Letters of Credit or with respect to Dollar Revolver Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description owing by any Loan Party to any Dollar Revolver Lender pursuant to or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Loan Party is required to pay or reimburse to any Dollar Revolver Lender by the Loan Documents or by law or otherwise in connection with the Loan Documents and (b) all debts, liabilities, or obligations (including reimbursement obligations, irrespective of whether contingent) owing by the Borrowers or any other Loan Party to an Underlying Issuer now or hereafter arising from or in respect of Underlying Letters of Credit that are Dollar Letters of Credit. Any reference in the Agreement or in the Loan Documents to the Dollar Revolver Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“Dollar Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Dollar Revolver Advances, plus (b) the amount of the Dollar Revolver Letter of Credit Usage.

“Dollars” or “$” means United States dollars.

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“Dominion Accounts” means, collectively, the US Dominion Account, the UK Dominion Account, the Canadian Dominion Account and the Foreign (Non-Canadian/Non-UK) Dominion Account.

“Dutch Financial Supervision Act” means the Financial Supervision Act (Wet op Het Financieel Toezicht) as amended from time to time.

“EBITDA” means, at any date of determination, with respect to the Company and its Restricted Subsidiaries, for the applicable period, the sum (without duplication) of (a) Net Income; plus (b) to the extent Net Income has been reduced thereby, (i) all income taxes of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business, (ii) Interest Expense, (iii) Non-cash Charges, (iv) any extraordinary gain (or loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Company or any Restricted Subsidiary during such period, (v) any unusual or non-recurring gain (or loss), together with any related provision for taxes on any such unusual or non-recurring gain (or the tax effect of any such unusual or non-recurring loss), realized by the Company or any Restricted Subsidiary during such period, including, without limitation (A) any charges, costs, fees and expenses directly incurred as a result of restructuring activities (including, without limitation, severance cost and facility closures) and discontinued operations (other than such charges, costs, fees and expenses to the extent constituting losses arising from such discontinued operations), (B) non-recurring cost and expenses incurred in connection with cost reduction or environmental compliance initiatives of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $5 million during the term of the Agreement, (C) non-recurring costs and expenses incurred in connection with Investments permitted under Section 6.11, recapitalization or permitted incurrence of Indebtedness that are factually supportable, and are expected to have a continuing impact, determined on a basis consistent with Regulation S-X and such adjustments are set forth in a certificate signed by the Company’s chief financial officer and one other Responsible Officer that states (x) the amount of such adjustment or adjustments and (y) that such adjustment or adjustments are based on the reasonable good faith belief of the officers executing such certificate at the time of such execution, (vi) fees, costs, charges, commissions and expenses incurred during such period in connection with the Loan Documents, , the Transactions, the Case, the Reorganization Plan and the transactions contemplated by the foregoing and (vii) non-cash losses or charges in respect of foreign exchange currency remeasurements less (c) any non-cash items increasing Net Income for such period (including, for the avoidance of doubt, non-cash gains or credits in respect of foreign exchange currency remeasurements to the extent increasing Net Income); all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP; provided that the aggregate amount of cash charges added back in determining EBITDA pursuant to clauses (v)(A) and (v)(c) of this definition shall not exceed $30,000,000 in the aggregate during the term of this Agreement.

“Eligible Accounts” means those Accounts created by any Eligible Loan Party in the ordinary course of its business, that arise out of such Eligible Loan Party’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting

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Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in accordance with the last paragraph of this definition. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

(a) Accounts that the Account Debtor has failed to pay within 90 (or, if the Account Debtor is The Pep Boys—Manny, Moe and Jack or any subsidiary thereof, 180 days) is Account Debtor) days of original invoice date or more than 60 days after the original due date;

(b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible hereunder;

(c) Accounts with respect to which the Account Debtor is an Affiliate of an Eligible Loan Party or an employee or agent of an Eligible Loan Party or any Affiliate of a Borrower;

(d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional;

(e) Accounts that are not payable in Dollars; provided that Accounts created by a Borrowing Base Foreign Guarantor may also be payable in Euros or the lawful currency of any Qualified Borrowing Base Jurisdiction (other than the United States);

(f) Accounts (other than Accounts with respect to which the Account Debtor is a Governmental Authority) unless:

(i) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank);

(ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent in its Permitted Discretion;

(iii) (A) the address of the Account Debtor listed on the Account is located in a Qualified Borrowing Base Jurisdiction, and (B) the Account Debtor either (1) maintains its Chief Executive Office in a Qualified Borrowing Base Jurisdiction, (2) is organized under the laws of a Qualified Borrowing Base Jurisdiction or any state, territory, province or subdivision thereof, or (3) is resident or situated in a Qualified Borrowing Base Jurisdiction; or

(iv) the Account Debtor is reasonably acceptable to Agent in its Permitted Discretion, and the aggregate amount of such Accounts does not exceed $4,000,000;

(g) Accounts with respect to which the Account Debtor is a Governmental Authority (other than Accounts with respect to which the Account Debtor is a United States Governmental Authority and the applicable US Borrower has complied, to the satisfaction of Agent in its Permitted Discretion, with the Assignment of Claims Act, 31 USC § 3727), unless (i) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent in its

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Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent in its Permitted Discretion or (iii) Excess Availability (determined without regard to any Accounts otherwise included therein pursuant to this clause (iii)) is greater than $50,000,000 at the applicable time of determination; provided that only up to $6,000,000 of Accounts may be considered eligible on account of this clause (iii);

(h) Accounts with respect to which the Account Debtor (i) is a creditor of any Eligible Loan Party, (ii) has or has asserted a right of setoff, or (iii) has disputed its obligation to pay all or any portion of the Account, in each case to the extent of such claim, right of setoff, or dispute or the Account is contingent in any respect or for any reason (the amount of each such offset includes, but is not limited to, tolling liability, which is represented by the value of materials that are owned by any Account Debtor but that are in the possession of an Eligible Loan Party for the purpose of being tolled into finished goods for an Account Debtor);

(i) Accounts with respect to an Account Debtor whose total obligations owing to an Eligible Loan Party exceed 15% (such percentage, as applied to a particular Account Debtor, being subject to increase by Agent in its Permitted Discretion) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

(j) Accounts with respect to which the Account Debtor shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be (A) insolvent or (B) generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy Laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other Law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy Laws, or (viii) take any action for the purpose of effecting any of the foregoing;

(k) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition;

(l) Accounts that are not subject to a valid and perfected first-priority Agent’s Lien;

(m) Accounts for which the assignment thereof are restricted or prohibited by the terms of such Account or by Law except to the extent such restriction or prohibition does not prevent the collection thereof by the applicable Loan Party or affect or impair the validity or perfection of the Agent’s Liens therein;

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(n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped to the Account Debtor or the goods have been shipped to the Account Debtor with shipping terms of FOB destination and the goods have not been received by the Account Debtor, (ii) the services giving rise to such Account have not been performed by the applicable Eligible Loan Party or (iii) the Account otherwise does not represent a final sale;

(o) Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity;

(p) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Eligible Loan Parties of the subject contract for goods or services;

(q) any Account which is subject to any Lien other than (i) Agent’s Lien, (ii) those permitted in clauses (b), (c) and (g) of the definition of Permitted Liens, or (iii) any other liens permitted under this Agreement that are subject to any intercreditor provisions between the holder of such security interest or lien and Agent that are acceptable to the Agent in its sole discretion;

(r) Accounts with respect to which the applicable Eligible Loan Party has made any agreement with any Account Debtor for any deduction therefrom (but only to the extent of such deductions from time to time), except for discounts or allowances made in the ordinary course of business for prompt payment and except for volume discounts, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto and except for returns, rebates or credits reflected in the calculation of the face value of each such amount;

(s) Accounts with respect to which any return, rejection or repossession of the applicable merchandise has occurred or the rendition of services has been disputed;

(t) any Account that is not payable to an Eligible Loan Party;

(u) any Account that has not been invoiced;

(v) any Account that has been created on cash on delivery terms;

(w) with respect to Accounts of the Borrowing Base Foreign Guarantors, Accounts with respect to which the agreement evidencing such Accounts are not governed by the Laws of Australia, Canada, England or New Zealand or any state in the United States, or the Laws of such other jurisdictions acceptable to Agent in its Permitted Discretion; or

(x) Accounts for which credit insurance has been requested and denied.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent in its Permitted Discretion based on any of the following events, conditions and/or other circumstances, to the extent not already adequately reflected in the calculation of the Borrowing Base: (i) an event, condition or other circumstance arising after the Closing Date, (ii) an event, condition or other circumstance existing on the

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Closing Date to the extent Agent has no written notice thereof from the Company prior to the Closing Date or otherwise has no knowledge of such event, condition or other circumstance prior to the Closing Date, or (iii) an event, condition or other circumstance existing on the Closing Date of which Agent had knowledge thereof prior to the Closing Date, but which has grown in severity or worsened or deteriorated since the Closing Date, in any case under clause (i), (ii) or (iii) which adversely affects or could reasonably be expected to adversely affect the Accounts as determined by Agent in its Permitted Discretion.

“Eligible Canadian Inventory” means the Eligible Inventory owned by any Canadian Guarantor.

“Eligible Foreign Accounts” means the Eligible Accounts owned by any Borrowing Base Foreign Guarantor.

“Eligible Inventory” means Inventory consisting of work-in-process, raw materials and first quality finished goods held for sale in the ordinary course of Eligible Loan Parties’ business, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in accordance with the last paragraph of this definition. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Eligible Loan Parties’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

(a) an Eligible Loan Party does not have good, valid, and marketable title thereto;

(b) an Eligible Loan Party does not have actual and exclusive possession thereof (either directly or through a bailee or agent of an Eligible Loan Party);

(c) it is not located at one of the locations in the continental United States or Canada set forth on Schedule E-1 (or in-transit from one such location to another such location);

(d) it is in-transit to or from a location of an Eligible Loan Party (other than in-transit from one location set forth on
Schedule E-1 to another location set forth on Schedule E-1);

(e) it is located on real property leased by an Eligible Loan Party or in a contract warehouse, in each case, unless (i) a Rent Reserve has been established with respect thereto or (ii) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; provided that to the extent a Collateral Access Agreement has not been obtained with respect to Inventory located on any such property or in a contract warehouse on or prior to the Closing Date, no Rent Reserve shall be applied and such Inventory shall not be deemed ineligible pursuant to this clause (e) until the 60th day after the Closing Date (or such later date as may be agreed to by the Agent);

(f) it is not subject to a valid and perfected first-priority Agent’s Lien;

(g) it consists of goods returned or rejected by an Eligible Loan Party’s customer;

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(h) it consists of goods that are obsolete or slow moving, restrictive or custom items, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in an Eligible Loan Parties’ business, bill and hold goods, defective goods, “seconds,” Inventory acquired on consignment, or goods placed on consignment or commingled therewith (including such goods that are located at a Permitted Consignment Location of the US Loan Parties and the Canadian Guarantors);

(i) it is subject to third party Intellectual Property rights or other proprietary rights, unless (i) such third party has entered into a Licensor Agreement or (ii) Agent is otherwise satisfied that such Inventory can be freely sold by Agent on and after the occurrence of an Event of a Default despite such third party rights;

(j) [reserved];

(k) Inventory which may become subject to the claims of a supplier pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) except to the extent the vendor thereof has entered into an agreement, in form and substance satisfactory to Agent in its Permitted Discretion, waiving the right of repossession;

(l) it is not owned by an Eligible Loan Party free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such an Eligible Loan Party’s performance with respect to that Inventory) other than (i) Agent’s Lien, (ii) those permitted in clauses (b), (c) and (g) of the definition of Permitted Liens, or (iii) any other liens permitted under this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent in its Permitted Discretion between the holder of such security interest or lien and Agent;

(m) it is covered by a negotiable document of title or bill of lading, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those created pursuant to the Loan Documents;

(n) it consists of any costs associated with “freight-in” charges;

(o) it consists of any gross profit mark-up in connection with the sale and distribution thereof to any division of any Eligible Loan Party or to any Affiliate of such an Eligible Loan Party, but only to such extent of the gross profit mark-up;

(p) it consists of Hazardous Materials (other than finished goods that by their nature contain Hazardous Materials and materials required for production of finished goods) or goods that in either case can be transported or sold only with licenses that have not been obtained or are not otherwise readily available (unless otherwise deemed to be Eligible Inventory by Agent in its Permitted Discretion);

(q) it is not covered by casualty insurance as required by terms of this Agreement; or

(r) it was produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provision contained in Title 29 U.S.C. §215(a)(1), to the extent applicable.

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The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in its Permitted Discretion based on any of the following events, conditions and/or other circumstances, to the extent not already adequately reflected in the calculation of the Borrowing Base: (i) an event, condition or other circumstance arising after the Closing Date, (ii) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from the Company prior to the Closing Date or otherwise has no knowledge of such event, condition or other circumstance prior to the Closing Date, or (iii) an event, condition or other circumstance existing on the Closing Date of which Agent had knowledge thereof prior to the Closing Date, but which has grown in severity or worsened or deteriorated since the Closing Date, in any case under clause (i), (ii) or (iii) which adversely affects or could reasonably be expected to adversely affect the Inventory as determined by Agent in its Permitted Discretion. Notwithstanding the foregoing, the Agent shall have the right in its Permitted Discretion to deem ineligible any Inventory stored at a location where Inventory having an aggregate value of less than $250,000 is stored.

“Eligible Loan Party” means (a) with respect to Eligible Accounts, the US Borrower and the Borrowing Base Foreign Guarantors and (b) with respect to Eligible Inventory, the US Borrower and the Canadian Guarantors.

“Eligible Transferee” means (a) with respect to Revolver Obligations and Revolver Commitments, (i) a commercial bank organized under the Laws of the United States, or any state thereof, and having total assets in excess of $500,000,000, (ii) a commercial bank organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the United States, (iii) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of business and having (together with its Affiliates) total assets in excess of $500,000,000, (iv) any Affiliate (other than individuals) of a pre-existing Lender or Related Fund of a pre-existing Lender, (v) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrowers (such approval by Agent and Borrowers not to be unreasonably withheld, conditioned or delayed), and (vi) during the continuation of an Event of Default, any other Person approved by Agent (such approval not to be unreasonably withheld, conditioned or delayed); provided that an “Eligible Transferee” pursuant to this clause (a) shall not include (x) any Loan Party or any Affiliate of any Loan Party, or (y) with respect to the Revolver Facility, any Person that cannot (either directly or through an Applicable Designee) lend to the Foreign Borrower in Dollars (in the case of transfers under the Dollar Revolver Facility) or Dollars and Euros (in the case of transfers under the Multicurrency Revolver Facility), in each case, except as Agent may otherwise specifically agree in writing; provided further that, in each case, the respective assignee must qualify as a professional market party under the Dutch Financial Supervision Act and (b) with respect to Term Obligations and Term Commitments, (i) a Lender, any Affiliate (other than a natural Person) or Related Fund of a Lender; (ii) a direct or indirect wholly-owned Subsidiary of any Lender or of the controlling corporation of such Lender; (iii) any commercial bank, financial institution, insurance company, fund or other Person who regularly invests in loans or extensions of credit; (iv) any other Person who would be considered a “qualified institutional buyer” within the meaning of Rule 144A under the Exchange Act in effect on the Closing Date or other “accredited investor” (as defined in Regulation D of the Securities Act); provided that neither the Company nor any of its Subsidiaries shall be an Eligible Transferee.

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“Eligible US Accounts” means the Eligible Accounts owned by the US Borrower.

“Eligible US Inventory” means the Eligible Inventory owned by the US Borrower.

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Eminent Domain Proceeds” means all cash and cash equivalents received by a Borrower or any of the Restricted Subsidiaries in respect of any Event of Eminent Domain, net of (a) all direct costs of recovery of such Eminent Domain Proceeds (including legal, accounting, appraisal and insurance adjuster fees and expenses), (b) amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien (including any penalty, premium or make-whole amounts related thereto) on any asset which is the subject of the Event of Eminent Domain to which such Eminent Domain Proceeds relate and (c) all taxes paid or reasonably estimated to be payable as a result thereof by a Borrower or any of the Restricted Subsidiaries (after taking into account any tax credits or deductions and any tax sharing arrangements attributable to such Borrower or such Restricted Subsidiary, in each case reducing the amount of taxes so paid or estimated to be payable).

“Environmental Action” means any written complaint, summons, citation, or notice, directive, order, claim, litigation, investigation (known to any Borrower), judicial or administrative proceeding, judgment, demand letter, or other written communication from any Governmental Authority or any Person involving violations or alleged violations of, or liability or alleged liability under, Environmental Laws or releases or threatened releases of Hazardous Materials at, on, under, from or affecting (a) any assets, Real Property, or businesses of any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest, (b) adjoining properties or businesses, or (c) any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of a Borrower, or any of their respective predecessors in interest.

“Environmental Law” means any applicable international, federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, permit, authorization, license, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Borrower or its Subsidiaries, relating to the environment, human health or safety, employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any Environmental Action or Remedial Action or pursuant to Environmental Law.

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“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) which together with the Company or a Subsidiary of the Company would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of Company or a Subsidiary of the Company being or having been a general partner of such Person.

“Estate Professionals” has the meaning specified therefor in the Initial Financing Order or the Final Financing Order, as applicable.

“Euro” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Euro Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in Euros as determined by Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Euros with Dollars.

“European Loan Party” means each Loan Party incorporated (or otherwise organized) in a member state of the European Union.

“Event of Eminent Domain” means, with respect to any property, (a) any compulsory transfer or taking by condemnation, seizure, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking or confiscation of such property or the requisition of the use of such property, by any agency, department, authority, commission, board, instrumentality or political subdivision of any state, the United States or another Governmental Authority having jurisdiction or (b) any settlement in lieu of any of the actions described in clause (a) above.

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Excess Availability” means, as of any date of determination, an amount equal to (a) the lesser of (i) the Maximum Revolver Amount and (ii) the Borrowing Base minus (b) the Revolver Usage minus (c) the aggregate amount, if any, of all trade payables of the Borrowers and the Restricted Subsidiaries that are more than 90 days past their due date, except for trade payables which are being disputed in good faith by a Loan Party and excluding, with respect to the Company, any such prepetition obligations.

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“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Accounts” means Deposit Accounts and, as applicable, Securities Accounts (a) the balance of which consists exclusively of withheld income taxes and federal, state, local or foreign employment taxes in such amounts as are required in the reasonable judgment of any Borrower to be paid to the Internal Revenue Service or any other U.S. federal, state or local or foreign government agencies within the following two months with respect to employees of any of the Loan Parties, (b) the balance of which consists exclusively of amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 or any Foreign Pension Plan on behalf of or for the benefit of employees of one or more Loan Parties, (c) that is used solely for disbursement of operating expenses of the Loan Parties and which Deposit Account does not receive any Collections or the proceeds of Collateral, (d) the balance of which consists exclusively of funds provided by a U.S. Governmental Authority in connection with a Governmental Grant, (e) that constitute the Carve Out Account or (f) the balance of which, together with the balances of all other Deposit Accounts and Securities Accounts of the Loan Parties which are not subject to a Control Agreement or Cash Management Arrangement pursuant to this clause (f), does not exceed $2,500,000 at any one time.

“Excluded Subsidiary” means a Restricted Subsidiary if the book value of such Restricted Subsidiary’s total assets, when taken together with the aggregate book value of the total assets of all other Restricted Subsidiaries excluded via this definition, as of such date, does not exceed in the aggregate $10,000,000; provided that (A) no Subsidiary that guarantees, or provides collateral support with respect to, the Prepetition Senior Secured Notes shall be deemed to be an Excluded Subsidiary at any time any such guarantee is in effect and (B) in no event shall any Borrower or any Borrowing Base Foreign Guarantor constitute an Excluded Subsidiary at any time. As of the Closing Date, each Subsidiary listed on Schedule 4.1(c) shall be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor by such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Exide Spain” means Exide Technologies SLU.

“Existing DIP Credit Agreement” has the meaning specified therefor in the recitals to the Agreement.

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“Exposure” means, at any time, the aggregate principal amount, without duplication, of outstanding Advances and Letter of Credit Exposure at such time. The Exposure of any Lender at any time shall be the sum of, without duplication, its Letter of Credit Exposure, plus the aggregate principal amount of its outstanding Advances at such time.

“Extraordinary Receipts” means actual net cash proceeds received by any Loan Party in excess of $3,000,000 in any single occurrence or series of related occurrences (a) as damages or settlement amounts in connection with any commercial tort claims (as that term is defined in the Code), now or hereafter arising, in each case, net of (i) legal, accounting and other professional fees, and taxes paid or payable in connection therewith and (ii) amounts reserved, in accordance with GAAP, from such amount for settlement or payment of claims or other actual or potential liabilities (provided that, to the extent and at any time such amounts are released from such reserve and not applied to such settlement or payment or liabilities, such amounts shall constitute Extraordinary Receipts at such time) or (b) as an upfront payment in consideration for the entering into any joint venture (excluding ongoing lease payments or payments relating to the joint venture or distributions, and which for the avoidance of doubt, shall not include any payments received after the opening of any such joint venture), net of (i) selling or leasing expenses associated with such joint venture (including reasonable brokers’ or bankers’ fees or commissions, reasonable incentive bonuses paid to officers and employees, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes actually paid or payable in connection with such upfront payment including any taxes payable upon the repatriation of any such proceeds); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such joint venture or (y) any other liabilities retained by any Loan Party or any of its Restricted Subsidiaries associated with such joint venture (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Extraordinary Receipts); and (iii) all cash costs incurred or to be incurred (as reasonably estimated by the Borrower) by any Loan Party or any of its Restricted Subsidiaries in connection with or related to the design, development, construction, equipping and opening of the facilities associated with such joint venture in order to facilitate the use, operation, construction or development of such joint venture.

“Factoring Foreign Subsidiary” means any Subsidiary of the Company domiciled in France, Germany, Italy, Poland or Spain and having outstanding factoring arrangements in place on the Closing Date.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the Closing Date (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the IRC.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

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“Fee Letter” means that certain fee letter, dated as of June 7, 2013, between the Company and Agent.

“Final Financing Order” means an order entered by the Bankruptcy Court substantially in the form of the Interim Financing Order, with only such material modifications as are satisfactory in form and substance to the Agent and the Required Lenders in its or their sole discretion, as applicable, which order shall (x) have been entered and on such prior notice to such parties as may be satisfactory to the Agent and the Required Lenders in its or their sole discretion, as applicable, and (y) not have been, after entry, (A) vacated, reversed, or stayed, or (B) amended or modified except as otherwise agreed to in writing by the Agent and the Required Lenders in its or their sole discretion, as applicable.

“Final Term Funding Date” has the meaning specified therefor in Section 2.2(b).

“Financing Orders” means, collectively, the Interim Financing Order and the Final Financing Order, as the same may be amended, supplemented or modified from time to time on or after entry thereof in accordance with the terms hereof.

“Floating Rate” means (a) with respect to Advances and Letters of Credit denominated in Dollars, the rate applicable from time to time with respect to Advances that are Base Rate Loans and (b) with respect to Advances and Letters of Credit denominated in Euros, the LIBOR Reference Rate plus the Applicable Margin for LIBOR Rate Loans applicable from time to time with respect to Advances that are LIBOR Rate Loans.

“Foreign Borrower” has the meaning specified therefor in the preamble to the Agreement.

“Foreign Borrowing Base” means, as of any date of determination, the result of:

(a) 85% of the amount of Eligible Foreign Accounts; minus

(b) the amount, if any, of the applicable Dilution Reserve; plus

(c) 85% times the most recently determined Net Liquidation Percentage times the value (calculated at the lower of cost or market on a basis consistent with Company’s historical accounting practices) of the Eligible Canadian Inventory; minus

(d) the aggregate amount of reserves (other than the Dilution Reserve, if any), if any, established by Agent under Section 2.1(c) of the Agreement with respect to the Foreign Borrowing Base of the Borrowing Base Foreign Guarantors;

provided that Foreign Borrowing Base attributable to Borrowing Base Foreign Guarantors (other than Canadian Guarantors) shall at no time exceed $60,000,000.

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“Foreign Collateral” means the assets and properties of the Foreign Loan Parties and the Pledgors described in the Foreign Security Documents that are subject, or purported to be subject, to the Agent’s Lien.

“Foreign Guarantors” means (a) each Foreign Subsidiary (other than an Excluded Subsidiary) organized in a Qualified Foreign Jurisdiction existing on the Closing Date (and, in the case of any such Foreign Subsidiaries existing on the Closing Date, set forth under “Foreign Guarantors as of the Closing Date” on Schedule S-1), (b) each other Person that becomes a Foreign Guarantor after the Closing Date pursuant to Section 5.11 or Section 5.12(b) of the Agreement or otherwise provides a Foreign Guaranty and (c) for purposes of Article 6 only, Exide Spain.

“Foreign Guaranty” means each general continuing guaranty, executed and delivered by the Foreign Guarantors in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance satisfactory to Agent in its Permitted Discretion.

“Foreign Joinder Agreement” means a joinder agreement substantially in the form of Exhibit J-2.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC
Section 7701(a)(30).

“Foreign Letter of Credit” means a Letter of Credit issued on behalf of the Foreign Borrower.

“Foreign Loan Party” means the Foreign Borrower and the Foreign Guarantors.

“Foreign (Non-Canadian/Non-UK) Collection Account” means each account established at a Foreign (Non-Canadian/Non-UK) Collection Bank into which funds shall be transferred as provided in Section 2.15(a)(iv).

“Foreign (Non-Canadian/Non-UK) Collection Banks” has the meaning specified therefor in Section 2.15(a)(iv).

“Foreign (Non-Canadian/Non-UK) Control Accounts” means, collectively, the Foreign (Non-Canadian/Non-UK) Collection Accounts, the Foreign (Non-Canadian/Non-UK) Disbursement Accounts and the Securities Accounts of any Foreign (Non-Canadian/Non-UK) Loan Party that is a Borrowing Base Foreign Guarantor or Exide Holding Netherlands B.V., but excluding any Excluded Account.

“Foreign (Non-Canadian/Non-UK) Disbursement Account” means each checking and/or disbursement account of the Foreign (Non-Canadian/Non-UK) Loan Parties that are Borrowing Base Foreign Guarantors or Exide Holding Netherlands B.V. that is used for their general corporate purposes, including for the purpose of paying such Foreign (Non-Canadian/Non-UK) Loan Parties’ trade payables and other operating expenses.

“Foreign (Non-Canadian/Non-UK) Dominion Account” has the meaning specified therefor in Section 2.15(d)(iv).

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“Foreign (Non-Canadian/Non-UK) Loan Parties” means any Foreign Loan Party other than a Canadian Guarantor and other than a UK Guarantor.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Company or any one or more of its Restricted Subsidiaries primarily for the benefit of employees of the Company or any of its Restricted Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the IRC.

“Foreign Security Documents” means, (i) for the Foreign Loan Parties and Pledgors identified on Schedules 3.1A and 3.1B, the documents identified on Schedule 3.1A and, when entered into, Schedule 3.1B (including the original Security Documents and any reaffirmation agreement described therein) and such other security agreements, documents and instruments as may be required by Agent in its Permitted Discretion (based on advice of local counsel), to which any Pledgor or Foreign Loan Party is party as a grantor or pledgor (or similar role), with the intent being that the Agent, on behalf of the Secured Parties, receive valid and enforceable perfected first-priority security interests (subject to Permitted Liens) in all or substantially all of the types of assets of such Foreign Loan Party or Stock held by such Pledgor that are the subject of the agreements and instruments described on Schedule 3.1A or 3.1B, as applicable (to the extent possible under local law), in which it is practicable (in accordance with and subject to requirements of local law and taking into account such cost and practicality considerations as may be agreed by Agent and subject to the Financing Orders) to obtain such security interests (as determined by the Agent in its Permitted Discretion based on advice of local counsel) which security interests shall secure the Obligations, each of which shall (a) be prepared by local counsel satisfactory to Agent in its Permitted Discretion and (b) be in form and substance reasonably satisfactory to Agent in its Permitted Discretion, each as amended, modified, restated, supplemented and/or reaffirmed from time to time and (ii) for other Foreign Subsidiaries required to become Foreign Guarantors or Pledgors after the Closing Date pursuant to Section 5.12(b), such security agreements, documents and instruments as may be required by Agent in its Permitted Discretion (based on advice of local counsel), to provide such collateral requested by Agent in its Permitted Discretion and in which it is reasonably practicable (in accordance with and subject to requirements of local law and taking into account the value of the categories of proposed collateral and such cost and practicality considerations as may be agreed by Agent and subject to the Financing Orders) to obtain and perfect security interests to secure the Obligations, each of which shall (x) be prepared by local counsel satisfactory to Agent in its Permitted Discretion and (y) be in form and substance reasonably satisfactory to Agent in its Permitted Discretion, each as amended, modified, restated, supplemented and/or reaffirmed from time to time.

“Foreign Subsidiary” means any Subsidiary that is not a US Subsidiary.

“Frisco Disposition” means the sale or disposition of the recycling facility located in Frisco, Texas.

“Fronting Fee” has the meaning specified therefor in Section 2.11(f).

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“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of the Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided, however, that all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159.

“German Security Document” means, individually and collectively as the context may require, each Foreign Security Document which is governed by German law.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any foreign, federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Governmental Grant” means a transaction between the Company or any of its Subsidiaries, on the one hand, and the U.S. Department of Energy or any other U.S. Governmental Authority, on the other hand, entered into for the purposes of obtaining grants from such Governmental Authority.

“Government Grant Property” means, with respect to any Governmental Grant, (a) any assets (real or personal and tangible or intangible) of the Company or such Restricted Subsidiary (i) purchased or acquired with the proceeds of such any Governmental Grant or (ii) which have otherwise become subject to restrictions or encumbrances imposed by the relevant U.S. Governmental Authority in connection with, and as a requirement of, such Governmental Grant. Anything to the contrary in this definition notwithstanding, “Government Grant Property” shall not at any time include any Borrowing Base Collateral.

“Guarantors” means the US Guarantors and the Foreign Guarantors.

“Guaranty” means each US Guaranty and each Foreign Guaranty.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified or regulated pursuant to, any applicable Laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

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“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code, including, without limitation, any rate swap agreement, forward rate agreement, commodity swap, commodity option, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option and any other similar agreement, in each case, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of any Borrower or Borrowing Base Foreign Guarantor owing pursuant to, or existing in respect of, Hedge Agreements entered into with one or more of the Bank Product Providers.

“Hedge Provider” means any Revolver Lender or any of its Affiliates that enters into a Hedge Agreement with any Borrower or its Subsidiary; provided however, that if, at any time, a Revolver Lender ceases to be a Revolver Lender under the Agreement, then, from and after the date on which it ceases to be a Revolver Lender thereunder, neither it nor any of its Affiliates shall constitute Hedge Providers and the obligations with respect to Hedge Agreements entered into with such former Revolver Lender or any of its Affiliates shall no longer constitute Hedge Obligations.

“Holdout Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other comparable financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Prohibited Preferred Stock of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation. For the purposes of

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this definition, any Indebtedness evidenced by industrial revenue or development bonds or other similar tax-exempt securities issued in connection with a Tax Abatement Transaction in existence on the Closing Date shall not constitute “Indebtedness” so long as such bonds or securities are issued to and held by the Company or the applicable Restricted Subsidiary party to such Tax Abatement Transaction.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Initial Term Advance” has the meaning specified in Section 2.2(a).

“Initial Term Commitment” means the commitment of a Term Lender to make or otherwise fund any Initial Term Advance on the Closing Date, and “Initial Term Commitments” means such commitments of all Term Lenders in the aggregate on the Closing Date (before giving effect to the Initial Term Advances made on the Closing Date). The amount of each Term Lender’s Initial Term Commitment, if any, as of the Closing Date is set forth on Schedule C-2, and the aggregate amount of the Initial Term Commitments as of the Closing Date is $170,000,000 (in each case, before giving effect to the Initial Term Advances made on the Closing Date).

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, the bankruptcy and insolvency laws of Canada (including, without limitations, the Bankruptcy and Insolvency Act (Canada) and the Companies’ Credits Arrangement Act (Canada)) or under any other national, state, province or federal bankruptcy or insolvency Law or any other Law (domestic or foreign), assignment for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking restructuring of indebtedness, reorganization, receivership, dissolution, liquidation, or other similar relief.

“Insurance Proceeds” means all cash and cash equivalents paid under any casualty insurance policy maintained by a Borrower or any of the Restricted Subsidiaries (other than payments in respect of business interruption as reasonably determined by the US Borrower), net of (a) all costs of recovery of such Insurance Proceeds (including legal, accounting, appraisal and insurance adjuster fees and expenses), (b) all amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien (including any penalty, premium or make-whole amounts related thereto) on any asset which is the subject of the event to which such Insurance Proceeds relate and (c) all taxes paid or reasonably estimated to be payable as a result thereof by such Borrower or such Restricted Subsidiary (after taking into account any tax credits or deductions and any tax sharing arrangements, in each case reducing the amount of taxes so paid or estimated to be payable).

“Intellectual Property” means all trademarks, trademark applications, trade names, trade secrets, copyrights, patents, patent applications, licenses, service marks and other intellectual property.

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“Intercompany Note” means (a) the intercompany note, dated as of the Closing Date, executed and delivered by each Loan Party and each Subsidiary which, as of the Closing Date, was an obligor on an outstanding intercompany loan, advance or other credit extension made by a Loan Party and (b) each other intercompany note executed after the Closing Date in substantially the form of the intercompany note delivered pursuant to clause (a) above (with such changes as may be required by Law or to prevent a material adverse tax consequence for the Company or its Subsidiaries) or otherwise in form and substance satisfactory to the Agent in its Permitted Discretion.

“Interest Expense” means, for any period, the sum of, without duplication, (a) the aggregate of the interest expense of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation (i) any amortization of debt discount, (ii) the net costs under interest rate Hedge Agreements, (iii) all capitalized interest, (iv) the interest portion of any deferred payment obligation and (v) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; provided that any amortization of deferred interest financing costs shall be excluded from the calculation of such interest expense, and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP. Interest Expense shall be calculated excluding unrealized gains and losses with respect to Hedge Agreements.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months (or, solely for purposes of Section 2.14(c), one week) thereafter; provided, however, that (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (d) Borrowers may not elect an Interest Period which will end after the Maturity Date.

“Interim Financing Order” has the meaning specified on Schedule 3.1.

“Interim Financing Order Entry Date” has the meaning specified on Schedule 3.1.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (whether in the form of cash, assets, Stock or otherwise)(excluding (a) commission, travel, and similar advances to officers and employees of such Person made in

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the ordinary course of business, and (b) bona fide Accounts or accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Internal Revenue Service” means the United States Internal Revenue Service.

“Interpolated Rate” means, at any time, the rate per annum determined by the Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.

“Issuing Lender” means with respect to each Letter of Credit, JPMorgan (or one of its Affiliates) or any other Lender that, at the request of any Borrower and with the consent of Agent (such consent not to be unreasonably withheld), agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit or Reimbursement Undertakings pursuant to Section 2.11 of the Agreement and the Issuing Lender shall be a Lender.

“JPMorgan” means JPMorgan Chase Bank, N.A.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.

“Lender” has the meaning set forth in the preamble to the Agreement, shall include the Issuing Lender and the Swingline Lender, and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement and “Lenders” means each of Lenders or any one or more of them. Furthermore, with respect to (a) each provision of this Agreement relating to the funding or participation in any Advances or Letters of Credit denominated in Euros or the repayment or the reimbursement thereof by a Borrower in connection therewith, (b) any rights of set-off, (c) any rights of indemnification or expense reimbursement and (d) reserves, capital adequacy or other provisions, each reference to a Lender shall be deemed to include such Lender’s Applicable Designee. Notwithstanding the designation by any Lender of an Applicable Designee, Borrowers and Agent shall be permitted to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; provided that each Applicable Designee shall be subject to the provisions obligating or restricting Lenders under this Agreement.

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“Lender Group” means each of Lenders (including the Issuing Lender and the Swingline Lender) and Agent, or any one or more of them.

“Lender Group Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by any Borrower or any of its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with any Borrower or any of its Subsidiaries under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter), real estate surveys, real estate title policies and endorsements, and environmental audits and reviews, (c) out-of-pocket costs and expenses incurred by Agent in the disbursement of funds to Borrowers or other members of the Lender Group (by wire transfer or otherwise), (d) out-of-pocket charges paid or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (e) reasonable out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable out-of-pocket audit fees and expenses (including travel, meals, and lodging) of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter, (g) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the Transactions or any transactions contemplated by the Loan Documents or the Lender Group’s relationship with any Borrower or any of its Subsidiaries, (h) Agent’s reasonable costs and expenses (including reasonable attorneys’ fees) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating, or amending the Loan Documents, and (i) Agent’s and each Lender’s reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” the Case or an Insolvency Proceeding concerning any Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

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“Letter of Credit” means a Dollar Revolver Letter of Credit or a Multicurrency Revolver Letter of Credit.

“Letter of Credit Collateralization” means either (a) Cash Collateralizing the Letters of Credit, (b) causing the Letters of Credit to be returned to the Issuing Lender, or (c) providing Agent with a standby letter of credit, in form and substance satisfactory to Agent in its Permitted Discretion, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to the amount necessary to Cash Collateralize the Letters of Credit.

“Letter of Credit Disbursement” means a Dollar Revolver Letter of Credit Disbursement or a Multicurrency Revolver Letter of Credit Disbursement.

“Letter of Credit Exposure” means, at any time, the sum of the Dollar Revolver Letter of Credit Exposure and the Multicurrency Revolver Letter of Credit Exposure.

“Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

“LIBOR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of the Agreement.

“LIBOR Notice” means a written notice in the form of Exhibit L-1.

“LIBOR Option” has the meaning specified therefor in Section 2.12(a) of the Agreement.

“LIBOR Rate” means the rate per annum rate determined by Agent pursuant to the following formula:

LIBOR Rate	=	LIBOR Base Rate
1.00-LIBOR Reserve Percentage

Notwithstanding the foregoing, the LIBOR Rate applicable to Term Advances with respect to any applicable Interest Period will be deemed to be not less than 1.25% per annum.

“LIBOR Base Rate” means the rate per annum equal to the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page on such screen) at approximately 11:00 a.m. (London time), 2 Business Days prior to the commencement of the requested Interest Period, for deposits in Dollars or Euros, for (a) a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested and (b) the currency requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with the Agreement, which determination by the Agent shall be conclusive in the absence of manifest error (in each case, the “LIBOR Screen Rate”); provided that if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency, then the LIBOR Base Rate shall be the Interpolated Rate at such time; provided, further, that the LIBOR Base Rate shall never be less than zero.

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“LIBOR Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day applicable to member banks under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to LIBOR Rate Loans (currently referred to as “Eurocurrency liabilities”). The LIBOR Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

“LIBOR Rate Loan” means each portion of an Revolver Advance (other than a Base Rate Loan) that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Reference Rate” means, at any time during a calendar month, the rate per annum equal to the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such screen), at approximately 11:00 a.m. (London time), on the first Business Day of that calendar month, for deposits in Dollars or Euros (for delivery on such Business Day), for (a) a term of one month and in an amount comparable to the amount of the Floating Rate Loan requested and (b) the currency requested by Borrowers in accordance with the Agreement, which determination by the Agent shall be conclusive in the absence of manifest error. If such rate is not available at such time for any reason, then “LIBOR Reference Rate” at any time during a calendar month shall be the rate per annum determined by JPMorgan based upon various factors including JPMorgan’s cost of funds and desired return, general economic conditions and other relevant factors.

“Licensor Agreement” means a licensor agreement in form and substance satisfactory to Agent in its Permitted Discretion, as amended, restated, supplemented, or otherwise modified from time to time.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest (including, without limitation, as defined in the Australian PPSA), hypothecation, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Liquidity” means, at any time, the sum of (x) Unrestricted Cash plus (y) Excess Availability, in each case at such time.

“Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“Loan Documents” means the Agreement, any Borrowing Base Certificate, each of the Security Documents, the Fee Letter, each Guaranty, the Intercompany Note, the Letters of Credit, any note or notes executed by any Borrower in connection with the Agreement and payable to any member of the Lender Group, any letter of credit application entered into by any Borrower in connection with the Agreement, and any other agreement entered into, now or in the future, by any Borrower or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement (excluding any Bank Product Agreement).

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“Loan Parties” means the Borrowers and the Guarantors.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Change” means (a) a material adverse change in (i) the business, condition (financial or otherwise), operations, performance, properties, or liabilities of the Company and its Subsidiaries taken as a whole (other than as a result of the events leading up to and following commencement of a proceeding under chapter 11 of the Bankruptcy Code and the Case and the continuation and prosecution thereof); provided that nothing disclosed (1) in the Company’s Annual Report on Form 10-K for the year ended March 31, 2012, (2) in the Company’s Quarterly Report on Form 10-Q for each quarter ended since December 31, 2012, as filed prior to the Petition Date, (3) in any filings on Form 8-K made by the Company prior to the Petition Date or (4) in writing to the Agent prior to June 7, 2013 (but in the case of each of clauses (1), (2), (3) and (4), without regard to “risk factor” or other forward looking disclosure), shall, in any case, in and of itself and based solely on facts as disclosed therein (without giving effect to any developments not disclosed therein), be deemed to constitute a Material Adverse Change), (b) a material adverse effect on the ability of the Loan Parties, taken as a whole, to perform their material obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the Collateral, taken as a whole, or the Agent’s liens (on behalf of itself and the Lenders) on the Collateral or the priority of such liens or (d) the rights of the Agent, the Issuing Lenders and the Lenders under the Loan Documents.

“Material Contract” means a contract to which any Non-Debtor Loan Party or its Restricted Subsidiaries is a party (other than the Loan Documents) (a) which is deemed to be a material contract as provided in Item 601 of Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended or (b) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to result in a Material Adverse Change.

“Maturity Date” means the earliest to occur of (a) the first Business Day that occurs 16 months after the Closing Date, (b) the acceleration of the Advances and the termination of the Commitments pursuant to Section 9.1, (c) 45 days after the entry of the Interim Financing Order if the Final Financing Order has not been entered by the Bankruptcy Court prior to the expiration of such 45-day period and (d) the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code, which for purposes hereof shall be no later than the effective date thereof) of a Reorganization Plan that is confirmed pursuant to an order entered by the Bankruptcy Court.

“Maximum Dollar Revolver Amount” means $110,000,000, decreased by the amount of reductions in the Dollar Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.

“Maximum Multicurrency Revolver Amount” means $115,000,000, decreased by the amount of reductions in the Multicurrency Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.

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“Maximum Revolver Amount” means $225,000,000, decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.

“Milestones” means any and all milestones set forth in Exhibit W-2.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Mortgage Policy” has the meaning specified therefor in Schedule 3.1 to the Prepetition Credit Agreement.

“Mortgages” means, individually and collectively, (i) one or more mortgages, deeds of trust, or deeds to secure the Obligations, executed and delivered by the Loan Parties in favor of Agent, in form and substance satisfactory to Agent in its Permitted Discretion, that encumber the Real Property Collateral and (ii) any Lien on Real Property Collateral granted pursuant to the Financing Orders.

“Multicurrency Revolver Advances” has the meaning specified therefor in Section 2.1(a)(i) of the Agreement.

“Multicurrency Revolver Borrowing” means a borrowing consisting of Multicurrency Revolver Advances made on the same day by Multicurrency Revolver Lenders (or Agent on behalf thereof).

“Multicurrency Revolver Commitment” means, with respect to each Multicurrency Revolver Lender, its Multicurrency Revolver Commitment, and, with respect to all Multicurrency Revolver Lenders, their Multicurrency Revolver Commitments, in each case as such amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Multicurrency Revolver Commitment Excess” has the meaning specified therefor in Section 2.4(e)(i)(C).

“Multicurrency Revolver Facility” means the Multicurrency Revolver Commitments, Multicurrency Revolver Advances and Multicurrency Revolver Letters of Credit provided pursuant to the Agreement.

“Multicurrency Revolver Lender” means each Lender having a Multicurrency Revolver Commitment as set forth on Schedule C-1 hereto or in the Assignment and Acceptance by which it becomes a Multicurrency Revolver Lender in its capacity as making Advances under the Multicurrency Revolver Commitments.

“Multicurrency Revolver Letter of Credit” means a letter of credit issued by Issuing Lender or a letter of credit issued by Underlying Issuer, as the context requires, and identified as a “Multicurrency Revolver Letter of Credit” in the request for issuance thereof.

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“Multicurrency Revolver Letter of Credit Disbursement” means a payment made by Issuing Lender or Underlying Issuer pursuant to a Multicurrency Revolver Letter of Credit.

“Multicurrency Revolver Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Multicurrency Revolver Letters of Credit at such time plus (b) the aggregate principal amount of all drawings made pursuant to Multicurrency Revolver Letters of Credit that have not yet been reimbursed by or on behalf of a Borrower at such time. The Multicurrency Revolver Letter of Credit Exposure of any Multicurrency Revolver Lender at any time shall be calculated based on its Pro Rata Share (calculated under clause (c) of the definition of Pro Rata Shares) at such time.

“Multicurrency Revolver Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Multicurrency Revolver Letters of Credit.

“Multicurrency Revolver Obligations” means (a) all loans (including the Multicurrency Revolver Advances (inclusive of Protective Advances that are Multicurrency Revolver Advances and Swingline Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Reimbursement Undertakings relating to Multicurrency Revolver Letters of Credit or with respect to Multicurrency Revolver Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description owing by any Loan Party to any Multicurrency Revolver Lender pursuant to or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Loan Party is required to pay or reimburse to any Multicurrency Revolver Lender by the Loan Documents or by law or otherwise in connection with the Loan Documents and (b) all debts, liabilities, or obligations (including reimbursement obligations, irrespective of whether contingent) owing by the Borrowers or any other Loan Party to an Underlying Issuer now or hereafter arising from or in respect of Underlying Letters of Credit that are Multicurrency Letters of Credit. Any reference in the Agreement or in the Loan Documents to the Multicurrency Revolver Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“Multicurrency Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Multicurrency Revolver Advances, plus (b) the amount of the Multicurrency Revolver Letter of Credit Usage.

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“Multiemployer Plan” means (i) any plan, as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute to) by the Company or a Subsidiary of the Company or an ERISA Affiliate and that is subject to Title IV of ERISA, and (ii) each such plan for the five year period immediately following the latest date on which the Company, a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Net Cash Proceeds” means

(a) with respect to any sale or disposition by any Borrower or any of the Restricted Subsidiaries of any assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Borrower or Restricted Subsidiary, in connection therewith after deducting therefrom only (a) the amount of any Indebtedness secured by any Permitted Lien on any such assets (other than (i) Indebtedness owing to Agent or any Lender under the Agreement or the other Loan Documents and (ii) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (b) reasonable fees (including attorneys’ fees), commissions, and expenses related thereto and required to be paid by such Borrower or Restricted Subsidiary in connection with such sale or disposition and (c) taxes paid or payable to any taxing authorities by such Borrower or Restricted Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Borrower or any of its Subsidiaries, and are properly attributable to such transaction;

(b) with respect to any issuance of Indebtedness by any Borrower or any of the Restricted Subsidiaries, the net cash proceeds thereof, net of customary fees, commissions, costs and other expenses (including legal, accounting and investment banking fees and expenses) incurred in connection therewith; and

(c) with respect to any Casualty Event, the cash insurance proceeds, cash condemnation awards and other cash compensation received in respect thereof, including but not limited to Insurance Proceeds and Eminent Domain Proceeds, net of all costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event (including (i) any costs incurred in connection with the adjustment or settlement of any claims in respect thereof and (ii) costs incurred in connection with any sale of such assets, including income taxes payable as a result of any gain recognized in connection therewith).

“Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis and attributable to the Company and its Restricted Subsidiaries (after giving effect to non-controlling interests), determined in accordance with GAAP and prior to Preferred Stock dividends; provided that there shall be excluded from the determination thereof any of the following:

(a) after-tax gains or losses from the sale or disposition of assets or abandonments or reserves relating thereto;

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(b) the net income or net loss of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary;

(c) the net income (but not loss) of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise (except to the extent of the amount of dividends or distributions that have been paid to the Company or one or more Restricted Subsidiaries that were not subject to any such restrictions during the relevant period);

(d) the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary thereof by such Person;

(e) the Company’s equity in the net loss of any Person that is not a Restricted Subsidiary, except to the extent such net loss has been funded with cash from the Company or a Restricted Subsidiary;

(f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(g) the cumulative effect of a change in accounting principles;

(h) any unrealized Statement of Financial Accounting Standards No. 133 gain or loss in respect of Hedge Agreements;

(i) any non-cash gains, losses or charges attributable to the early extinguishment of Indebtedness;

(j) any non-cash goodwill or intangible impairment charges (including such charges resulting from the application of Statement of Financial Accounting Standards No. 142 or Statement of Financial Accounting Standards No. 144, and the amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141);

(k) any non-cash compensation charge or expense, including any such charge or expense arising from grants of stock options or restricted stock or other equity incentive programs for the benefit of officers, directors and employees of the Company or any Restricted Subsidiary;

(l) costs or expenses incurred in connection with the litigation, resolution, compromise or settlement of outstanding claims related to the Company’s reorganization under Chapter 11 of the Bankruptcy Code;

(m) costs or expenses related to the Transactions; and

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(n) any non-cash gains and losses due solely to fluctuations in currency values, and any non-cash gains or losses due to the revaluation of warrants liability, in each case in accordance with GAAP.

“Net Liquidation Percentage” means the percentage of the book value of the Eligible Loan Parties’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be as determined from time to time by an appraisal company selected by Agent.

“Non-cash Charges” means, for any period, the aggregate depreciation, amortization and other non-cash expenses or charges of the Company and its Subsidiaries reducing Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which represents an accrual of or a reserve for cash charges for any future period).

“Non-Debtor Loan Party” means any Loan Party other than the Company.

“Non-Loan Party” means any Subsidiary of the Company that is not a Loan Party.

“Noticed Bank Product Obligations” means (a) all Bank Product Obligations of the Agent and its Affiliates and (b) those Bank Product Obligations of other Bank Product Providers for which Agent has received a Bank Product Provider Letter Agreement within 10 days after the date of the provision of such Bank Product to a Borrower or its Subsidiaries, as such Noticed Bank Product Obligations may be adjusted from time to time pursuant to a written report delivered in accordance with the applicable Bank Product Provider Letter Agreement; provided that (i) no Noticed Bank Product Obligations may be established or increased (A) at any time that an Event of Default exists or (B) if a reserve in the amount of such established or increased Noticed Bank Product Obligations would cause the Revolver Usage to exceed the lesser of (1) the Maximum Revolver Amount and (2) the Borrowing Base at such time, (ii) for any Bank Product Obligations existing on the Closing Date, Agent shall have received (x) with respect to Bank Product Obligations incurred prior to the Petition Date, a Bank Product Provider Letter prior to the Petition Date, and (y) with respect to Bank Project Obligations incurred after the Petition Date, a Bank Product Provider Letter within 10 days after the Closing Date and (iii) the aggregate amount of Noticed Bank Product Obligations shall not exceed $10,000,000 at any time.

“Obligations” means, collectively, the Revolver Obligations and the Term Obligations; provided that the “Obligations” shall in no event included any Excluded Swap Obligations.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Original Loan Documents” has the meaning specified therefor in Section 3.8 of the Agreement.

“Original Obligations” has the meaning specified therefor in Section 3.8 of the Agreement.

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“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Overnight LIBO Loan” shall mean any Swingline Loan bearing interest by reference to the Overnight LIBO Rate.

“Overnight LIBO Rate” shall mean, with respect to any Overnight LIBO Loan, the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1.0%) at which overnight deposits in euros in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or affiliate of the Agent in the European interbank market to major banks in the European interbank market.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Participant Register” has the meaning set forth in Section 13.1(i) of the Agreement.

“Participating Member State” means each state so described in any EMU Legislation.

“Patent Security Agreement” has the meaning specified therefor in the US Security Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.18 of the Agreement.

“Payoff Date” means the first date on which all of the Obligations (other than Bank Product Obligations that, at such time, are not required to be repaid or cash collateralized in accordance with Section 1.4) are paid in full and the Commitments of Lenders are terminated.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Business” any business which is the same, similar, ancillary or reasonably related to the business in which the Company or any of its Restricted Subsidiaries is engaged on the Closing Date.

“Permitted Consignment Location” means any location where goods of any Loan Party or Restricted Subsidiary are placed on consignment with a third party consignee so long as the book value of all such consigned goods at all such locations does not exceed $25,000,000 in the aggregate at any time.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Dispositions” means:

(a) sales of Inventory to buyers in the ordinary course of business;

(b) the use, transfer, or liquidation, as applicable, of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents;

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(c) the licensing or sub-licensing of Intellectual Property that does not interfere in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries so long as such Intellectual Property is not required for the sale or other disposition of existing Inventory or otherwise material to the operations of the Loan Parties;

(d) the granting of Permitted Liens;

(e) the sale or discount, in each case without recourse, of overdue accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of a financing transaction;

(f) any involuntary loss, damage or destruction of property;

(g) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(h) the leasing or subleasing of assets of any Borrower or its Restricted Subsidiaries that does not interfere in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries so long as Agent’s security interest therein is not adversely affected thereby;

(i) [reserved]

(j) the lapse of registered Intellectual Property of the Company and its Restricted Subsidiaries to the extent not economically desirable in the conduct of their business as reasonably determined by the Company and so long as such lapse is not materially adverse to the interests of Lenders;

(k) the making of a Restricted Payment that is permitted to be made pursuant to the Agreement;

(l) the making of an Investment that is permitted to be made pursuant to the Agreement;

(m) [reserved];

(n) [reserved];

(o) the expiration, in the ordinary course of business, or termination by the Company or any of its Subsidiaries of leases and licenses of real or personal property (including Intellectual Property) of the Company and its Subsidiaries where such Persons are the lessees or licensees with respect thereto, where such expiration or termination, individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Change, and in the case of leases of the Company, rejection of any such leases under Section 365 of the Bankruptcy Code;

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(p) sales, transfers, or other dispositions of assets (including, without limitation, Stock) (i) among U.S. Loan Parties, (ii) among Foreign Loan Parties, (iii) among Non-Loan Parties that are U.S. Subsidiaries, (iv) among Non-Loan Parties that are Foreign Subsidiaries, (v) by any Subsidiary of the Company to any U.S. Loan Party, (v) among the Company and the Guarantors and (vii) by any Foreign Subsidiary of the Company to any Foreign Loan Party so long as any Collateral transferred shall be subject to the security interests granted to the Agent to the same extent as would have be required had the transferee originally owned such assets;

(q) the sale or disposition of assets (other than assets included in the Borrowing Base or Intellectual Property necessary or desirable for the sale of Inventory or any material Intellectual Property) which, in the reasonable opinion of such Person, are obsolete, uneconomic or worn out assets no longer used or useful in a Permitted Business;

(r) the sale or disposition of subsurface mineral and oil and gas rights so long as such sale or disposition does not materially interfere with or impair the use or operation the remaining real property attached thereto;

(s) the sale or disposition of (i) the closed industrial manufacturing facility located in Over Hulton, England, and (ii) the closed assembly and distribution facility located in Padstow, Australia;

(t) the sale or disposition of assets (including, without limitation, Stock) not otherwise permitted above so long as (i) no Default or Event of Default is continuing or would result therefrom, (ii) it is made at fair market value, (iii) if such assets (A) constitute Borrowing Base Collateral of any US Loan Party or any Borrowing Base Foreign Guarantor or (B) consist of any Intellectual Property, the Company has provided an updated Borrowing Base Certificate giving effect to such disposition (in the case of this subclause (iii), to the extent such disposition or series of dispositions has a fair market value in excess of $2,000,000) and complied with Section 2.4(e), (iv) in the case of any sale or disposition of any Intellectual Property, such Intellectual Property is not required for the sale or other disposition of existing Inventory or otherwise material to the operations of the Loan Parties, and (v) the aggregate fair market value of all assets disposed of in all such dispositions since the Closing Date would not exceed $25,000,000;

(u) the Frisco Disposition; and

(v) the sale, transfer or other disposition of accounts receivable (other than accounts receivable of a US Loan Party or a Borrowing Base Foreign Guarantor) by Factoring Foreign Subsidiaries or Excluded Subsidiaries in connection with bona fide customary factoring arrangements; provided that (i) the aggregate amount of accounts receivables that have been sold in reliance on this clause (v) and that remain outstanding shall not exceed €75,000,000 at any time and (ii) as of the end of any calendar month, after giving effect to any such sale of receivables by any Factoring Foreign Subsidiary during such calendar month, the amount of accounts receivables remaining on the balance sheet of all Factoring Foreign Subsidiary, on an aggregate basis, as of the end of such calendar month, shall be no less than 90% of the amount of accounts receivable on the balance sheet of all Factoring Foreign Subsidiaries, on an aggregate basis, as of May 31, 2013;

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provided that at least 75% of the consideration received for any sale or disposition permitted pursuant to clauses (r), (s), (t), (u) or (v) of the definition of Permitted Disposition, shall be in the form of cash and Cash Equivalents.

“Permitted Indebtedness” means:

(a) Indebtedness evidenced by the Agreement or the other Loan Documents (including Additional Term Advances, if any), as well as Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

(b) Indebtedness set forth on Schedule 4.19 and the bank guarantees and letters of credit identified on Schedule P-3, in each case, any Refinancing Indebtedness in respect of such Indebtedness;

(c) Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness;

(d) endorsement of instruments or other payment items for deposit;

(e) unsecured Indebtedness (excluding any Indebtedness consisting of intercompany loans among the Company and its Subsidiaries, or any of them); provided that (i) no Default or Event of Default is continuing or would result from the incurrence thereof and (ii) the aggregate principal amount of such Indebtedness shall not exceed $10,000,000 at any time outstanding;

(f) [reserved];

(g) (i) Indebtedness of the Company or any of its Restricted Subsidiaries evidenced by completion and performance guarantees and performance and surety bonds (but excluding (A) such guarantees and bonds issued to support other Indebtedness and (B) appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation, arbitration or similar claims) incurred in the ordinary course of business for purposes of insuring the performance of the Company or such Restricted Subsidiary of its contractual obligations and (ii) Indebtedness of the Company or any of its Restricted Subsidiaries evidenced by appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation, arbitration or similar claims for purposes of insuring the performance of the Company or such Restricted Subsidiary in an aggregate amount not to exceed, for this clause (ii), $20,000,000 at any time outstanding;

(h) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Borrower or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year;

(i) the incurrence by any Borrower or any of its Restricted Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with Company’s and its Restricted Subsidiaries’ operations and not for speculative purposes;

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(j) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or Cash Management Services, in each case, incurred in the ordinary course of business;

(k) to the extent constituting Indebtedness, obligations in respect of bills of exchange issued in support of trade payables incurred in the ordinary course of business (and not in connection with the borrowing of money or in support of any other Indebtedness), in an aggregate principal amount not to exceed €5,500,000 (or the Dollar Equivalent thereof) at any time outstanding; provided that such obligations in respect of bills of exchange are unsecured;

(l) Indebtedness consisting of intercompany loans among the Company and its Subsidiaries, or any of them; provided that (i) such loan constitutes an Investment permitted under Section 6.11 and (ii) unless the obligor and obligee are both Non-Loan Parties, such Indebtedness is evidenced by an Intercompany Note (unless the execution thereof is prohibited by Law) or, if the Company has requested a waiver of the requirement to deliver such Intercompany Note, such Indebtedness shall be evidenced by such other instrument or writing as shall be satisfactory to the Agent in its Permitted Discretion;

(m) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days of the incurrence thereof;

(n) Indebtedness of Restricted Subsidiaries (that are (i) Non-Loan Parties and (ii) Foreign Subsidiaries) under financing arrangements between any such Restricted Subsidiary and other Persons (other than the Company or any of its Subsidiaries), the proceeds of which Indebtedness are used in such Restricted Subsidiaries’ business; provided that the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $20,000,000;

(o) Indebtedness of the Loan Parties evidenced by the Prepetition Senior Secured Notes in an aggregate principal amount not to exceed $675,000,000 (plus interest paid-in-kind thereon and capitalized to the principal amount thereof pursuant to the Financing Orders) at any time outstanding less the aggregate amount of principal repayments and redemptions with respect thereto made after the Closing Date;

(p) Indebtedness of Foreign Subsidiaries of the Company under bank guaranties (or similar instruments) and letters of credit issued by financial institutions (on behalf of such Foreign Subsidiaries) and required by governmental laws, orders and regulations in an aggregate amount not to exceed $15,000,000 at any time, but solely to the extent a prospective beneficiary will not accept a Letter of Credit issued hereunder or specifically requests a bank guaranty (or similar instrument other than a letter of credit);

(q) Indebtedness of Foreign Subsidiaries of the Company in an aggregate principal amount not to exceed €5,000,000 at any time, inclusive of amounts outstanding on the Closing Date;

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(r) Indebtedness of Exide Technologies LDA and Exide Technologies Recycling II LDA in an aggregate principal amount not to exceed €5,000,000 at any time, inclusive of amounts outstanding on the Closing Date;

(s) Indebtedness of Exide Technologies AB, Exide Technologies AS, Exide Technologies Oy, and Exide Technologies A/S in an aggregate principal amount not to exceed €4,000,000 at any time, inclusive of amounts outstanding on the Closing Date; and

(t) Indebtedness of Exide Spain and Exide Technologies Recycling, S.L. in an aggregate principal amount not to exceed €50,000,000 at any time, inclusive of amounts outstanding on the Closing Date.

Notwithstanding anything in the foregoing to the contrary (but subject to Section 5.11), no Indebtedness of a Loan Party to any Subsidiary shall be Permitted Indebtedness unless such Indebtedness is evidenced by an Intercompany Note (unless the execution thereof is prohibited by Law) or, if the Company has requested a waiver of the requirement to deliver such Intercompany Note, such Indebtedness shall be evidenced by such other instrument or writing as shall be satisfactory to the Agent in its Permitted Discretion.

“Permitted Intercompany Investments” means Investments made by (a) a Loan Party to or in another Loan Party, (b) a Non-Loan Party to or in another Non-Loan Party and (c) a Non-Loan Party to or in a Loan Party. Notwithstanding the foregoing, Investments made to or in a Restricted Subsidiary which are permitted above may be made through any Unrestricted Subsidiary that is a direct or indirect parent of such Restricted Subsidiary.

“Permitted Investments” means:

(a) Investments in cash and Cash Equivalents;

(b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c) advances made in connection with purchases of goods or services in the ordinary course of business;

(d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries in the ordinary course of business in connection with the financial distress of an account debtor or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of any Loan Party or any of its Subsidiaries;

(e) Investments (including joint ventures) owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1;

(f) (i) guarantees permitted under the definition of Permitted Indebtedness and (ii) unsecured guarantees of any obligations or liabilities of any Subsidiaries to the extent such obligations or liabilities do not constitute Indebtedness;

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(g) Permitted Intercompany Investments;

(h) Stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to any Loan Party or any of its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims;

(i) deposits of cash made in the ordinary course of business to secure performance of operating leases and other deposits permitted to be made as expressly set forth in the definition of Permitted Liens;

(j) non-cash loans to employees, officers, and directors of any Subsidiary of the Company for the purpose of purchasing Stock in such Subsidiary constituting director’s qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than the Company or its Subsidiaries so long as the proceeds of such loans are used in their entirety to purchase such stock in such Subsidiaries;

(k) [reserved];

(l) Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to Indebtedness that is permitted under clause (j) of the definition of Permitted Indebtedness;

(m) [reserved];

(n) Investments in Subsidiaries existing as of the Closing Date;

(o) loans by the Company and its Subsidiaries to officers, employees and directors of the Company and its Subsidiaries in an aggregate outstanding principal amount not to exceed $2,000,000 at any time outstanding;

(p) Investments in the form of non-cash consideration issued by the purchaser of assets in connection with a sale or disposition of such assets pursuant to clauses (r), (s), (t) or (u) of the definition of “Permitted Dispositions”;

(q) Investments in existence on the Closing Date made in connection with a Tax Abatement Transaction;

(r) additional Investments in U.S. Subsidiaries in an aggregate amount not to exceed, at any time outstanding, $5,000,000 for the purpose of paying onsite environmental damages and environmental remediation expenses;

(s) Investments in any Foreign Subsidiary in the form of contributions or other transfers of Stock of any other Foreign Subsidiary (other than the Foreign Borrower or any Foreign Guarantor, unless in connection with such contribution or transfer the Agent shall, have been granted a valid and perfected security interest in the Stock of such Foreign Loan Party with the same priority as the Agent had prior to such contribution or transfer pursuant to documentation in form and substance satisfactory to Agent) described on Schedule 4.1(c) as of the Closing Date; and

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(t) other Investments approved by the Bankruptcy Court and authorized in the applicable Financing Order or in any “first day” or “second day” order reasonably acceptable to the Agent or other orders of the Bankruptcy Court entered with the consent of (or non-objection by) the Agent (in consultation with the Required Term Lenders’ Advisors).

“Permitted Liens” means:

(a) Liens granted to, or for the benefit of, Agent to secure the Obligations, including such Liens granted pursuant to the Financing Orders;

(b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests;

(c) Liens (i) arising from judgments, orders, awards, decrees or attachments in circumstances not constituting an Event of Default under Section 8.3 of the Agreement or (ii) arising in connection with the deposit or payment of cash or other property with or to any court or other governmental authority in connection with any pending claim or litigation provided that the fair market value of all property (including cash) pledged, paid and/or deposited pursuant to this clause (c)(ii) shall not exceed $20,000,000 at any time;

(d) Liens set forth on Schedule P-2; provided, however, that, to the extent such Liens secure Indebtedness, to qualify as a Permitted Lien, any such Lien described on Schedule P-2 shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof;

(e) the interests of lessors under operating leases and licensors under license agreements;

(f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof;

(g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, (ii) are the subject of Permitted Protests or (iii) do not materially detract from the value of such property or materially impair the use thereof in the operation of the Company’s or its Subsidiaries’ business;

(h) Liens on amounts deposited to secure Company’s and its Restricted Subsidiaries’ obligations in connection with workers’ compensation insurance unemployment insurance or other types of social security;

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(i) Liens on amounts deposited to secure the Company’s and its Restricted Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money;

(j) Liens on amounts deposited to secure the Company’s and its Restricted Subsidiaries’ obligations with respect to statutory obligations (exclusive of obligations described in preceding clauses (b) or (h) of this definition above), surety and customs bonds, statutory bonds, government contracts, trade contracts, completion and performance guarantees, performance bonds, stay or appeal bonds, progress payments and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of litigation, arbitration or similar claims or otherwise of the types described in clauses (c), (g) or (i) of this definition above);

(k) (i) with respect to any Real Property, (A) easements, rights of way, encroachments, zoning restrictions and similar charges or encumbrances, and minor defects in title, and (B) Liens in connection with subsurface mineral and oil and gas rights, in each case, that do not materially interfere with or impair the use or operation thereof, and (ii) any exceptions on the Mortgage Policies issued in connection with (x) the mortgages securing the obligations under the Prepetition Senior Secured Notes or (y) the Mortgages (if any);

(l) license of Intellectual Property rights that do not interfere in any material respect with the business of the Company and its Restricted Subsidiaries and such Intellectual Property is not required for the sale or other disposition of existing Inventory or otherwise material to the operations of the Loan Parties;

(m) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of Refinancing Indebtedness permitted under the Agreement and so long as the replacement Liens only encumber those assets that secured the original Indebtedness;

(n) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts or other bank accounts in the ordinary course of business;

(o) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(q) Liens in respect of the Carve Out, the Carve Out Reserves and the Carve Out Account;

(r) Liens (other than on Collateral) securing Indebtedness and other obligations permitted under clauses (q), (r), (s) and (t) of the definition of Permitted Indebtedness; provided, that, with respect to each Subsidiary having Indebtedness outstanding on the Petition Date that is secured by such Liens (and that, as of the Petition Date, is obligated on any secured Indebtedness), such Liens shall extend only to those assets (or any other assets of a similar type) of such Subsidiary that secure such Indebtedness on the Petition Date;

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(s) Liens on up to $10,000,000 of cash and Cash Equivalents securing Indebtedness permitted under clause (i) of the definition of Permitted Indebtedness;

(t) Liens on cash securing Indebtedness permitted under clause (j) of the definition of Permitted Indebtedness or any other obligations with respect to credit cards, credit card processing services, debit cards, stored value cards, purchase cards, procurement cards or Cash Management Services, as to which the aggregate amount of such Indebtedness or other obligations secured thereby does not exceed $10,000,000;

(u) Liens in existence on the Closing Date on (i) assets (other than Collateral included in the Borrowing Base or any Foreign Collateral) in connection with a Tax Abatement Transaction and (ii) Government Grant Property in favor of the related U.S. Governmental Authority;

(v) Liens securing Indebtedness permitted under clause (n) of the definition of Permitted Indebtedness, so long as any such Liens attach only to the assets of the relevant Non-Loan Party incurring (or guaranteeing) such Indebtedness;

(w) Liens (including any adequate protection replacement Liens granted under the Financing Orders) (i) securing Indebtedness permitted under clause (o) of the definition of Permitted Indebtedness and (ii) as otherwise provided for in the Financing Orders; provided that such Liens are made expressly junior to the Liens securing the Obligations;

(x) Liens arising from or related to precautionary UCC or like personal property security financing statements regarding operating leases (if any) entered into by the Company and its Subsidiaries;

(y) (i) Liens on goods located at a Permitted Consignment Location and (ii) other restrictions consistent with past practices on the sale or distribution of designated goods pursuant to agreements with customers under which such goods is consigned by the customer or such goods is designated for sale to one or more customers;

(z) Liens (other than on Collateral) arising in connection with the sales, transfers, dispositions and factoring of accounts receivable permitted under clause (v) of the definition of Permitted Dispositions;

(aa) Liens arising pursuant to retention of title arrangements in favor of suppliers incurred in the ordinary course of business and not in connection with the borrowing of money; provided that, with respect to the Company and the Borrowing Base Foreign Guarantors, such Liens shall not secure obligations in an aggregate amount exceeding $500,000 at any one time; and

(bb) other Liens on assets (other than Borrowing Base Collateral of a US Loan Party or of a Borrowing Base Foreign Guarantor) or Intellectual Property required for the sale of Inventory of any Loan Party) as to which the aggregate amount of the obligations secured thereby does not exceed $2,000,000.

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“Permitted Protest” means the right of any Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes, or rental or bailee payment, provided that (a) a reserve with respect to such obligation is established on Company’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the Company or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $25,000,000.

“Permitted Restricted Payments” means:

(a) (i) any Subsidiary of the Company may make Restricted Payments to the Company or any Wholly-Owned Subsidiary of the Company and (ii) any non-Wholly-Owned Subsidiary of the Company may pay cash Restricted Payments to its shareholders generally so long as the Company or its respective Subsidiary which owns the Stock in the Subsidiary paying such Restricted Payments receives at least its proportionate share thereof (based upon its relative holding of the Stock in the Subsidiary paying such Restricted Payments and taking into account the relative preferences, if any, of the various classes of Stock of such Subsidiary and any requirements imposed by applicable Law); provided that any Restricted Payment made by a Loan Party pursuant to preceding clause (i) to a Wholly-Owned Subsidiary that is not a Loan Party may only be made if (1) no Default or Event of Default is continuing or would result therefrom and (2) such Wholly-Owned Subsidiary promptly distributes and/or transfer any assets received pursuant to such Restricted Payment (directly or indirectly through other Wholly-Owned Subsidiaries) to a Loan Party;

(b) [reserved];

(c) [reserved];

(d) [reserved]; and

(e) Restricted Payments made to any Foreign Subsidiary in the form of distributions or other transfers of Stock of any other Foreign Subsidiary (other than the Foreign Borrower or any Foreign Loan Party), unless in connection with such distribution or transfer the Agent shall have been granted a valid and perfected security interest in the Stock of such Foreign Loan Party with the same priority as the Agent had prior to such distribution or transfer pursuant to documentation in form and substance satisfactory to Agent) described on Schedule 4.1(c) as of the Closing Date.

Notwithstanding the foregoing, Restricted Payments made to or in a Restricted Subsidiary which are permitted above may be made through any Unrestricted Subsidiary.

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“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Petition Date” has the meaning specified therefor in the recitals to the Agreement.

“Plan” means any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to (or to which there is an obligation to contribute to) by the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Company, a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Platform” has the meaning specified therefor in Section 5.1(a).

“Pledge” has the meaning specified therefor in Section 15.1.

“Pledgor” means (a) EH International LLC, a Delaware limited liability company, (b) each Foreign Subsidiary that (i) is not the Foreign Borrower or a Foreign Guarantor and (ii) directly owns Stock in a Foreign Guarantor and (c) any other Subsidiary of the Company that is party to a Loan Document granting a Lien in favor of the Agent on the Stock it holds in any other Subsidiary of the Company and that is not the Foreign Borrower or any Guarantor. A Pledgor may be an Unrestricted Subsidiary; provided that the requirements of Section 5.18 are satisfied.

“Post Closing Period” means, (a) with respect to any Control Agreement or Cash Management Arrangements, the 60 day period following the Closing Date (or such longer period as may be agreed to by Agent) or such shorter period as the Loan Parties are able to deliver such Control Agreements or Cash Management Arrangements using commercially reasonable efforts and (b) with respect to any other matter, the period specified on Schedule 5.11 or Schedule 3.1B, as applicable, with respect to such matter (or such longer period as may be agreed to by Agent).

“PPSA” means the Personal Property Security Act as in effect in the Provinces of Nova Scotia and Ontario, the Civil Code of Quebec as in effect in the Province of Quebec or any other provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time.

“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

“Prepetition Credit Agreement” means that certain Credit Agreement, dated as of January 25, 2011 (as amended, modified and supplemented from time to time prior to the Petition Date), among Borrowers, the lenders party thereto and Wells Fargo Capital Finance, LLC, as agent.

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“Prepetition Payment” means a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any prepetition Indebtedness or trade payables (including, without limitation, in respect of reclamation claims) or other prepetition claims against the Company.

“Prepetition Senior Secured Noteholders” means the holders from time to time of the Prepetition Senior Secured Notes.

“Prepetition Senior Secured Note Indenture” means that certain Indenture dated as of January 25, 2011 by and between the Company and Wells Fargo Bank, National Association, as trustee, pursuant to which Prepetition Senior Secured Notes are issued, as in effect on the Petition Date.

“Prepetition Senior Secured Note Agent” means Wells Fargo Bank, National Association, in its capacities as the trustee and collateral agent under the Prepetition Senior Secured Note Indenture, together with its successors and assigns in such capacities.

“Prepetition Senior Secured Notes” means the 8.625% Senior Secured Notes due 2018 issued under the Prepetition Senior Secured Note Indenture.

“Prepetition Senior Subordinated Notes” means the Company’s existing floating rate convertible senior subordinated notes due September 18, 2013 in an aggregate principal amount not to exceed $60,000,000.

“Prepetition Senior Secured Noteholders’ Unofficial Committee” means an unofficial committee of the Prepetition Senior Secured Noteholders, as represented by Houlihan Lokey Capital, Inc. and Paul, Weiss, Rifkind, Wharton & Garrison LLP and as constituted from time to time.

“Primed Liens” has the meaning specified therefor in Section 2.18(c) of the Agreement.

“Priority Payables” means, as to any Borrower or Foreign Guarantor at any time, the full amount of the liabilities of any Borrower or Foreign Guarantor which are due or may become due to any Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (a) government royalties or pension fund obligations, (b) unemployment insurance, unpaid wages, severance pay or termination pay owing to employees, (c) goods and services taxes, sales taxes, employee income taxes and other taxes payable or to be remitted or withheld, (d) workers’ compensation, (e) vacation pay, (f) claims for unremitted and/or accelerated rents, (g) wages, withholding taxes, VAT and other amounts payable to an insolvency administrator, (h) pension liabilities, (i) claims of unsecured creditors and (j) other like charges and demands, in each case, to the extent any Governmental Authority or other Person is permitted to claim a security interest, lien, trust or other claim ranking or capable of ranking senior in priority to or pari passu with one or more of the Liens granted in the Security Documents or such security interest, lien, trust or other claim arises under applicable Law.

“Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable

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in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Maturity Date, or, on or before the date that is less than 1 year after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

“Projections” means any detailed projected consolidated financial statements of the Company including (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrowers’ historical financial statements, together with, in reasonable detail, appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination:

(a) with respect to a Lender’s obligation to make Multicurrency Revolver Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Multicurrency Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (x) such Lender’s Multicurrency Revolver Commitment, by (y) the aggregate Multicurrency Revolver Commitments of all Lenders, and (ii) from and after the time that the Multicurrency Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (x) the outstanding principal amount of such Lender’s Multicurrency Revolver Advances by (y) the outstanding principal amount of all Multicurrency Revolver Advances;

(b) with respect to a Lender’s obligation to make Dollar Revolver Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Dollar Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (x) such Lender’s Dollar Revolver Commitment, by (y) the aggregate Dollar Revolver Commitments of all Lenders, and (ii) from and after the time that the Dollar Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (x) the outstanding principal amount of such Lender’s Dollar Revolver Advances by (y) the outstanding principal amount of all Dollar Revolver Advances;

(c) with respect to a Lender’s obligation to participate in Multicurrency Letters of Credit and Reimbursement Undertakings with respect thereto, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the Multicurrency Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (x) such Lender’s Multicurrency Revolver Commitment, by (y) the aggregate Multicurrency Revolver Commitments of all Lenders, and (ii) from and after the time that the Multicurrency Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (x) the outstanding principal amount of such Lender’s Multicurrency Revolver Advances by (y) the outstanding principal amount of all Multicurrency Revolver Advances; provided, however, that if all of the Multicurrency Revolver Advances have been repaid in full and Multicurrency Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Multicurrency Revolver Commitments had not been terminated or reduced to zero and based upon the Multicurrency Revolver Commitments as they existed immediately prior to their termination or reduction to zero;

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(d) with respect to a Lender’s obligation to participate in Dollar Letters of Credit and Reimbursement Undertakings with respect thereto, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the Dollar Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (x) such Lender’s Dollar Revolver Commitment, by (y) the aggregate Dollar Revolver Commitments of all Lenders, and (ii) from and after the time that the Dollar Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (x) the outstanding principal amount of such Lender’s Dollar Revolver Advances by (y) the outstanding principal amount of all Dollar Revolver Advances; provided, however, that if all of the Dollar Revolver Advances have been repaid in full and Dollar Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Dollar Revolver Commitments had not been terminated or reduced to zero and based upon the Dollar Revolver Commitments as they existed immediately prior to their termination or reduction to zero;

(e) with respect to a Lender’s obligation to make Initial Term Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Initial Term Commitments being terminated or reduced to zero, the percentage obtained by dividing (x) such Lender’s Initial Term Commitment, by (y) the aggregate Initial Term Commitments of all Lenders, and (ii) from and after the time that the Initial Term Commitments have been terminated or reduced to zero, the percentage obtained by dividing (x) the outstanding principal amount of such Lender’s Initial Term Advances by (y) the outstanding principal amount of all Initial Term Advances; and

(f) with respect to a Lender’s obligation to make Delayed Draw Term Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Delayed Draw Term Commitments being terminated or reduced to zero, the percentage obtained by dividing (x) such Lender’s Delayed Draw Term Commitment, by (y) the aggregate Delayed Draw Term Commitments of all Lenders, and (ii) from and after the time that the Delayed Draw Term Commitments have been terminated or reduced to zero, the percentage obtained by dividing (x) the outstanding principal amount of such Lender’s Delayed Draw Term Advances by (y) the outstanding principal amount of all Delayed Draw Term Advances.

“Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of the Agreement.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 30 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Qualified Borrowing Base Jurisdiction” means the United States, Australia, Canada, England and Wales, and New Zealand.

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“Qualified Foreign Jurisdiction” means Denmark, Finland, France, Germany, Italy, the Netherlands, Norway, New Zealand, Portugal, Poland, Singapore, Spain, Sweden and each Qualified Borrowing Base Jurisdiction (other than the United States). For the avoidance of doubt, nothing in this definition shall override the requirements of Section 5.11.

“Qualified Jurisdiction” means the United States or any Qualified Foreign Jurisdiction.

“Quarterly Capex Limit” has the meaning specified therefor in Section 7.2.

“Real Property” means any estates or interests in real property now owned, leased or hereafter acquired or leased by Borrowers or their Subsidiaries and the improvements thereto.

“Real Property Collateral” means (i) all Real Property identified on Schedule R-1 and (ii) any other Real Property on which Liens have been granted to secure the Obligations (including pursuant to the Financing Orders).

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Reference Period” means, on any date of determination, the period of twelve consecutive months ending on or immediately prior to such date of determination.

“Refinancing Indebtedness” means refinancings, renewals, exchanges or extensions of Indebtedness (other than prepetition Indebtedness of the Company) so long as:

(a) such refinancings, renewals, exchanges or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, exchanged or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto;

(b) such refinancings, renewals, exchanges or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, exchange or extension) of the Indebtedness so refinanced, renewed, exchanged or extended, nor are they on terms or conditions that, taken as a whole, are less favorable in any material respect to the Loan Parties, taken as a whole, than those of the Indebtedness being refinanced or extended;

(c) if the Indebtedness that is refinanced, renewed, exchanged or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, exchange or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness;

(d) the Indebtedness that is refinanced, renewed, exchanged or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, exchanged or extended; and

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(e) no Default or Event of Default is continuing or would result from such refinancing, renewal, exchange or extension.

“Register” has the meaning set forth in Section 13.1(h) of the Agreement.

“Registered Loan” has the meaning set forth in Section 13.1(h) of the Agreement.

“Regulation S-X” means Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC, as amended from time to time.

“Reimbursement Undertaking” has the meaning specified therefor in Section 2.11(b) of the Agreement.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Municipal Party” means the U.S. Governmental Authority party to a Tax Abatement Transaction and, if applicable, any trustee with respect to such Tax Abatement Transaction.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials or otherwise required by Environmental Laws.

“Rent Reserve” means, a reserve established by Agent in an amount of up to three months’ rent payments made by any Loan Party for each facility at which Eligible Inventory (but for the establishment of Rent Reserves hereunder) of such Loan Party is located, in each case, that is not subject to a Collateral Access Agreement (as reported to Agent by the Company from time to time as requested by Agent), as such amount may be adjusted from time to time by Agent in its Permitted Discretion (but limited to an amount not in excess of three months’ rent) taking into account any statutory provisions detailing the extent to which landlords may make claims against Inventory located thereon.

“Reorganization Plan” means a chapter 11 plan or plans filed in the Case.

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Report” has the meaning specified therefor in Section 15.16 of the Agreement.

“Reportable Event” means an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period under ERISA has been waived under subsection .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

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“Repricing Transaction” means the prepayment or refinancing of all or any portion of the Term Advances concurrently with the incurrence by the Company or any of its Subsidiaries of any indebtedness having a lower cost of financing than, or any amendment to the Loan Documents that has the effect of reducing the interest rate margin then applicable to, the Term Advances, or any amendment to the Term Advances having the same effect (including any mandatory assignment in connection therewith).

“Required Dollar Revolver Lenders” means, at any time, Dollar Revolver Lenders having Exposure in respect of Dollar Revolver Advances, Dollar Revolver Letter of Credit Exposure and unused Dollar Revolver Commitments representing greater than 50% of the sum of all Exposure in respect of Dollar Revolver Advances, Dollar Revolver Letter of Credit Exposure and unused Dollar Revolver Commitments at such time.

“Required Lenders” means, at any time, Lenders having Exposure and unused Commitments representing greater than 50% of the sum of all Exposure and unused Commitments at such time.

“Required Multicurrency Revolver Lenders” means, at any time, Multicurrency Revolver Lenders having Exposure in respect of Multicurrency Revolver Advances, Multicurrency Revolver Letter of Credit Exposure and unused Multicurrency Revolver Commitments representing greater than 50% of the sum of all Exposure in respect of Multicurrency Revolver Advances, Multicurrency Revolver Letter of Credit Exposure and unused Multicurrency Revolver Commitments at such time.

“Required Revolver Lenders” means, at any time, Revolver Lenders having Exposure in respect of Revolver Advances, Letter of Credit Exposure and unused Revolver Commitments representing greater than 50% of the sum of all Exposure in respect of Revolver Advances, Letter of Credit Exposure and unused Revolver Commitments at such time.

“Required Term Lenders” means, at any time, Term Lenders having a principal amount of Term Advances and unused Term Commitments representing greater than 50% of the aggregate principal amount of all Term Advances and unused Term Commitments outstanding at such time.

“Required Term Lenders’ Advisors” means Houlihan Lokey Capital, Inc. and Paul, Weiss, Rifkind, Wharton & Garrison LLP (or such other advisors appointed by the Required Term Lenders in lieu thereof).

“Required Term Lenders’ Advisors’ Expenses” has the meaning specified therefor in Section 15.7 of the Agreement.

“Responsible Officer” means the chief executive officer, corporate secretary, the president, the controller, the chief financial officer, the treasurer or the general counsel of a Loan Party, as applicable, or any other officer having substantially the same authority and responsibility or other Person expressly authorized by resolution or written consent to represent

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such entity in such capacity; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer, the controller or the treasurer of a Borrower, as applicable, or any other officer having substantially the same authority and responsibility.

“Restricted Debt Payment” means any payment, prepayment, redemption, defeasance, purchase, or other acquisition of (a) any Indebtedness that is subordinated in right of payment to the Obligations and (b) any prepetition Indebtedness of the Company, including the Prepetition Senior Secured Notes and the Prepetition Senior Subordinated Notes (but excluding any critical vendor payments or any other payments approved by the Bankruptcy Court and authorized in the Financing Orders or in any “first day” or “second day” order reasonably acceptable to the Agent or as otherwise is not in violation of Section 8.19).

“Restricted Payment” means to (a) declare or pay any dividend or make any other payment or distribution on account of Stock issued by the Company or any of its Restricted Subsidiaries (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of Stock issued by the Company or any of its Restricted Subsidiaries in their capacity as such (other than dividends or distributions payable in Stock (other than Prohibited Preferred Stock) issued by the Company or any of its Restricted Subsidiaries), or (b) purchase, redeem, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Stock issued by the Company or any of its Restricted Subsidiaries.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Revaluation Date” means (a) with respect to any Advance denominated in Euros, each of the following: (i) each date of a Borrowing of such Advance, (ii) each date of a continuation of such Advance pursuant to Section 2.12, and (iii) such additional dates as Agent shall determine or the Required Lenders shall require, and (b) with respect to any Letter of Credit denominated in Euros, each of the following: (i) each date of issuance of such Letter of Credit, (ii) each date of an amendment of such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Issuing Lender under such Letter of Credit, and (iv) such additional dates as Agent or the Issuing Lender shall determine or the Required Lenders shall require.

“Revolver Advances” has the meaning specified therefor in Section 2.1(a)(ii) of the Agreement.

“Revolver Availability Date” means the Closing Date.

“Revolver Availability Period” means the period from and including the Revolver Availability Date to and including the date that is one Business Day prior the Maturity Date.

“Revolver Commitments” means, collectively, the Dollar Revolver Commitments and the Multicurrency Revolver Commitments, and “Revolver Commitment” means any of them.

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“Revolver Facility” means, collectively, the Dollar Revolver Facility and the Multicurrency Revolver Facility.

“Revolver Lenders” means, collectively, the Multicurrency Revolver Lenders and the Dollar Revolver Lenders, and “Revolver Lender” means any of them.

“Revolver Obligations” means, collectively, the Multicurrency Revolver Obligations, the Dollar Revolver Obligations and the Bank Product Obligations.

“Revolver Usage” means, as of any date of determination, the sum of the Dollar Revolver Usage and the Multicurrency Revolver Usage.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Secured Parties” means, collectively, the Lenders, the Agent, the Bank Product Providers and any other holder of the Obligations, and “Secured Party” means any one of them.

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Documents” means the US Security Documents and the Foreign Security Documents.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Signing Term Lenders” means the Term Lenders providing the Initial Term Advances on the Closing Date.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such

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liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spanish Subsidiary” means Exide Transportation Holding Europe, S.L., Exide Technologies Recycling S.L. and each other Subsidiary of the Company domiciled in Spain.

“Specified Disbursements” means, collectively, the fees and expenses of Estate Professionals and third-party professionals required to be paid by the US Borrower and (y) other fees, costs and charges (including interest expenses and administrative claims) payable in connection with the Loan Documents pursuant to a Financing Order or any “first day” or “second day” orders of the Bankruptcy Court.

“Specified Event” means the making of, or entering into, an Investment pursuant to Section 6.11(a)(ii), a Restricted Payment or a Restricted Debt Payment.

“Spot Rate” for a currency means the rate determined by Agent or the Issuing Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that Agent or the Issuing Lender may obtain such spot rate from another financial institution designated by Agent or the Issuing Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Issuing Lender may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Multicurrency Revolver Letter of Credit denominated in Euros.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subscription Amount” has the meaning specified therefor in Section 13.1(l).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Super-Majority Revolver Lenders” means, at any time, Revolver Lenders having Exposure in respect of Revolver Advances, Letter of Credit Exposure and unused Revolver Commitments representing at least 66 2/3% of the sum of all Exposure in respect of Revolver Advances, Letter of Credit Exposure and unused Revolver Commitments at such time.

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“Superpriority Claim” means a claim against the Company in the Case which is a superpriority administrative expense claim with priority over any and all administrative expenses, and all other claims against the Company, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all administrative expenses or other claims arising under sections 105, 326, 328, 330, 331, 503(b), 506(c) (upon entry of the Final Financing Order, to the extent therein approved), 507(a), 507(b), 546, 726, 1113 or 1114 of the Bankruptcy Code, whether or not such claim or expenses may become secured by a judgment lien or other non-consensual lien, levy or attachment.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” has the meaning assigned to such term in Section 2.14(a).

“Swingline Settlement” has the meaning assigned to such term in Section 2.14(c).

“Swingline Settlement Date” has the meaning assigned to such term in Section 2.14(c).

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET 2) payment system which utilizes a single shared platform of which was launched on November 19, 2007 (or, if such payment system ceases to be operative, such other payment system (if any) determined by Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Abatement Transactions” means a transaction between the Company or any of its Restricted Subsidiaries, on the one hand, and a Related Municipal Party, on the other hand, entered into for the purposes of reducing certain of the Company’s or such Restricted Subsidiary’s tax liabilities through (i) the issuance by such Related Municipal Party of industrial revenue or development bonds or other similar tax-exempt securities, (ii) the transfer to such Related Municipal Party of title to real property, equipment or other related assets of the Company or such Restricted Subsidiary, (iii) the granting to such Related Municipal Parties of liens on real property, equipment or other related assets of the Company or such Restricted Subsidiary, (iv) the sale to and leaseback from such Related Municipal Party of real property, equipment or other related assets of the Company or such Restricted Subsidiary or (v) any combination of the foregoing or through arrangements similar thereto, in each case so long as the Company or such Restricted Subsidiary (A) may upon not more than 90 days’ notice obtain title from such Related Municipal Party to such real property, equipment or other assets free and clear of any Liens (other than Permitted Liens) by paying a nominal fee or the amount of any taxes (or any portion thereof) that would have otherwise been due and payable had such transaction not been terminated, by canceling issued bonds, if any, or otherwise terminating or unwinding such transaction, as the case may be and (B) in no event shall be liable (including though the payment of fees, penalties or other amounts), in connection therewith for any amount in excess of the amount by which such transaction has reduced such tax liabilities. All Tax Abatement Transactions in existence on the Closing Date are set forth on Schedule U.

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“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and all interest, penalties or similar liabilities with respect thereto; provided, however, that Taxes shall exclude (i) any tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located in each case as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 16(c) or (d) of the Agreement, and (iii) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), except to the extent of any additional amounts that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16(a) of the Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office).

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Term Advances” means, collectively, the Initial Term Advances and the Delayed Draw Term Advances.

“Term Advance Proceeds Account” means the account identified on Schedule F-1 to the Agreement and any replacement account agreed to among the Agent and the US Borrower, subject to the requirements set forth in the US Security Agreement.

“Term Advance Proceeds Withdrawal Date” has the meaning specified in Section 2.3(c)(iii).

“Term Advance Proceeds Withdrawal Request” means a request substantially in the form of Exhibit X.

“Term Commitments” means the Initial Term Commitments and the Delayed Draw Term Commitments.

“Term Facility” means the Term Commitments and the Term Advances provided pursuant to the Agreement.

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“Term Lenders” means (a) each Lender having a Term Commitment as set forth on Schedule C-2 hereto or in the Assignment and Acceptance by which it becomes a Term Lender or (b) after the making of the Term Advances, each Lender holding any Term Advance (including any Additional Term Advance).

“Term Obligations” means all loans (including the Term Advances), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description owing by any Loan Party to any Term Lender pursuant to or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Loan Party is required to pay or reimburse to any Term Lender by the Loan Documents or by law or otherwise in connection with the Loan Documents and all Required Term Lenders’ Advisors’ Expenses. Any reference in the Agreement or in the Loan Documents to the Term Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“Term Prepayment Premium” means one percent (1%) of the principal amount of the Term Advances prepaid or repriced on or prior to December 31, 2013 in connection with a Repricing Transaction.

“Threshold Amount” means $25,000,000.

“Total Adjusted Operating Cash Flow” means, for any period, the cumulative amount of cash receipts for the Company and its Subsidiaries minus the cumulative amount of cash operating disbursements for the Company and its Subsidiaries on a consolidated basis (excluding Specified Disbursements), all on a consolidated basis, as set forth in the applicable Cash Budget or Variance Report.

“Trademark Security Agreement” has the meaning specified therefor in the US Security Agreement.

“Transactions” means collectively, (a) the entering into of the Loan Documents to be executed on the Closing Date and the incurrence of all initial Advances and the issuance of all Letters of Credit issued or deemed to have been issued on the Closing Date, (b) the repayment of all principal and interest outstanding under the Prepetition Credit Agreement and cash collateralization of certain letters of credit issued thereunder, in each case on the Closing Date and (c) the payment of fees, costs and expenses in connection with the foregoing and with the Cases.

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“Trigger Period” means (a) any period during which any Event of Default shall have occurred and be continuing and (b) each period commencing on a date that Excess Availability is less than the Threshold Amount, and continuing until the date Excess Availability shall have been equal to or greater than the Threshold Amount for 60 consecutive days.

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a LIBOR Rate Loan denominated in Dollars, a LIBOR Rate Loan denominated in Euros or a Swingline Loan.

“UK Collection Account” means each account established at a UK Collection Bank subject to a Control Agreement into which funds shall be transferred as provided in Section 2.15(a)(ii).

“UK Collection Banks” has the meaning specified therefor in Section 2.15(a)(ii).

“UK Contribution Notice” means a contribution notice issued by the Pensions Regulator under s38 or s47 of the United Kingdom’s Pensions Act 2004.

“UK Control Accounts” means, collectively, the UK Collection Account, the UK Disbursement Accounts and the Securities Accounts of any UK Loan Party, but excluding any Excluded Accounts.

“UK Disbursement Account” means each checking and/or disbursement account of the UK Loan Parties for their general corporate purposes, including for the purpose of paying the UK Loan Parties’ trade payables and other operating expenses.

“UK Dominion Account” has the meaning specified therefor in Section 2.15(d)(ii).

“UK Financial Support Direction” means a financial support direction issued by the Pensions Regulator under s43 of the United Kingdom’s Pensions Act 2004.

“UK Guarantors” means Exide Technologies (Transportation) Limited, a limited liability company established under the laws of England and Wales, and GNB Industrial Power UK Ltd, a limited liability company established under the laws of England and Wales, and each other Foreign Guarantor organized in the United Kingdom.

“UK Guaranty” means the general continuing guaranty, dated as of the Closing Date, executed and delivered by each extant UK Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance satisfactory to Agent in its Permitted Discretion.

“UK Loan Parties” means the UK Guarantors.

“UK Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the United Kingdom’s Pensions Act 2004, as amended. “Underlying Issuer” means JPMorgan or one of its Affiliates.

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“Underlying Letter of Credit” means a Letter of Credit that has been issued by an Underlying Issuer.

“Unfunded Current Liability” means the amount, if any, by which the actuarial present value of accumulated benefits of any Plan subject to Title IV of ERISA as of the close of its most recent plan year, determined using actuarial assumptions at such time consistent with those prescribed by Financial Accounting Standards No. 87, exceeds the fair market value of the assets allocable to such liabilities.

“United States”, “US” or “U.S.” means the United States of America.

“Unrestricted Cash” means (x) at any time on or prior to the date on which the Final Financing Order is entered, the aggregate amount of unrestricted cash and Cash Equivalents held at such time by the Loan Parties and the Restricted Subsidiaries and (y) at any other time, the aggregate amount of unrestricted cash and Cash Equivalents subject to the Agent’s Liens and held at such time by the Loan Parties and in accounts as to which the arrangements set forth in Schedule 3.1A or Schedule 3.1B or otherwise required under Section 2.15 of this Agreement have been complied with; provided, in each case, that cash and Cash Equivalents subject to Liens related to the Loan Documents or created under the Financing Orders shall not constitute restricted cash or Cash Equivalents.

“Unrestricted Subsidiary” means each Subsidiary of the Company identified as an “Unrestricted Subsidiary” on Schedule 4.1(c) as of the Closing Date and each other Subsidiary which becomes an Unrestricted Subsidiary in accordance with Section 5.18; provided that no Loan Party shall be permitted to become an Unrestricted Subsidiary in accordance with Section 5.18.

“US Borrower” has the meaning specified therefor in the preamble to the Agreement.

“US Borrowing Base” means, as of any date of determination, the result of:

(a) 85% of the amount of Eligible US Accounts; minus

(b) the amount, if any, of the applicable Dilution Reserve; plus

(c) 85% times the most recently determined Net Liquidation Percentage times the value (calculated at the lower of cost or market on a basis consistent with Company’s historical accounting practices) of the Eligible US Inventory; minus

(d) the aggregate amount of reserves (other than the Dilution Reserve, if any), if any, established by Agent under Section 2.1(c) of the Agreement with respect to the US Borrowing Base of the US Borrower.

“US Collateral” means the assets and property of the US Loan Parties described in the US Security Documents or on which Liens have been granted pursuant to the Financing Order as security for the Obligations.

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“US Collection Account” means each account established at a US Collection Bank subject to a Control Agreement into which funds shall be transferred as provided in Section 2.15(a)(i).

“US Collection Banks” has the meaning specified therefor in Section 2.15(a)(i).

“US Control Accounts” means, collectively, the US Collection Account, the US Disbursement Accounts and the Securities Accounts of any US Loan Party, but excluding any Excluded Accounts.

“US Disbursement Account” means each checking and/or disbursement account of the US Loan Parties for their general corporate purposes, including for the purpose of paying the US Loan Parties’ trade payables and other operating expenses.

“US Dominion Account” has the meaning specified therefor in Section 2.15(d)(i).

“US Guarantors” means (a) the US Borrower and (b) each other Person that becomes a US Guarantor after the Closing Date pursuant to Section 5.12(a) of the Agreement.

“US Guaranty” means the general continuing guaranty, dated as of the Closing Date, executed and delivered by each extant US Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance satisfactory to Agent in its Permitted Discretion.

“US Joinder Agreement” means a joinder agreement substantially in the form of Exhibit J-1.

“US Letter of Credit” means a Letter of Credit issued on behalf of the US Borrower.

“US Loan Parties” means the US Borrower and the US Guarantors.

“US Security Agreement” or the “Security Agreement” means the security agreement, dated as of the Closing Date, executed and delivered by the US Loan Parties to Agent, in form and substance satisfactory to Agent in its Permitted Discretion.

“US Security Documents” means the US Security Agreement, the Control Agreements, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Mortgages (if any) and any other mortgages, pledge agreements, security agreements and other security documents entered into from time to time by any US Loan Party pursuant the Agreement, including any pledge by the US Borrower of its interests in the Foreign Borrower to secure the Obligations, as each such document may be modified, supplemented or amended from time to time in accordance with the terms thereof. The US Security Documents shall supplement, and shall not limit, the grant of Liens on and security interests in US Collateral pursuant to the Financing Orders.

“US Subsidiary” means any Subsidiary that is organized under the laws of the United States or the District of Columbia.

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“Variance Period” has the meaning specified therefor on Schedule 5.1 of the Agreement.

“Variance Report” has the meaning specified therefor on Section 5.1 of the Agreement

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.

“Wholly-Owned Foreign Subsidiary” means, as to any Person, any Wholly-Owned Subsidiary of such Person that is a Foreign Subsidiary of such Person.

“Wholly-Owned Subsidiary” means, as to any Person, (i) any corporation 100% of whose capital Stock (other than director’s qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person owned at such time 100% of the Stock of such partnership, limited liability company, association, joint venture or other entity such time; provided that any Foreign Subsidiary of such Person at least 90% of whose Stock is owned by such Person and/or one or more Wholly-Owned Subsidiaries (determined after giving effect to this proviso) of such Person at such time shall be deemed to be a Wholly-Owned Subsidiary of such Person.

“Withdrawal Date” means the date, following the effectiveness of an Activation Notice, on which any Loan Party makes a withdrawal of any funds from the applicable Dominion Account in accordance with Section 2.15.

“Withdrawal Notice” means a Withdrawal Notice substantially in the form of Exhibit W-1.

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EXHIBIT A-1

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of                      between                      (“Assignor”) and                      (“Assignee”). Reference is made to the Credit Agreement described in Annex I hereto (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

1. In accordance with the terms and conditions of Section 13 of the Credit Agreement, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and [the Assignor’s portion of the outstanding Advances][and][the Assignor’s Commitments], all to the extent specified on Annex I.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, encumbrance or other adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by the Borrowers to Assignor with respect to Assignor’s share of [the outstanding Advances][and][Commitments] assigned hereunder, as reflected on Assignor’s books and records.

3. The Assignee (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (b) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (c) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (d) confirms that it is an Eligible Transferee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in

70

accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (g) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

4. Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to the Agent for recording by the Agent. The effective date of this Assignment Agreement (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by Agent for its sole and separate account a processing fee in the amount of $3,500 (if required by the Credit Agreement), (c) the receipt of any required consent of the Agent, and (d) the date specified in Annex I.

5. As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Assignment Agreement, including such assigning Lender’s obligations under Article 15 and Section 17.9(a) of the Credit Agreement.

6. On the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.

7. This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by facsimile or other electronic transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

8. THE VALIDITY OF THIS ASSIGNMENT AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR]

as Assignor

By
Name:
Title:

[NAME OF ASSIGNEE]

as Assignee

By
Name:
Title:

72

[CONSENTED TO AND] ACCEPTED THIS

             DAY OF                     ,

JPMorgan Chase Bank, N.A., as Agent

By
Name:
Title:

73

ANNEX FOR ASSIGNMENT AND ACCEPTANCE AGREEMENT

ANNEX 1

•

Borrowers: Exide Technologies, a Delaware corporation, as a debtor and debtor-in-possession (the “Company”) and Exide Global Holding Netherlands C.V., a limited partnership organized under the laws of the Netherlands (the “Foreign Borrower” and, together with the Company, the “Borrowers”)

1.	Name and Date of Credit Agreement:

Superpriority Debtor-in-Possession Credit Agreement, dated as of [•], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the lenders party thereto from time to time (the “Lenders”) and JPMorgan Chase Bank, N.A., as agent for the Lenders (in such capacity, the “Agent”)

Date of Assignment Agreement:

2.	Facility: [Term Facility][Multicurrency Revolver Facility][Dollar Revolver Facility]

3.	Amounts:

Assigned Amount of Commitment:	$

Assigned Amount of Advances:	$

Settlement Date:

Purchase Price:	$

4.	Notice and Payment Instructions, etc.:

Assignee:	Assignor:

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EXHIBIT B-1

FORM OF BORROWING BASE CERTIFICATE

[INSERT DATE]

Reference is made to that certain Superpriority Debtor-In-Possession Credit Agreement (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the “Credit Agreement”), dated as of [ ], 2013, by and among EXIDE TECHNOLOGIES, a Delaware corporation, as a debtor and debtor-in-possession (the “Company”), EXIDE GLOBAL HOLDING NETHERLANDS C.V., a limited partnership organized under the laws of the Netherlands (the “Foreign Borrower” and, together with the Company, the “Borrowers”), the lenders party thereto from time to time (the “Lenders”) and JPMorgan Chase Bank, N.A., as agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used in this Borrowing Base Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to Schedule 5.2 of the Credit Agreement, the undersigned Responsible Officer of the Company hereby certifies, solely in his/her capacity as a Responsible Officer and not in any individual capacity, that the items set forth on Schedule 1 hereto, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items, are true and correct in all material respects.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Borrowing Base Certificate is executed by the undersigned as of the date first written above.

EXIDE TECHNOLOGIES

By:

Name:

Title:

2

Schedule 1

[Exide Technologies Borrowing Base Report]

[Attached.]

3

Exide

Borrowing Base - Cover Page

For Period Ending XX

In ‘000 US$

	Domestic (1)	Foreign	Consolidated
Net A/R Agings			—
Less unapplied cash	—	—	—
Less Total A/R ineligibles			—
Eligible Accounts Receivable, before Advance Rate	—	—	—
Advance Rate	85%	85%	85%
Available A/R, before Reserves	—	—	—
Less Dilution Reserve (Amount > 5%)
Less Total A/R Reserves

A. Total A/R Availability	—	—	—

Gross Inventory		NA	—
Less Total Inventory Ineligibles		NA	—
Eligible Inventory, before Advance Rate		NA	—
NOLV% per most recent appraisal	57.1%	NA	57.1%
85% of NOLV	48.5%	NA	48.5%
Available Inventory, before Reserves	—	NA	—
Less Total Inventory Reserves		NA	—

B. Total Inventory Availability	—	NA	—

C. Less Other Reserves

D. Less Foreign Availability > $60mm (2)	—	—	—

E. Borrowing Base Calculation - Lower of:
(i) Total Borrowing Base Availability	—	—	—
Maximum Dollar Revolver amount [$mm]
Maximum Multicurrency Revolver amount [$mm]
(ii) Maximum Total Loan Amount
Borrowing Base Calculation	—	—	—
Less
Dollar Revolver Loan Balance - as of x/x/xx	—	—	—
Multicurrency Revolver Loan Balance - as of x/x/xx
Outstanding L/Cs		—

F. Total Excess Availability	—	—	—

Footnote:

(1)	Domestic assets equal US and Canadian A/R and inventory
(2)	Foreign BB attributable to BB Foreign Guarantors (other than Canada Guarantors)

Officer’s Certification:

Pursuant to the Credit Agreement dated as of June 9, 2013, the undersigned Responsible Officer of Exide Technologies certifies that the information provided in this Borrowing Base Certificate to JPMorgan Chase Bank, N.A., as Administrative Agent, is true and correct based on the accounting records of Exide and its subsidiaries

Exide

Name
Title

2